Exhibit 10.23

LANTANA RIDGE

OFFICE LEASE

BY AND BETWEEN

LANTANA RIDGE JV, LLC

AND

YETI COOLERS, LLC

DATED JANUARY 27, 2016

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15.	ASSIGNMENT AND SUBLETTING		23
	15.1	Limitation	23
	15.2	Notice of Intent to Assign or Sublet	24
	15.3	Landlord’s Consent	24
	15.4	Profits	25
	15.5	Costs	26
	15.6	Permitted Transfers	26
16.	LANDLORD’S RESERVED RIGHTS		27
	16.1	Right of Entry	27
	16.2	Building and Common Areas	28
	16.3	Name	29
17.	INDEMNIFICATION AND WAIVER		29
	17.1	Indemnity	29
	17.2	Waiver	30
18.	DEFINITION OF LANDLORD		30
19.	SUBORDINATION		31
	19.1	Subordination	31
	19.2	Attornment	31
	19.3	Notice to Landlord’s Mortgagee	31
	19.4	Landlord’s Mortgagee’ s Protection Provisions	31
20.	INTENTIONALLY DELETED		32
21.	SURRENDER OF PREMISES AND REMOVAL OF PROPERTY		32
	21.1	No Merger	32
	21.2	Surrender of Premises	32
	21.3	Disposal of Property	33
22.	HOLDING OVER		33
23.	DEFAULTS AND REMEDIES		33
	23.1	Defaults by Tenant	33
	23.2	Landlord’s Remedies	35
	23.3	Waivers by Tenant	37
	23.4	Repossession	37
	23.5	Methodology of Calculating Charges	38
	23.6	Right of Landlord to Injunction; Remedies Cumulative	38
	23.7	Waiver of Landlord’s Lien	38
	23.8	Waiver of Jury Trial	38
	23.9	Definition of Tenant	39
	23.10	Tenant’s Obligation Not Dependent	39
24.	COVENANT AGAINST LIENS		39
25.	INTEREST ON TENANT’S OBLIGATIONS; LATE CHARGES		40
	25.1	Interest	40
	25.2	Late Charge	40
26.	QUIET ENJOYMENT		40
27.	PARKING FACILITIES; AMENITIES		40
	27.1	Parking	41
	27.2	Project Amenities	41

28.	BROKERS		42
29.	RULES AND REGULATIONS		42
30.	SIGNAGE		43
	30.1	Directory	43
	30.2	Directional Signs	43
	30.3	Monument Signage	43
	30.4	Building Signage	44
	30.5	Transferee Rights to Signage	44
31.	PERSONAL PROPERTY TAXES		44
32.	GENERAL PROVISIONS		45
	32.1	No Waiver	45
	32.2	Terms; Headings	45
	32.3	Entire Agreement; Electronic Records	45
	32.4	Successors and Assigns	45
	32.5	Notices	46
	32.6	Severability	46
	32.7	Time of Essence	46
	32.8	Governing Law	46
	32.9	Attorneys’ Fees	46
	32.10	Light and Air	46
	32.11	Bankruptcy Prior to Commencement	46
	32.12	Force Majeure	47
	32.13	Applicable Laws	47
	32.14	Estoppel Certificate	47
	32.15	Examination of Lease	47
	32.16	Limitation on Liability	47
	32.17	Representations	48
	32.18	Memorandum of Lease	50
	32.19	Landlord’s Fees	50
	32.20	Landlord’s Knowledge	50
33.	DTPA WAIVER		50
34.	HAZARDOUS MATERIALS		51
35.	COUNTERPARTS		51
36.	RELATION OF PARTIES		52
37.	JOINT AND SEVERAL LIABILITY		52
38.	APPRAISAL OF THE PROJECT		52
39.	FINANCIAL REPORTS		52
40.	CONFIDENTIALITY		52
41.	NO CONSTRUCTION CONTRACT		53
42.	ABATED RENT BUY-OUT		53
43.	USURY		54
44.	SPECIAL PROVISIONS		54
	44.1	Renewal Option	54
	44.2	Roof; Additional Equipment	56
	44.3	Security Access	59
	44.4	Right to Go Dark	59
	44.5	Traffic Light	59
	44.6	Management	59
	44.7	Termination Right	60

LEASE SUMMARY

This lease summary (“Lease Summary”) is made a part of the Lease and it shall be incorporated into the provisions thereof; provided, however, that to the extent that there exists a conflict between this Lease Summary and the Lease, the Lease shall govern.

Lease Date:	January 29, 2016

Landlord:	Lantana Ridge JV LLC, a Delaware limited liability company

Tenant:	YETI Coolers, LLC, a Delaware limited liability company

Building(s):

Building I (being the eastern most building) and Building II (being the western most building) to be constructed on land located at 7601 Southwest Parkway, Austin, Texas 78735 (the “Land”) as part of the Project known as Lantana Ridge.

Premises:

Building I containing approximately 87,500 rentable square feet and Building II containing approximately 87,500 rentable square feet (for a total of 175,000 rentable square feet as described on the floor plan attached hereto as Exhibit A and made a part hereof.

The rentable square feet of the Buildings shall be measured in accordance with BOMA Standards ANSI-BOMA Z65.l-2010, method b, as amended, by the Landlord’s architect for the Building promptly after Project Completion (as hereinafter defined) and Landlord shall provide Tenant with the architect’s determination. Tenant shall have the right to verify all of such square footage calculations. The Base Rent and all other sums under this Lease which are calculated based on the square footage of the Premises or Buildings shall be adjusted accordingly.

Commencement Date:	The earlier of (a) the date on which Tenant occupies any portion of the Premises and begins conducting business therein or (b) 150 days following the Delivery Date (as hereinafter defined).

Term:	Approximately one hundred twenty (120) months, commencing on the Commencement Date and ending on the last day of the 120th full calendar month following the Commencement Date (the “Expiration Date”)

Base Rent:	Subject to the abatement of Base Rent provided below, Base Rent shall be the following amounts for the following periods of time:

Period	Annual Base Rent	Monthly Base Rent	Annual Rate Per Sq. Ft.
1-12*	$4,200,000.00	$350,000.00	$24.00
13-24	$4,326,000.00	$360,500.00	$24.72

1

25-36	$4,455,500.00	$371,291.67	$25.46
37-48	$4,590,250.00	$382,520.83	$26.23
49-60	$4,726,750.00	$393,895.83	$27.01
61-72	$4,868,500.00	$405,708.33	$27.82
73-84	$5,015,500.00	$417,958.33	$28.66
85-96	$5,166,000.00	$430,500.00	$29.52
97-108	$5,320,000.00	$443,333.33	$30.40
109-120	$5,481,000.00	$456,750.00	$31.32

*See Section 5.2 regarding Abatement Period

Permitted Use:	See Section 3.

Security Deposit:	$623,875.00

Guarantor:	None.

Addresses for Notice:	To Landlord:
Lantana Ridge JV LLC c/o Lincoln Property Company 2000 McKinney Avenue, Suite 1000 Dallas, Texas 75201

With a copy to:

Lincoln Property Company 201 W. 5th Street Austin, Texas 78701 Attn: Property Management

And with a copy to:

Metcalfe Wolf Stuart & Williams LLP 221 W. 6th Street, Suite 1300 Austin, Texas 78701 Attn: Nicole D. Castro

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To Tenant: Prior to the Commencement Date:

YETI Coolers, LLC Attn: General Counsel, Bryan Barksdale, Esq. 5301 Southwest Parkway, Suite 200 Austin, TX 78735

On and after the Commencement Date:

YETI Coolers, LLC 7601 Southwest Parkway, Building 1 Austin, TX 78735 Attn: General Counsel

And with a copy to:

Jackson Walker LLP 100 Congress, Suite 1100 Austin, Texas 78701 Attn: Chad Smith

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OFFICE LEASE

THIS OFFICE LEASE (this “Lease”) is made and entered into as of the 29th day of January, 2016 (the “Effective Date”) by and between Landlord and Tenant.

1.                                    Definitions.

All capitalized terms used in this Lease and not specifically defined in the text shall have the meanings ascribed to them in the Lease Summary or in the glossary attached hereto as Exhibit B and hereby made a part hereof.

2.                                    Lease of Premises.

2.1                            Lease.  Subject to the covenants, terms, provisions and conditions of this Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises described in the Lease Summary.  Landlord also hereby grants to Tenant a license to use the Common Area within the Project (which license shall be exclusive to Tenant so long as Tenant leases the entire Premises), subject to the covenants, terms, provisions and conditions of this Lease and Landlord’s rules and regulations therefor.

2.2                            Shell Improvements.  Landlord (a) shall construct the “Shell Improvements” described on Exhibit E and (b) shall complete construction of the parking areas, sidewalks, drive aisles, landscaping and other common area improvements (collectively, the “Site Improvements”).  Shell Improvements and Site Improvements are collectively referred to herein as the “Landlord’s Work.”  Landlord shall commence and diligently prosecute to completion the Landlord’s Work such that the below Milestones are timely achieved.  Except as specifically set forth in Section 2.4 below, Landlord shall not be liable for a failure to deliver possession of the Premises by the applicable Milestone Dates set forth below and (a) the validity of this Lease shall not be affected or impaired thereby, (b) Landlord shall not be in default hereunder or be liable for damages therefor, and (c) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant.  Landlord shall provide Tenant with regular updates as to the progress of completion of the Landlord’s Work and the below Milestones, as well as reasonably satisfactory evidence of completion of each Milestone (as set forth below).  As long as Tenant leases the entire Premises, Landlord shall not construct any other improvements on the Land other than the Landlord’s Work, without the prior written consent of Tenant, such consent not to be unreasonably withheld, conditioned or delayed.

2.3                            Milestones.  Landlord has received its site development permit for the development of the Landlord’s Work prior to the date of this Lease and supplied a copy of the same to Tenant.  Landlord shall use good faith, diligent efforts to achieve the following “Milestones” (herein so called) by the applicable “Milestone Date” (herein so called) set forth below:

Milestone	Milestone Date	Evidence of Completion
Project Commencement	March 1, 2016	Affidavit from Landlord
Construction Permit Receipt	June 1, 2016	Permit from City of Austin
Building Top Out (joists	October 15, 2016	Letter from Building Architect

and deck on roof)
Dried-In (weather tight)	December 15, 2016	Letter from Building Architect
Permanent Power	December 15, 2016	Letter from Building Architect
Delivery Date	January 15, 2017	Final inspection certificate of base building fire protection system by City of Austin
Project Completion	January 15, 2017	Shell Certificate of Compliance

The Land is currently in “shovel ready” condition so Project Commencement could commence at any time.  At such time as Landlord has achieved each applicable Milestone, Landlord shall deliver to Tenant the documents set forth above as evidence of such completion of the Milestone.  Each Milestone is more particularly defined in Exhibit 8 to the Lease.  Each of the foregoing Milestone Dates shall be extended one day for each day of Force Majeure Events or a Tenant Delay to the extent such Force Majeure Event or Tenant Delay actually resulted in a failure to meet the applicable Milestone Date and all references in this Lease to a Milestone Date shall mean the Milestone Date as so adjusted.  Landlord and Tenant agree to use commercially reasonable efforts to mitigate delays caused by Force Majeure Events or Tenant Delays.  In no event shall any delays associated with Landlord’s financing or permitting or code compliance be considered a Force Majeure Event.  The foregoing Milestone Dates may also be adjusted based on mutual written agreement of Landlord and Tenant to reflect the actual conditions pertaining to the construction of the Landlord’s Work.  Subject to the foregoing right to adjust such Milestone Dates for Force Majeure Events or Tenant Delay or by mutual agreement, Landlord acknowledges and agrees that Tenant requires the Shell Improvements to be delivered on the Delivery Date to permit Tenant to begin its Tenant Improvement work in the Premises.  Landlord agrees to use commercially reasonable efforts, at Landlord’s cost and expense, to correct any delays caused by Landlord, including overtime and additional labor if necessary, in an effort to achieve the applicable Milestones by the applicable Milestone Date.  In the event Landlord’s progress reports indicate any delays in Landlord’s Work that are a result of a Tenant Delay, then Landlord shall notify Tenant of such Tenant Delay within five (5) business days of Landlord becoming aware of same and Tenant shall be responsible for the costs incurred by Landlord to mitigate such Tenant Delay, including costs associated with accelerating the Landlord’s Work in an effort to achieve the applicable Milestones by the applicable Milestone Date despite such Tenant Delay.

2.4                            Remedies for Failure to Meet Milestone Dates.

(a)                               Project Commencement.  Tenant shall have the option to terminate this Lease if Project Commencement has not occurred by the applicable Milestone Date for Project Commencement.  If Tenant becomes entitled to terminate the Lease pursuant to this Paragraph 2.4(a}, such option must be exercised within ten (10) days following the Project Commencement Milestone Date by delivery of written notice of such election to Landlord.  If Tenant timely terminates this Lease pursuant to this Paragraph 2.4(a), then this Lease shall terminate and Landlord and Tenant shall have no further obligations or liabilities hereunder (except any and all monies deposited by Tenant shall be returned to Tenant), except those obligations that survive termination.  If Tenant fails to timely exercise such termination option, or if Project Commencement occurs within such 10-day period, then the Lease shall continue in full force and effect.  If Tenant timely terminates this Lease pursuant to this Paragraph 2.4(a), Landlord shall reimburse Tenant for Tenant’s actual and reasonable out-of-pocket costs for legal fees, engineering and design fees, and construction costs incurred by Tenant in connection with this Lease from and after the effective date of the Lease until the termination notice.  In no event shall Landlord’s total liability for the foregoing costs exceed $75,000.  Landlord shall reimburse Tenant for such costs (subject to the foregoing cap of $75,000) within thirty (30) days of receipt of a statement from Tenant accompanied by copies of invoices evidencing such costs.  The foregoing obligation shall survive termination of this Lease.

(b)                              Construction Permit Receipt.  Provided this Lease has not been earlier terminated pursuant to Tenant’s rights as set forth herein, if Landlord does not achieve the Construction Permit Receipt Milestone by the Construction Permit Receipt Milestone Date, then Tenant shall be entitled to one (1) day of free Base Rent (the “Construction Permit Receipt Abatement”) for each day following the Construction Permit Receipt Milestone Date until the earlier of the date the Construction Permit Receipt Milestone is achieved or the 30th day following the Construction Permit Receipt Milestone Date.  If the Construction Permit Receipt Milestone has not been achieved within 30 days following the Construction Permit Receipt Milestone Date, then the Construction Permit Rental Abatement shall be increased to two (2) days of free Base Rent for each day of delay beginning on the 31st day following the Construction Permit Receipt Milestone Date until the Construction Permit Receipt Milestone is achieved.  The foregoing Construction Permit Receipt Abatement shall be based on the Base Rent for the entire Premises, and such abatement shall not include Tenant’s Pro Rata Share of Operating Expenses.  Tenant shall have the option to terminate this Lease if the Construction Permit Receipt Milestone has not occurred within sixty (60) days following the Construction Permit Receipt Milestone Date.  If Tenant becomes entitled to terminate the Lease pursuant to this Paragraph 2.4(b), such option must be exercised within 65 days following the Construction Permit Receipt Milestone Date by delivery of written notice of such election to Landlord.  If Tenant timely terminates this Lease pursuant to this Paragraph 2.4(b), then this Lease shall terminate and Landlord and Tenant shall have no further obligations or liabilities hereunder (except any and all monies deposited by Tenant shall be returned to Tenant), except those obligations that survive termination .  If Tenant timely terminates this Lease pursuant to this Paragraph 2.4(b), Landlord shall reimburse Tenant for Tenant’s actual and reasonable out-of-pocket costs for legal fees, engineering and design fees, and construction costs incurred by Tenant in connection with this Lease from and after the effective date of the Lease until the termination notice.  In no event shall Landlord’s total liability for the foregoing costs exceed $500,000.  Landlord shall reimburse Tenant for such costs (subject to the foregoing cap of $500,000) within thirty (30) days of receipt of a statement from Tenant accompanied by copies of invoices evidencing such costs.  The foregoing obligation shall survive termination of this Lease.  Notwithstanding the foregoing.  in the event Tenant does not timely terminate pursuant to this Paragraph 2.4(b), and Landlord subsequently achieves the Delivery Date Milestone and the Project Completion Milestone by the applicable Milestone Dates, then notwithstanding such delay in the Construction Permit Receipt Milestone, Tenant shall not be entitled to the Construction Permit Receipt Abatement; it being agreed that such Construction Permit Receipt Abatement shall be null and void.

(c)                               Interim Milestones.  Provided this Lease has not been earlier terminated pursuant to Tenant’s rights as set forth herein, if Landlord does not achieve the Building Top Out Milestone, Dried-In Milestone or Permanent Power Milestone (collectively referred to herein as the “Interim Milestones” and individually as an “Interim Milestone”), by the applicable Milestone Date for each such Interim Milestone, then Tenant shall be entitled to one (1) day of free  Base Rent (the “Interim Milestone Abatement”) for each day following the applicable Milestone Date until the earlier of the date the applicable Interim Milestone is achieved or the 30th day following the applicable Milestone Date.  If the applicable Interim Milestone has not been achieved within 30 days following the applicable Milestone Date, then the Interim Milestone Abatement shall be increased to two (2) days of free Base Rent for each day of delay beginning on the 31st day following the applicable Milestone Date until the applicable Interim Milestone is achieved.  The foregoing Interim Milestone Abatement shall be based on the Base Rent for the entire Premises, and such abatement shall not include Tenant’s Pro Rata Share of Operating Expenses.  Notwithstanding the foregoing, in the event Landlord subsequently achieves the Delivery Date Milestone and the Project Completion Milestone by the applicable Milestone Dates, then notwithstanding such delay in any of the Interim Milestones, Tenant shall not be entitled to the Interim Milestone Abatement; it being agreed that such Interim Milestone Abatement shall be null and void.

(d)                             Delivery Date and Project Completion.  Provided this Lease has not been earlier terminated pursuant to Tenant’s rights as set forth herein, if Landlord does not achieve the Delivery Date Milestone and the Project Completion Milestone (collectively referred to herein as the “Delivery/Completion Milestones” and individually as the “Delivery/Completion Milestone”) by the applicable Milestone Date, then Tenant shall be entitled to one (1) day of free Base Rent (the “Delivery/Completion Milestone Abatement”) for each day following the applicable Milestone Date until the earlier of the date the applicable Delivery/Completion Milestone is achieved or the 15th day following the applicable Delivery/Completion Milestone Date.  If the applicable Delivery/Completion Milestone has not been achieved within 15 days following the applicable Delivery/Completion Milestone Date, then the Delivery/Completion Milestone Abatement shall be increased to two (2) days of free Base Rent for each day of delay beginning on the 16th day following the applicable Delivery/Completion Milestone Date until the applicable Delivery/Completion Milestone is achieved.  The foregoing Delivery/Completion Milestone Abatement shall be based on the Base Rent for the entire Premises, and such abatement shall not include Tenant’s Pro Rata Share of Operating Expenses.  Tenant shall have the option to terminate this Lease if the applicable Delivery/Completion Milestone has not occurred within sixty (60) days following the applicable Delivery/Completion Milestone Date.  If Tenant becomes entitled to terminate the Lease pursuant to this Paragraph 2.4(b), such option must be exercised within 65 days following the Delivery/Completion Milestone Date by delivery of written notice of such election to Landlord.  If Tenant timely terminates this Lease pursuant to this Paragraph 2.4(d), then this Lease shall terminate and Landlord and Tenant shall have no further obligations or liabilities hereunder (except any and all monies deposited by Tenant shall be returned to Tenant), except those obligations that survive termination.  If Tenant timely terminates this Lease pursuant to this Paragraph 2.4(d), Landlord shall reimburse Tenant for Tenant’s actual and reasonable out-of-pocket costs for legal fees, engineering and design fees, and construction costs incurred by Tenant in connection with this Lease from and after the effective date of the Lease until the termination notice.  In no event shall Landlord’s total liability for the foregoing costs exceed $500,000.  Landlord shall reimburse Tenant for such costs (subject to the foregoing cap of $500,000) within thirty (30) days of receipt of a statement from Tenant accompanied by copies of invoices evidencing such costs.  The foregoing obligation shall survive termination of this Lease.

(e)                               Tenant’s Holdover Costs.  Provided this Lease has not been earlier terminated pursuant to Tenant’s rights as set forth herein, if Landlord does not achieve the Project Completion Milestone by the Project Completion Milestone Date, and if, due solely to Landlord’s delay in achieving the Project Completion Milestone, Tenant is prevented from being able to occupy the Premises for the conduct of business by August 1, 2017 despite commercially reasonable mitigation and acceleration efforts by Tenant and its contractor, then (i) the Commencement Date will be extended on a day-for-day basis for each day of delay (excluding Tenant Delays) after August 1, 2017 and (ii) Landlord shall reimburse Tenant for holdover costs incurred by Tenant in holding over in its existing sublease space plus any other actual damages charged by Tenant’s current landlord and/or sublandlord at its existing sublease space, or, in the event Tenant is forced to evacuate its existing sublease space, any reasonable charges incurred by Tenant in leasing similar space to the Premises in the interim (the “Holdover Amount”).  Such Holdover Amount shall not include the regular (non-premium) rental amount under Tenant’s existing sublease space (the “Sublease Base Rent”) and Landlord shall have no liability for such amount (and if Tenant is in other temporary space instead of the existing sublease space, such Holdover Amount shall not include the amount equal to the Sublease Base Rent for any period Tenant is in such temporary space).  Any such Holdover Amount to which Tenant is entitled shall be applied as an offset to Base Rent due under this Lease.

(f)                                Cap on Liability.  In no event shall Landlord’s total liability for the Holdover Amount as set forth in Paragraph 2.4(e) above plus any rental abatement amounts realized by Tenant as set forth in Paragraph 2.4 exceed $3,000,000.

3.                                    Use of Premises.

The Premises shall be used for general office purposes or for any other legal use permitted by applicable zoning ordinances and Applicable Law as of the date of this Lease and Tenant shall not use, or permit others to use, any portion of the Premises or Tenant’s rights in the Project for the Prohibited Uses.  Without limiting the foregoing, Tenant shall be permitted to use the Premises for a cafeteria/kitchen, a workout facility, a nursing/pumping room, and a new product demonstration/testing lab, in each case for use by Tenant and its employees as an ancillary use to Tenant’s general office use and in accordance with all Applicable Laws.  Tenant shall be permitted to have a security desk at the entrance to the Premises and/or either or both of the Buildings and require all Tenant’s visitors to sign a commercially reasonable nondisclosure agreement.

4.                                    Term and Occupancy of Premises.

The Term shall commence on the Commencement Date and end on the Expiration Date (as such terms are defined in the Lease Summary), unless sooner terminated as provided herein.  By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of items on the Punch List (as defined in Exhibit D) that remain to be performed by Landlord, if any.  Within thirty (30) days of occupying the Premises, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit C hereto confirming the Commencement Date and the Expiration Date of the initial Term; however, the failure of the parties to execute such letter shall not defer the Commencement Date or otherwise invalidate this Lease.

5.                                    Rent.

5.1                            Items Comprising Rent.  In consideration for this Lease, effective as of the Commencement Date, Tenant agrees to pay Landlord the following (hereinafter collectively referred to as “Rent”):

(a)                               Monthly Base Rent as described in the Lease Summary.

(b)                              Tenant’s Pro Rata Share of Operating Expenses for the applicable calendar year, as estimated and reconciled by Landlord in accordance with Section 5.3 below.

(c)                               Those charges which Landlord imposes on Tenant for services pursuant to Section 9.2 of this Lease.

(d)                             Any sums which Tenant becomes obligated to pay as a result of Tenant’s failure to comply with any of the terms and provisions of this Lease.

(e)                               Any other amounts due under this Lease.

5.2                            Time for Payment.  Rent due under subparagraphs 5.1(a) and (b) above shall be payable in advance on the first (1st) day of each calendar month without prior notice or demand or deduction or set-off except as otherwise expressly provided herein.  Notwithstanding the foregoing, the first payment of the first full month of Rent, in an amount disregarding any abated rent periods, shall be due on the date of execution of this Lease.  Landlord shall not be obligated to invoice Tenant monthly for Rent due under subparagraphs (a) or (b).  All other sums due from Tenant shall be due and payable within thirty (30) days following presentation by Landlord of an invoice therefor, unless this Lease specifically provides otherwise.  All Rent shall be payable in United States dollars as directed by Landlord at Landlord’s address provided for in this Lease or such other address as may be specified in writing by Landlord, and shall be accompanied by all applicable state and local sales or use taxes.  Rent for any partial calendar month during the Term shall be prorated on a per diem basis based on a three hundred sixty five (365) day year.  So long as Tenant is not in default beyond any applicable cure periods under the terms and conditions of this Lease as of the date any Base Rent would otherwise be due and owing during the first twelve (12) months of the Term (the “Abatement Period”), Tenant shall be entitled to a credit of Base Rent and Tenant’s Pro Rata Share of Operating Expenses during the Abatement Period for Building II (e.g., if the Commencement Date is July 15, 2017, Base Rent and Tenant’s Pro Rata Share of Operating Expenses shall be abated until July 14, 2018 for Building II).  Said credit shall be used solely to offset Base Rent and Tenant’s Pro Rata Share of Operating Expenses for Building II during the Abatement Period and in no circumstances shall Tenant be paid any amounts pursuant thereto.  Tenant shall continue to be responsible for the payment of all of its other monetary obligations under this Lease during the Abatement Period, including, without limit, Base Rent and Tenant’s Pro Rata Share of Operating Expenses for Building I.  Notwithstanding the foregoing, in the event Tenant occupies Building II and conducts business therein during such Abatement Period, then Tenant shall be responsible for paying for utilities and janitorial expenses incurred for Building II from and after the date of occupancy.  In the event Tenant is in default (after any applicable grace or cure periods) under the terms and conditions of this Lease on the day any installment of Base Rent would have been due hereunder but for the aforesaid abatements of Base Rent and Tenant’s Pro Rata Share of Operating Expenses for Building II during the Abatement Period, then, in such event, the rent abatements as set forth above, shall no longer be in effect and Tenant shall be obligated, during the period of such uncured default, to pay the installments of Base Rent in the amount set forth in the Base Rent Schedule in the Lease Summary and Tenant’s Pro Rata Share of Operating Expenses for Building II.  In the event of a default by Tenant under the terms of this Lease that results in early termination of this Lease, Landlord shall be entitled to the recovery of the unamortized portion of the Base Rent and Tenant’s Pro Rata Share of Operating Expenses abated hereunder, amortized over the Term of this Lease.  In no event shall Tenant be entitled to any extension of the Abatement Period because of any payment of Base Rent or Tenant’s Pro Rata Share of Operating Expenses made due to defaults.

5.3                            Estimates and Annual Reconciliation of Operating Expenses.  On or before the Commencement Date and thereafter prior to the commencement of each calendar year of the Term, or as soon thereafter as possible, Landlord shall furnish to Tenant a statement containing Landlord’s reasonable estimate of Operating Expenses for such year and a calculation of Tenant’s Pro Rata Share, which Landlord may re-estimate at any time.  Thereafter, Tenant shall pay to Landlord one-twelfth of the amount of its Pro Rata Share on each monthly Rent payment date until further adjustment pursuant to this paragraph.  If Landlord’s statement is furnished after the start of the year, then Tenant shall continue to pay the monthly amount of its Pro Rata Share of such expenses due for the prior year and on the next monthly Rent payment date after Landlord’s statement is delivered to Tenant, Tenant shall also pay any excess amounts allocable to the prior months in that year.  Following each calendar year during the Term, Landlord shall furnish to Tenant a statement showing the actual Operating Expenses during said calendar year (“Annual Operating Expenses Statement”).  If the Annual Operating Expenses Statement reveals an underpayment, Tenant shall pay such underpayment to Landlord within thirty (30) days (whether or not this Lease has expired or been terminated) after Landlord delivers the Annual Operating Expenses Statement to Tenant, and if the Annual Operating Expenses Statement shows an overpayment, Landlord shall credit the next monthly rental payment(s) of Tenant with an amount equal to such overpayment, or, if the Term has expired, refund the overpayment to Tenant within thirty (30) days following delivery of the Annual Operating Expenses Statement.  The obligations set forth in this Section 5.3 shall survive the expiration or earlier termination of the Term.  Estimated initial Operating Expenses are currently expected to equal $11.46 per rentable square foot of the Premises.

5.4                            Tenant’s Inspection Right.  Provided no Event of Default then exists, after receiving the Annual Operating Expenses Statement and giving Landlord 30-days’ prior written notice thereof, Tenant may inspect or audit Landlord’s records relating to Operating Expenses for the period of time covered by such Annual Operating Expenses Statement in accordance with the following provisions.  If Tenant fails to object to the calculation of Operating Expenses on an Annual Operating Expenses Statement within 90 days after the statement has been delivered to Tenant, or if Tenant fails to conclude its audit or inspection within 180 days after the statement has been delivered to Tenant, then Tenant shall have waived its right to object to the calculation of Operating Expenses for the year in question and the calculation of Operating Expenses set forth on such statement shall be final.  Tenant’s audit or inspection shall be conducted where Landlord maintains its books and records, shall not unreasonably interfere with the conduct of Landlord’s business, and shall be conducted only during business hours reasonably designated by Landlord.  Tenant shall pay the costs of such audit or inspection, unless the total Operating Expenses for the period in question is determined to be overstated by more than 5% in the aggregate, in which case Landlord shall pay the audit cost.  Tenant may not conduct an inspection or have an audit performed more than once during any calendar year.  Tenant or the accounting firm conducting such audit shall, at no charge to Landlord, submit its audit report in draft form to Landlord for Landlord’s review and comment before the final approved audit report is submitted to Landlord, and any reasonable comments by Landlord shall be incorporated into the final audit report.  If such inspection or audit reveals that an error was made in the Operating Expenses previously charged to Tenant, then Landlord shall refund to Tenant any overpayment of any such costs, or Tenant shall pay to Landlord any underpayment of any such costs, as the case may be, within 30 days after notification thereof.  Provided Landlord’s accounting for Operating Expenses is consistent with the terms of this Lease, standard practices and consistent with the Comparable Buildings, Landlord’s good faith judgment regarding the proper accounting for Operating Expenses (including the decision to include or exclude certain items not specifically stated herein as being included in, or excluded from, Operating Expenses) shall be binding on Tenant in connection with any such audit or inspection (but shall not otherwise limit Tenant’s audit rights contained herein).  Tenant shall maintain the results of each such audit or inspection confidential and shall not be permitted to use any third party to perform such audit or inspection, other than an independent firm of certified public accountants (a) which is not compensated on a contingency fee basis or in any other manner which is dependent upon the results of such audit or inspection (and Tenant shall deliver the fee agreement or other similar evidence of such fee arrangement to Landlord upon request), and (b) which agrees with Landlord in writing to maintain the results of such audit or inspection confidential.  Nothing in this Section 5.4 shall be construed to limit, suspend or abate Tenant’s obligation to pay Rent when due, including Tenant’s Pro Rata Share of Operating Expenses.

5.5                            Operating Expenses Cap. For purposes of calculating Operating Expenses under Section 5.3, the maximum increase in the amount of Controllable Operating Expenses (defined below) that may be included in calculating such Operating Expenses for each calendar year after the first calendar year which includes the Commencement Date (the “Cap Base Year”) shall be limited to 5% per calendar year on a cumulative, compounded basis.  If the Commencement Date is not the first day of the calendar year, then the Operating Expenses for the Cap Base Year shall be annualized for the purpose of calculating the cap on Controllable Operating Expenses.  For example, the maximum amount of Controllable Operating Expenses that may be included in the calculation of such Operating Expenses for each calendar year after the Cap Base Year shall equal the product of the Cap Base Year Controllable Operating Expenses and the following percentages for the following calendar years:  105% for the first year following the Cap Base Year; 110.25% for the second year following the Cap Base Year; 115.76% for the third year following the Cap Base Year; 121.55% for the fourth year following the Cap Base Year; etc.; however, any increases in Operating Expenses not recovered by Landlord due to the foregoing limitation shall be carried forward into succeeding calendar years during the Term (subject to the foregoing limitation) to the extent necessary until fully recouped by Landlord.  “Controllable Operating Expenses” means all Operating Expenses which are within the reasonable control of Landlord; thus, excluding taxes, insurance, utilities, snow removal costs and other weather related costs (including landscape maintenance costs, such as those resulting from infestation, storms, drought and other severe weather), costs incurred to comply with governmental requirements, increased costs due to union or other collective bargaining negotiations, and costs resulting from acts of force majeure.  For the purposes of the previous definition, the cost of services that can be competitively bid shall not be included in Controllable Operating Expenses only if the increase in the expense type in question is comparable to the increase in the same expense type incurred by owners of other Comparable Buildings.  For clarity, all costs associated with Tenant requests for non-scheduled maintenance or repairs, or any above-Comparable Building standard services, shall not be included in Controllable Operating Expenses.

6.                                    Security Deposit.

(a)                               Tenant shall deliver to Heritage Title Company of Austin, Inc. (“Escrow Agent”) upon execution and delivery of this Lease by Tenant the Security Deposit as security for the full and faithful performance of each of the terms hereof by Tenant.  The Security Deposit shall be delivered to Landlord by the Escrow Agent upon Landlord’s achievement of the Delivery Date Milestone and delivery to the Escrow Agent and Tenant of the evidence of completion for such Milestone as set forth in Section 2.3 above.  Landlord and Tenant shall execute a commercially reasonable escrow agreement regarding the escrow of the Security Deposit promptly after execution of this Lease, it being agreed that the Escrow Agent’s standard escrow agreement is commercially reasonable.  Landlord shall be required to keep the Security Deposit separate from its general funds and Tenant shall be entitled to interest thereon.  If an Event of Default occurs, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of such Event of Default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of such Event of Default, including, without limitation, costs and attorneys’ fees incurred by Landlord to recover possession of the Premises.  If any portion of the Security Deposit is so used or applied, Tenant shall, upon demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall constitute an Event of Default.  The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord’s damages upon an Event of Default.

(b)                              Except as expressly set forth in this Lease, Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Building and in this Lease, and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the Security Deposit to the transferee or mortgagee.  Upon such transfer or assignment of the Security Deposit, Landlord shall be deemed released by Tenant from all liability or obligation for the return of the Security Deposit and Tenant shall look solely to such transferee or mortgagee for the return of the Security Deposit.  If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within sixty (60) days following the expiration of the Term and surrender of possession of the Premises to Landlord in compliance with the provisions of this Lease.

7.                                    Failure of Building Systems.

To the extent any of the services described in Section 9 require electricity, gas, water or other services supplied by public or private utility providers, Landlord’s covenants hereunder shall impose on Landlord only the obligation to use commercially reasonable efforts to cause the applicable utility providers to furnish the same, to the extent the same is within Landlord’s control.  Any failure or defect in the services shall not be construed as an eviction of Tenant, entitle Tenant to any damages from Landlord, or, except as expressly provided herein, entitle Tenant to any reduction, abatement, offset, or refund of Rent.  Landlord shall not be in breach or default under this Lease, provided Landlord uses commercially reasonable efforts during normal business hours to restore any such failure to the extent within Landlord’s control) after Landlord receives written notice thereof.  Landlord shall not otherwise be liable to Tenant for any such failure, stoppage or interruption of any services or utilities or unavailability of access to the Project and such shall not be construed as an eviction of Tenant nor shall such entitle Tenant to any reduction, abatement, offset, or refund of Rent or to any damages from Landlord, nor shall Landlord be in breach or default under this Lease.  Tenant hereby waives and disclaims, and agrees not to claim or assert, all present and future rights to assert that any such obligation of Landlord entitles Tenant to any counterclaim or any reduction, abatement, offset, or refund of Rent.  Notwithstanding the foregoing, commencing on the fifth (5th) consecutive business day following Tenant’s written notice to Landlord advising of a service failure within Landlord’s control and is not caused by a casualty (in which case Section 13 controls), a taking (in which case Section 14 controls), Tenant or a Tenant Party, a governmental directive, or a failure of the utility provider to furnish necessary services, Tenant shall be entitled to an equitable diminution of Rent based upon the pro rata portion of the Premises which is rendered unfit for occupancy for the permitted use beginning on the first business day following the end of such 5 business-day period and continuing until such time as the services are restored or Tenant recommences business operations in the applicable portion of the Premises.  Notwithstanding the foregoing, if the unavailability of any critical service prevents Tenant from making reasonable use of a material portion of the Premises for more than sixty (60) consecutive days, the restoration of which is within Landlord’s reasonable control and is not caused by a casualty, a taking, Tenant or Tenant Party, a governmental directive, or a failure of the utility provider to furnish necessary services, Tenant may, at its option, by delivering written notice thereof to Landlord and Landlord ‘s mortgagee before the earlier of the date such services are restored or ten days after such 60-day period, either (i) terminate this Lease and the parties hereto shall be relieved of all liabilities and obligations hereunder (other than those which expressly survive termination) as of the date of Tenant’s written notice of termination, or (ii) remedy such failure, in which case Landlord will reimburse Tenant for its actual out-of-pocket costs incurred in remedying such failure within thirty (30) days following receipt of an invoice evidencing such costs.  Notwithstanding the foregoing, if Landlord is diligently performing the physical work necessary to restore such services, such 60-day period shall be extended for so long as Landlord is diligently pursuing the restoration in good faith.  As used herein, “critical services” means electrical service, elevator service, HVAC service, sewer service or water service to the Premises.  The foregoing 5 business day period and 60 day period shall be extended on a dayfor-day basis for each day of Force Majeure Events.

8.                                    AS-IS.  TENANT AGREES THAT IT IS NOT RELYING ON AND HEREBY DISCLAIMS ANY WARRANTY OR REPRESENTATION MADE BY LANDLORD, LANDLORD’ S AGENTS, OR ANY BROKER CONCERNING THE USE OR CONDITION OF THE PREMISES, COMMON AREAS OR THE PROJECT.  TENANT ACKNOWLEDGES AND AGREES THAT IT ACCEPTS THE PREMISES IN THEIR “AS-IS, WHERE IS” PHYSICAL CONDITION AS OF THE DELIVERY DATE, WITHOUT ANY OBLIGATION BY LANDLORD TO PAINT, REDECORATE, OR

PERFORM ANY OTHER WORK IN, ON OR ABOUT THE PREMISES AT ANY TIME, EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS LEASE.  LANDLORD, ANY AGENT OF LANDLORD AND ANY BROKER HAVE NOT MADE, AND WILL NOT MAKE, ANY WARRANTY OR REPRESENTATION OF ANY KIND, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PREMISES, THE BUILDING, COMMON AREAS OR ANY OTHER PORTION OF THE PROJECT.  LANDLORD EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY OF SUITABILITY, HABITABILITY OR MERCHANTABILITY.  Notwithstanding the foregoing, Landlord represents and warrants to Tenant that as of the Project Completion, (i) the Shell Improvements shall be in good and clean operating condition and repair, (ii) the electrical, mechanical, HVAC, plumbing, sewer, elevator and other systems serving the Buildings and installed as part of Landlord’s Work will be in good operating condition and repair, (iii) the roof of the Buildings will be in good condition and water tight, (iv) to Landlord’s current actual knowledge, the Landlord’s Work will not be in violation of municipal, state and federal statutes, rules, regulations, ordinances, requirements and orders then in effect, including without limitation, all applicable statutes, rules, regulations, ordinances, requirements or orders requiring installation of fire sprinkler systems, seismic reinforcement and related alterations, removal of asbestos, and compliance with ADA and fire/safety.

9.                                    Utilities and Services.

9.1                            Landlord Obligations.  Landlord shall furnish the following services and utilities to the Premises, the cost of which shall be included in Operating Expenses except as specifically provided otherwise herein, subject to Landlord’s reasonable rules and regulations from time to time (and except during emergencies).

(a)                               HVAC.  Landlord shall furnish heating, ventilation and air conditioning (“HVAC”) in accordance with HVAC provided in other Comparable Buildings, as determined by Landlord and as described in Exhibit E attached hereto.  Tenant shall not, without Landlord’s prior written consent, use any equipment or lighting, so that heat generated by such use or occupancy affects the ambient temperature otherwise maintained in the Premises by the HVAC system under normal operation.  Subject to Applicable Law, there shall be no density limitations on Tenant’s occupancy of the Premises.  In the event such use or occupancy affects the ambient temperature, as determined by Landlord, Landlord shall have the right to install any machinery or equipment which Landlord determines necessary to restore temperature balance, including, without limitation, modifications to the standard air conditioning equipment, and the cost thereof, including the cost of installation and any additional cost of operation and maintenance incurred thereby, shall be paid by Tenant to Landlord upon demand by Landlord .  Landlord makes no representation with respect to the adequacy or fitness of the HVAC equipment in the Building to maintain temperatures which may be required for, or because of, any equipment of Tenant, and Landlord shall have no liability for loss or damage in connection therewith.

(b)                              Electricity.  Subject to emergencies and Force Majeure Events, Landlord shall furnish to the Premises electric current to the Premises in accordance with the following specifications:  (i) 6 watts per Rentable Square Foot for low voltage (120/280 volt) connected load for outlets and other low voltage usage, and (ii) 1 watt per Rentable Square Foot for standard office lighting in accordance with energy code requirements.  Without the prior written consent of Landlord, which Landlord may reasonably refuse, Tenant shall not install or operate any machinery, appliances or equipment in the Premises which will in any way increase the amount of electricity usually furnished or supplied for use of the Premises as general office space; nor connect any apparatus, device, machinery, appliances or equipment (except through existing electrical outlets in the Premises), for the purpose of using electric current.  The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises.  Any risers or wiring required to meet Tenant’s excess electrical requirements shall, upon Tenant’s written request, be installed by Landlord, at Tenant’s cost.  if, in Landlord’s reasonable judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, adversely affect Landlord’s ability to provide reasonable service to the balance of the Building, or interfere with or disturb other tenants of the Building.  Tenant shall be responsible for the cost of all electricity used by Tenant in the Premises.

(c)                               Elevators.  Landlord shall furnish elevator service to the Premises at all times.

(d)                             Water.  Landlord shall make available hot and cold water for normal lavatory and drinking purposes to be drawn from the lavatory.

(e)                               Janitorial.  Landlord shall provide Building standard janitorial services in accordance with the specifications attached hereto as Exhibit F and made a part hereof.  Landlord shall not be required to provide more than Building standard janitorial services for portions of the Premises used for storage, mailroom, kitchen or other ancillary purposes, nor shall Landlord be required to provide janitorial services to areas obstructed or locked by Tenant (except as expressly provided herein), or used as a lavatory, other than the lavatory rooms shown on the floor plan of the Premises attached hereto as Exhibit A, if any.  Tenant may increase the standard janitorial services at Tenant’s expense.

(f)                                Access.  Landlord shall furnish Tenant’s employees access to the Premises and the Parking Facility on a seven (7) day per week, twenty four (24) hour per day basis, subject to emergencies and Force Majeure Events, and subject to compliance with such security measures and rules and regulations as shall from time-to-time be in effect for the Building and/or the Project, and Landlord’s maintenance activities.

(g)                              ADA.  Landlord shall use commercially reasonable efforts to cause the Landlord’s Work (other than the Premises, which shall be the responsibility of Tenant) to meet the requirements imposed by the Americans with Disabilities Act (“ADA”) and Texas Accessibility Standards (“TAS”) as of the Project Completion.  Should the Landlord’s Work not be in compliance with ADA or TAS after the Project Completion due to a change in the ADA or TAS or due to Tenant’s specific use of the Premises, Landlord shall make any changes or alterations required to so comply, it being further agreed that all expenses of such compliance shall be included as Operating Expenses.  Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Applicable Laws and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Applicable Laws.  Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment as provided in this Section 9.1(g).  Any improvements needed to comply with the ADA or the TAS now or in the future in the Premises shall be performed by Tenant, at the sole cost and expense of Tenant.  Further, if, as a result of Tenant’s use and occupancy of the Premises, or the making of any alterations, additions or improvements therein, any additions, alterations or improvements shall be required to be made by Landlord to any part of the Landlord’s Work or the Project to comply with any requirements of ADA or TAS and all regulations thereunder, Tenant shall reimburse Landlord on demand for the cost incurred by Landlord to effect such compliance.

9.2                            Extraordinary Services.  Landlord may impose a charge and establish rules and regulations for any of the following:  (a) additional or unusual janitorial services requested by Tenant in excess of the Building standard janitorial services specified above or required because of any non-building standard improvements in the Premises, the carelessness of Tenant, or the nature of Tenant’s business; (b) the reasonable costs of removal of any refuse and rubbish from the Premises except for discarded material placed in wastepaper baskets and left for emptying as an incident to Landlord’s normal cleaning of the Premises; and (c) any other services requested by Tenant or reasonably required to maintain the Premises in a Class A manner similar to the Comparable Buildings and not otherwise included in Operating Expenses.

9.3                            Telephone.  Tenant shall make its own arrangements for telephone and other communication services, and Landlord shall have no liability or obligation in connection therewith other than to provide reasonable access to the Building telephone closets.

9.4                            Governmental Interruption in Utility Services.   Landlord shall not be liable for damages or otherwise for failure, stoppage or interruption of any services or utilities or unavailability of access to the Project, nor shall the same be construed either as an eviction of Tenant, or result in an abatement of Rent, when such failure is caused by Force Majeure Events.  If any governmental entity imposes mandatory or, suggests or requests voluntary controls or guidelines on Landlord or the Project or any part thereof, relating to the services provided by Landlord, or the reduction of emissions, Landlord may make such alterations to the Building or any other part of the Project related thereto and take such other steps as are necessary to comply with such controls and guidelines, the cost of such compliance and alterations shall be included in Operating Expenses, however, any capital costs shall be amortized over the useful life of such alterations per GAAP accounting and Landlord shall not be liable therefor, for damages or otherwise, nor shall the same be construed either as an eviction of Tenant, or result in an abatement of Rent.  Landlord shall use commercially reasonable efforts to minimize interruption to Tenant’s business as a result of any such governmental interruptions.

10.                            Alterations.

10.1                    Restriction on Alterations.  Except for any Tenant Improvements specifically permitted by this Lease, Tenant shall make no alteration, repair, addition or improvement in, to or about the Premises (collectively, “Alterations”), including, without limitation, the installation of any data or telecommunications cable, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, and it shall be reasonable for Landlord to require, among other things, some or all of the following:  (a) the right to approve the plans and specifications for any work; (b) the right to require supplemental insurance satisfactory to Landlord and naming each of Landlord and Manager as an additional insured; (c) the right to require forms of waivers of liens prior to commencement of work and/or unconditional lien releases for work completed; (d) satisfactory evidence that Tenant has sufficient funds to pay for such Alterations; (e) requirements as to the manner in which work may be performed; and (f) the right to approve the contractor or contractors to perform Alterations.  In addition, all Alterations that involve the installation of data or communications cable shall be subject to the terms and conditions of the voice and data cabling specifications adopted by Landlord from time to time and delivered to Tenant upon Tenant’s request for the same and subject to removal pursuant to Section 10.2 hereof.  Except for Cosmetic Alterations (defined below), any modifications to any Alterations or Tenant Improvements will require the consent of Landlord in accordance with this Section 10.1.

All Alterations shall be compatible with a first class office building complex and completed in accordance with Landlord’s requirements and all applicable rules, regulations and requirements of governmental authorities and insurance carriers.  The outside appearance, character or use of the Building shall not be affected by any Alteration, and no Alteration shall weaken or impair the structure of the Building or create the potential for unusual expenses to be incurred upon the removal of the Alterations and the restoration of the Premises upon the termination of this Lease.  No part of the Building outside of the Premises shall be affected by any Alteration.  The proper functioning of the Building Systems and Service Facilities shall not be affected by any Alteration and there shall be no Alteration which interferes with Landlord’s access to the Building Systems or interferes with the moving of Landlord’s equipment to or from the enclosures containing the Building Systems.  Tenant shall not be permitted to install and make part of the Premises any materials, fixtures or articles which are subject to liens, conditional sales contracts or chattel mortgages other than trade fixtures, furniture and equipment.  Tenant shall reimburse Landlord for its reasonable expenses in reviewing plans and inspecting all Alterations to assure compliance with Landlord’s requirements, including any out of-pocket costs for engineering review.  In addition, Tenant shall pay Landlord a construction supervision fee equal to five percent (5%) of the cost of all Alterations.  Landlord’s review of any such plans or specifications or Alterations shall not constitute an express or implicit covenant or warranty that any such plans or specifications submitted by Tenant or Alterations to be constructed or as constructed by Tenant are safe or that the same comply with Applicable Laws.  Further, Tenant shall indemnify, protect, defend and hold Landlord harmless from any loss, cost or expense, including reasonable attorneys’ fees and costs, incurred by Landlord as a result of any defects in design, materials or workmanship resulting from Alterations.  If requested by Landlord, Tenant shall provide Landlord with copies of all contracts, receipts, paid vouchers, and any other documentation (including, without limitation, “as-built” drawings, air/water, balancing reports, permits and inspection certificates) in connection with the construction of such Alterations.  Tenant shall promptly pay all costs incurred in connection with all Alterations.  Any increase in any tax, assessment or charge levied or assessed as a result of any Alterations shall be payable by Tenant.

Notwithstanding the foregoing, Tenant shall be permitted, without Landlord’s consent, but upon advance notice and upon compliance with Landlord’s construction rules and regulations, to make strictly cosmetic, non-structural additions and alterations to the Premises that do not (i) involve the expenditure of more than $25,000.00 in each instance, (ii) affect the exterior appearance of the Premises or Building, (iii) affect the Building’s electrical, ventilation, plumbing, elevator, mechanical, air conditioning or other systems, (iv) require a building or other permit, or (v) diminish the value of the Premises or Building (“Cosmetic Alterations”).  Tenant shall, prior to the commencement of any Cosmetic Alterations, deliver to Landlord waivers of liens and proofs of contractor insurance, in form reasonably acceptable to Landlord, from all contractors performing such work and plans indicating the nature of the proposed improvements.  Landlord shall not charge a construction supervision fee for Cosmetic Alterations.

10.2                    Removal and Surrender of Fixtures and Alterations.  All Alterations and the Tenant Improvements installed in the Premises which are attached to, or built into, the Premises, shall at the end of the Term become the property of Landlord and shall be surrendered with the Premises; provided, however, Landlord may, by written notice to Tenant, require Tenant to remove, any (i) Alterations, (ii) any structural alteration; and (iii) Tenant Improvements (in each case to the extent Landlord notified that such items must be removed in conjunction with Landlord’ s approval of same).  Notwithstanding the foregoing, in all cases Tenant shall be required to remove, and to restore the Premises or Project, as applicable, to their previous condition, any improvements or signage incorporating Tenant’s name or logo, internal stairwells, vaults, raised flooring, data centers, computer rooms, any alteration, improvement or equipment not complying with Applicable Laws, and, unless Landlord has expressly stated otherwise in writing or as otherwise set forth in Section 27.2, all of Tenant’s Off-Premises Equipment (all such items in this sentence being “Mandatory Removal Items”).  Tenant shall repair any damage to the Premises, the Building and any other part of the Project caused by the removal of any of the foregoing, all at Tenant’s sole expense and to the reasonable satisfaction of Landlord.  Tenant shall have no obligation to remove any data or telecommunications cable, provided that such cabling shall be in proper working condition, terminated at both ends at a connector or other similar equipment, and appropriately labeled or tagged.  The obligations of Tenant under this Section 10.2 shall survive the expiration or earlier termination of the Term.

10.3                    Tenant’s Fixtures.  Tenant shall have the right to install moveable, unattached trade fixtures, machinery and equipment (excluding Alterations, which are governed by Sections 10.1 and 10.2 hereof) required by Tenant or used by it in its business (collectively, “Tenant’s Property”), provided that same do not exceed applicable safe floor loads or otherwise impair Building Systems or the structure of the Building and further provided that Tenant’s Property shall be limited to items normally used for the permitted usage of the Premises.  Except to the extent (if any) paid for by Landlord, in cash or by way of any credit or allowance, including but not limited to the Construction Allowance, provided hereunder, Tenant’s Property shall be and remain Tenant’s personal property and shall be removed by Tenant prior to the end of the Term.  Tenant shall repair and restore any damage to the Premises and Building caused by such installation or removal.

11.                            Maintenance and Repairs.

11.1                    Tenant’s Obligations.  Tenant shall maintain the Premises and Tenant’s Off-Premises Equipment (as defined below) in a clean, safe, and good condition, and shall not permit or knowingly allow to remain any waste or damage to any portion of the Premises.  Additionally,

Tenant, at its sole expense, shall repair, replace and maintain in good condition and in accordance with all Applicable Laws and the equipment manufacturer’s suggested service programs, all of Tenant’s equipment or other property that may be located on or about the Project (other than inside the Premises) (“Tenant’s Off-Premises Equipment”).  Tenant may not install any Tenant’s Off-Premises Equipment without first obtaining the written consent of Landlord.  Tenant shall repair or replace, subject to Landlord’s direction and supervision, any damage to the Building caused by any negligence or willful misconduct of Tenant or any other Tenant Parties.  Tenant shall perform all maintenance, repairs or replacements in a good, workmanlike and lien-free manner, consistent with the quality of labor and materials used in the Building and in accordance with all Applicable Laws.  If Tenant fails to make such repairs or replacements within 15 days after the occurrence of such damage, then Landlord may, at its option, make such repairs or replacements, and Tenant shall pay the cost thereof to Landlord on demand as Rent, together with an administrative charge in an amount equal to ten percent (10%) of the cost of such repairs or replacements.  If any such damage constitutes an emergency situation, occurs outside of the Premises or affects the structure or exterior of the Building or affects the Building Systems, then Landlord may elect to repair such damage at Tenant’s expense, rather than having Tenant repair such damage.  The cost of all maintenance, repair or replacement work performed by Landlord under this Section 11.1 shall be paid by Tenant to Landlord within 30 days after Landlord has invoiced Tenant therefor.  Tenant’s obligations to repair and/or maintain contained in this paragraph shall not include repairs to the structure or exterior of the Building or any repairs or maintenance affecting the Building Systems, regular wear and tear, or items covered by Landlord’s insurance.

11.2                    Landlord’s Obligations.  Subject to Section 13 of this Lease, Landlord shall repair and maintain with reasonable diligence after notice thereof from Tenant, all other portions of the Project not maintained by Tenant pursuant to Section 11.1 above, including damage to the Building Systems installed by Landlord and serving or located on the Premises (including electrical and plumbing) and the structural elements of the Building.  If such maintenance and repair is required by the act, neglect, misuse, fault or omission of any of the Tenant Parties, then Tenant shall pay the cost of such maintenance and repairs within thirty (30) days after Landlord has invoiced Tenant therefor.  If any repairs are required or elected to be made by Landlord.  Tenant shall, at Tenant’s sole cost and expense, promptly remove Tenant’s fixtures, inventory, equipment and other property to the extent required to enable Landlord to make such repairs.

11.3                    Waiver of Liability.  Landlord shall not be liable for any injury to persons or property arising from any repairs, maintenance, alteration or improvement in or to any portion of the Project or the Building, including the Premises, or any personal property located therein, including, without limitation, Tenant’s Property, UNLESS LANDLORD IS GROSSLY NEGLIGENT IN PERFORMING SUCH REPAIRS, MAINTENANCE, ALTERATIONS OR IMPROVEMENTS, AND SUCH GROSS NEGLIGENCE IS THE SOLE, PROXIMATE CAUSE OF THE LOSS OR DAMAGE.  Any liability of Landlord pursuant to the preceding sentence shall be limited to the cost of such repairs, maintenance, alterations or improvements.  FURTHER, NO INDEMNIFIED PARTIES SHALL BE LIABLE FOR ANY DAMAGE TO PERSONS OR PROPERTY CAUSED BY OTHER TENANTS OR OTHER PERSONS IN OR ABOUT THE PROJECT, OR FOR ANY CONSEQUENTIAL DAMAGES ARISING OUT OF ANY LOSS OF USE OF THE PREMISES OR ANY EQUIPMENT OR FACILITIES THEREIN BY TENANT OR ANY PERSON CLAIMING

THROUGH OR UNDER TENANT.  Tenant waives and releases its right (if any) to make repairs at Landlord’s expense under Applicable Law.  TENANT ACKNOWLEDGES AND AGREES THAT PURSUANT TO THIS SECTION 11.3 TENANT WAIVES CLAIMS AGAINST LANDLORD EVEN IF LANDLORD IS NEGLIGENT WHEN SUCH NEGLIGENCE IS OTHER THAN GROSS NEGLIGENCE AND WHEN SUCH NEGLIGENCE IS NOT THE SOLE, PROXIMATE CAUSE OF THE LOSS OR DAMAGE UPON WHICH THE CLAIMS ARE MADE.

12.                            Insurance; Waiver of Subrogation.

Tenant shall at all times during the Term (and prior to the Term with respect to any activity of Tenant at the Project) and at its own cost and expense procure and continue in force insurance as follows:

12.1                    Liability Insurance.  Workers’ compensation insurance, employer’s liability insurance, automobile liability, commercial general liability insurance (including liquor liability) and commercial umbrella or excess liability insurance adequate to protect Tenant and Landlord against liability for injury to or death of any person or damage to property in connection with the use, operation or condition of the Premises and Tenant’s Off-Premises Equipment.  The limits of liability under the workers’ compensation policy shall be at least equal to the statutory requirements as required by the Texas Workers Compensation Act.  The limits of liability under the employer’s liability policy shall be at least $1,000,000.00 per bodily injury, each accident; bodily injury, by disease, each person; and bodily injury, by disease, policy limit.  The commercial general liability policy shall be in an amount of not less than $2,000,000.00 per occurrence and in the aggregate.  The automobile liability policy shall be in an amount of not less than $1,000,000.00 per occurrence.  The umbrella/excess policy shall be in an amount of not less than $15,000,000.00.  Not more frequently than once each five (5) years, if, in the reasonable opinion of Landlord or Landlord’s mortgagee or of the independent insurance broker retained by Landlord, the amount of Tenant’s employer’s liability or commercial general liability coverage at that time is not adequate, Tenant shall increase such liability insurance coverages as reasonably required by Landlord; provided, however, such increases shall not exceed commercially reasonable insurance coverages required to be carried by tenants leasing comparable office space in Comparable Buildings.  Furthermore, following Tenant’s construction of an archery range as a Project Amenity (defined below) or similar activity, if, in the reasonable opinion of Landlord or Landlord’s mortgagee or of the independent insurance broker retained by Landlord, the amount of Tenant’s employer’s liability or commercial general liability coverage at that time is not adequate based on the construction and use of the Project Amenity, Tenant shall increase such liability insurance coverages as reasonably required by Landlord, up to $25,000,000.  In addition, should Tenant elect not to prohibit the carrying of any firearms or other weapons on the Project in accordance with Texas law (including concealed, open carry, or both), and if, in the reasonable opinion of Landlord or Landlord’s mortgagee or of the independent insurance broker retained by Landlord, the amount of Tenant’s employer’s liability or commercial general liability coverage at that time is not adequate based on permitting the carrying of firearms or other weapons on the Project, Tenant shall increase such liability insurance coverages as reasonably required by Landlord.

12.2                    Property Insurance.  Insurance covering all leasehold improvements (including, but not limited to, all Tenant Improvements and Alterations), trade fixtures, merchandise and other personal property from time to time in, on or upon the Premises, including.  Tenant’s Property and Tenant’s Off-Premises Equipment, from time to time during the Term, providing protection against any peril included within the classification “Causes of Loss - Special Form” (formerly known as “All Risk Coverage”), together with insurance against sprinkler water damage, vandalism and malicious mischief.  The proceeds of such insurance shall be used for the repair or replacement of the property so insured.  The full replacement value of the items to be insured under this paragraph shall be determined by Tenant and acknowledged by the company issuing the insurance policy by the issuance of an agreed amount endorsement at the time the policy is initially obtained, and shall be increased from time to time if and to the extent necessary to maintain full replacement value coverage.

12.3                    Business Interruption Insurance.  Loss of income or business interruption insurance in such amounts as will reimburse Tenant for direct and indirect loss of earnings, and extra expenses and insurance attributable to prevention of access to the Premises or the Building as a result of such perils, for not less than twelve (12) months attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils, but in no event more than $10,000,000.00, such amount being deemed sufficient for Business Interruption Insurance under this Lease.

12.4                    Policy Requirements.

(a)                               All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies, licensed to do business in the State of Texas and reasonably acceptable to Landlord.  Insurance companies rated A:IX or better by Best’s Insurance Reports shall be deemed acceptable.

(b)                              Each policy shall be written on an “occurrence” basis and shall have a deductible or deductibles, if any, which do not exceed the deductible amount(s) generally maintained by similarly situated tenants in Comparable Buildings, as determined by Landlord.  Each policy (except the workers’ compensation policy, which shall be endorsed to provide that the underwriter waives its right of subrogation against Landlord and Landlord’s lender and their respective members, managers, partners, officers, directors, agents and employees) shall name Landlord and Landlord’s lender and their respective members, managers, partners, officers, directors, agents and employees as additional insureds, as their interests may appear and the commercial general liability policy shall also name Manager as an additional insured.  Tenant’s insurance shall be a primary and non-contributory when any policy issued to Landlord provides duplicate or similar coverage.  Tenant’s liability insurance shall not have any exclusions for firearms or any of the Project Amenities.  Certificates evidencing the existence and amounts of such insurance shall be delivered to Landlord by Tenant at least thirty (30) days prior to Tenant’s occupancy of any portion of the Premises, and in any event, prior to any activity of Tenant in the Building.  No such policy shall be cancelable except after thirty (30) days’ prior written notice to Landlord.  Tenant shall provide Landlord with originals of the endorsement(s) to Tenant’s commercial general liability insurance policy and all risks property insurance policies which include the following exact wording:

It is agreed that [*Landlord*] and [*Lender*] and their respective members, managers, partners, officers, directors, affiliates, agents and employees are additional insureds.  The coverage under this policy is primary and non-contributing insurance with respect to liability arising out of the ownership, maintenance or use of the premises leased to [*Tenant*].

Tenant shall, at least thirty (30) days prior to the expiration of any such policy, furnish Landlord with renewals or “binders” thereof.  Should Tenant at any time neglect or refuse to provide the insurance required by this Lease, or should such insurance be canceled, Landlord shall have the right, but not the duty, in addition to all other rights and remedies provided herein, to procure the same and Tenant shall pay the cost thereof as Rent promptly upon Landlord’s demand.  Tenant will deliver copies of its policies and endorsements to Landlord within five business days after Landlord’s written request therefor.

(c)                               The policies of insurance required to be carried by Tenant shall be primary and non-contributing with, and not in excess of any other insurance available to Landlord.  The cost of defending any claims made against any of the policies required to be carried by Tenant shall not be included in any of the limits of liability for such policies.  Tenant shall immediately report to Landlord, and promptly thereafter confirm in writing, the occurrence of any injury, loss or damage incurred by Tenant, or Tenant’s receipt of notice or knowledge of any claim by a third party or any other occurrence, that might give rise to such claims.  It shall be the responsibility of Tenant not to violate nor knowingly permit to be violated any condition of the policies required by this Lease.

(d)                             Any policy of property insurance required hereunder may be in “blanket coverage” form, provided any such “blanket coverage” policy (i) specifically provides that the amount of insurance coverage required hereunder shall in no way be prejudiced by other losses covered by the policy or (ii) is in an amount not less than the sum of one hundred percent (100%) of the actual replacement costs of all of the properties covered under such “blanket coverage” insurance policy.  Neither the issuance of any such property insurance policy nor the minimum limits specified in this Section shall be deemed to limit or restrict in any way Tenant’s liability arising under or out of this Lease.

12.5                    Landlord’s Insurance.  Landlord shall, at all times during the Term hereof, maintain in force insurance of the type commonly referred to as an “all risk of physical loss” policy in an amount equal to the full replacement cost of the Building, the Parking Facility, and improvements to the Common Areas, and commercial general liability insurance in an amount not less than $2,000,000.00 insuring the Building and the Project against all risks and hazards as are customarily insured against, in Landlord’ s reasonable judgment, by owners of the Comparable Buildings.  The umbrella/excess policy shall be in an amount of not less than $5,000,000.00.  Landlord shall also maintain in force rental loss insurance in an amount not less than twelve (12) months’ Rent for the Building.  Without limitation of the foregoing, Landlord shall maintain in force such additional or alternative insurance as may be required by the holder of the Mortgage or as Landlord may reasonably determine is appropriate and consistent with other owners of Comparable Buildings.  The premiums and deductible amounts on the insurance policies referred to in this paragraph will be part of Operating Expenses.  Except as expressly set forth in Section 13, the foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.  Any insurance required to be maintained by Landlord may be taken out under a blanket insurance policy or policies covering other buildings, property or insureds in addition to the Building and Landlord.  In such event, the costs of any such blanket insurance policy or policies shall be reasonably allocated to the Project and the other properties covered by such policy or policies as reasonably determined by Landlord and included as part of Operating Expenses.

12.6                    Waiver of Subrogation.  Landlord and Tenant each hereby releases the other, and waives its right of recovery against the other, for any direct or consequential loss or damage arising out of or incident to the perils covered by the property insurance policy or policies carried by the waiving party (or, if greater, are required to be carried by Landlord and Tenant under this Lease) to the extent such losses or damages are actually covered by such insurance policies, WHETHER OR NOT SUCH DAMAGE OR LOSS MAY BE ATTRIBUTABLE TO THE NEGLIGENCE OF EITHER PARTY OR THEIR AGENTS, INVITEES, CONTRACTORS, OR EMPLOYEES.  Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party.  Additionally, each party waives any claim it may have against the other party for any Loss (defined below) to the extent such Loss is caused by a terrorist act.  Such waiver shall not limit any indemnity or other waiver made under this Lease.  Landlord and Tenant each also hereby releases the other, and waives its right of recovery against the other, for any direct or consequential loss or damage arising out of or incident to the perils that would be covered by the property insurance policy or policies required to be carried by the waiving party even if not actually carried, WHETHER OR NOT SUCH DAMAGE OR LOSS MAY BE ATTRIBUTABLE TO THE NEGLIGENCE OF EITHER PARTY OR THEIR AGENTS, INVITEES, CONTRACTORS, OR EMPLOYEES.  THE PARTIES HEREBY ACKNOWLEDGE THAT THIS WAIVER OF SUBROGATION PROVISION APPLIES EVEN IF THE RELEASED PARTY IS NEGLIGENT.

13.                            Damage or Destruction.

13.1                    Damage and Restoration.  If the Premises or any Building Systems shall be damaged by fire or other casualty, Landlord shall, except as otherwise provided herein, restore the Premises and such Building Systems.  Landlord shall proceed with diligence to restore the Building and shall commence such restoration efforts as soon as commercially practical after any such casualty.  Such restoration shall be to substantially the Building standard condition that existed prior to the casualty, except for modifications required by zoning and building codes and other Applicable Laws, or by the holder of a Mortgage on the Building, and any other modifications to the lobby or restrooms of the Buildings mutually agreed upon by Landlord and Tenant (provided access to the Premises and any restrooms serving the Premises is not materially impaired).  Landlord shall not be required to repair or replace any of Tenant’s Property, or any Alterations or Tenant Improvements.  Tenant shall promptly and diligently repair or replace Tenant’s Alterations and Tenant Improvements and any of Tenant’s Off-Premises Equipment (provided that Tenant may elect in its discretion whether or not to replace any Project Amenity) at Tenant’s sole cost and expense following any fire or other casualty.  Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof, except that Landlord shall allow Tenant a proportionate abatement of Base Rent and Tenant’s Pro Rata Share of Operating Expenses during the time and to the extent the Premises are unfit for occupancy by Tenant, and Tenant does not occupy the Premises or a portion thereof, as a result thereof; provided, however, there shall be no abatement of Rent:  (a) if Landlord provides to Tenant other space in the Project or Austin southwest submarket area near the Building which is reasonably suited for the temporary operation of Tenant’s business and acceptable to Tenant in its reasonable discretion; if the damage is caused in whole or in part by Tenant or any Tenant Parties; or (c) to the extent that the Rent abatement is covered by business interruption insurance maintained by Tenant (or would have been covered had Tenant carried the business interruption insurance required to be carried by Tenant pursuant to this Lease).  Notwithstanding the foregoing, during any rent abatement period under this Lease, Tenant shall pay Landlord as Rent Landlord’s normal charges for all services and utilities provided to and used by Tenant during the period of the rent abatement.  Notwithstanding anything herein to the contrary, Landlord’s obligation to repair or restore the Building or any portion thereof shall be limited to the extent of the insurance proceeds actually received by Landlord for the fire or other casualty in question; provided, however, if such insurance proceeds are insufficient to restore the Building to the condition required hereunder and Landlord is unwilling or unable to complete such restoration with its own funds (and Tenant has been provided the opportunity to contribute such funds and has declined), then Tenant may terminate this Lease by delivering written notice of its election to terminate within thirty (30) days after Landlord’s delivery to Tenant of a written notice indicating such unwillingness or inability (which Landlord agrees to provide to Tenant within sixty (60) days after any such casualty).  If this Lease is terminated under the provisions of this Section 13, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all alterations, improvements and betterments in the Premises, but not for any of Tenant’s personal property, including furniture, fixtures and equipment (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease); provided that, after Landlord has received proceeds sufficient to restore the Project and all alterations, improvements and betterments funded by Landlord with respect to the Premises (including the Construction Allowance) to Class A general office use condition, Tenant shall be entitled to any excess insurance proceeds from policies maintained by Tenant and covering alterations, improvements and betterments installed at Tenant’s sole cost and expense in the Premises or at the Project.

13.2                    Termination.  If the Premises are damaged by fire or other casualty, Landlord shall, within sixty (60) days after such casualty, deliver to Tenant a good faith estimate of the time needed to repair the damage caused by such casualty (the “Damage Notice”) Notwithstanding the foregoing, Landlord may elect not to perform restoration work, and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date the damage occurred (such notice to include a termination date giving Tenant at least sixty (60) days to vacate the Premises), but Landlord may so elect only if the Building (or Buildings) is/are damaged by fire or other casualty such that:  (a) in Landlord’s estimation, restoration cannot reasonably be completed within two hundred seventy (270) days after being commenced without the payment of overtime or other premiums; (b) the holder of any Mortgage on the Building shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt in whole or in part; (c) the damage to the Building exceeds 50% of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord; (d) such damage occurs during the last two years of the Term and it would take more than 120 days to complete the restoration of such damage or more than 50% of the Premises are affected by such damage; or (e) the damage is not fully covered by Landlord’s insurance policies.  In the event of a Landlord termination under subparagraphs (b) or (e) in the preceding sentence, Landlord shall provide written notice to Tenant stating the amount of funds needed by Landlord to restore the Premises, and Tenant shall have the opportunity to contribute such funds in which case Landlord shall retract its termination option and restore the Premises as provided herein.  Tenant hereby waives any rights it may have under any Applicable Law to terminate the Lease by reason of damage to the Premises or the Building or to any abatement of Rent except as specifically set forth herein.

13.3                    Tenant Termination Right.  Notwithstanding the foregoing, Tenant may elect to terminate this Lease by notifying Landlord in writing of such termination within thirty (30) days after Tenant’s receipt of the Damage Notice (such notice to include a termination date giving Tenant at least sixty (60) days to vacate the Premises), but Tenant may so elect only if (i) the Damage Notice from Landlord states that restoration cannot reasonably be completed within two hundred seventy (270) days after being commenced, or (ii) such damage occurs during the last two years of the Term and it would take more than 120 days to complete the restoration of such damage or more than 50% of the Premises are affected by such damage.

14.                            Eminent Domain.

14.1                    Taking.  In case the whole of the Premises, or such part thereof as shall substantially interfere with Tenant’s use and occupancy of the entirety thereof, shall be taken by any lawful power or authority by exercise of the right of eminent domain, or sold to prevent such taking, within sixty (60) days after delivery of notice of such taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority.  If such portion of the Building or Project is so taken or sold in lieu thereof so as to require, in the opinion of Landlord, a substantial alteration or reconstruction of the remaining portions thereof, or which renders the Building or Project economically unviable for its use as presently intended, or any Landlord’s Mortgagee requires that Landlord terminate this Lease, this Lease may be terminated by Landlord, as of the date of the vesting of title under such taking or sale, by written notice to Tenant within sixty (60) days following notice to Landlord of the date on which said vesting will occur.  Tenant shall not because of such taking assert any claim against Landlord or any Landlord’s Mortgagee for any compensation because of such taking, and Landlord shall be entitled to receive the amount of any award made to Landlord.  In the event this Lease is not terminated pursuant to this Section 14.1, Landlord shall restore the Building to substantially their condition prior to such partial taking, and the Base Rent and Tenant’s Pro Rata Share of Operating Expenses shall be abated in proportion to the time during which, and to the part of the Premises of which, Tenant is actually deprived on account of such taking and restoration.  Notwithstanding the foregoing, during any Rent abatement under this Lease, Tenant shall continue to be obligated to pay Landlord for all services and utilities provided to and used by Tenant during the period of the Rent abatement.  Nothing contained in this Section shall be deemed to give Landlord any interest in, or prevent Tenant from seeking a separate award against the taking authority for, the taking of personal property and fixtures belonging to Tenant, for relocation or business interruption expenses recoverable from the taking authority, loss of business or goodwill, for the taking of Tenant’s trade fixtures, the Tenant Improvements, Tenant’s leasehold estate, the cost of relocating Tenant and/or disruption of Tenant’s business, so long as Tenant’s award does not diminish Landlord’s award.

14.2                    Temporary Taking.  If all or any portion of the Premises are temporarily condemned or otherwise taken for public or quasi-public use for a period of less than one hundred eighty (180) days, this Lease shall remain in full force and effect and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease, including without limitation, the payment of Rent and all other amounts required hereunder.  Tenant shall be entitled to receive the entire award made in connection with any temporary condemnation or other taking attributable to any period within the Term.  Landlord shall be entitled to the entire award for any such temporary condemnation or other taking which relates to a period after the expiration of the Term or which is allocable to the cost of restoration of the Premises.  If any such temporary condemnation or other taking terminates prior to the expiration of the Term, Tenant shall restore the Premises as nearly as possible to the condition prior to the condemnation or other taking, at Tenant’s sole cost and expense; provided Tenant shall receive the portion of the award attributable to such restoration.

15.                            Assignment and Subletting.

15.1                    Limitation.

(a)                               Except as specifically set forth herein, Tenant shall not directly or indirectly, or voluntarily or involuntarily, (i) assign, transfer, mortgage or otherwise encumber (collectively, “Assignment”) all or any portion of its leasehold estate, including, without limitation, an Assignment accomplished, directly or indirectly, by consolidation, merger, reorganization or other operation of law, or (ii) permit the Premises or any portion thereof to be occupied or used by anyone other than Tenant or Tenant’s employees (whether through a license, concession, other occupancy or use right or otherwise) or sublet the Premises or any portion thereof (collectively, a “Sublease”) without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.  The transfer, assignment or hypothecation of any stock, partnership interest, equity, voting or other ownership interest in Tenant, directly or indirectly, in excess of forty nine percent (49%), in the aggregate, or the sale or other transfer, in one or more transactions, of a majority of Tenant’s assets shall be deemed an Assignment hereunder.  Any attempted Assignment or Sublease (collectively, a “Transfer”) without such consent (where consent is required hereunder) shall, in addition to constituting an Event of Default hereunder, at Landlord’s election be null and void and of no effect.  No Transfer (including any Permitted Transfer) shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder.  The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer.  Consent to one Transfer shall not be deemed to constitute consent to any other Transfer.  No Transfer shall relieve Tenant of its obligations hereunder.  If Landlord does not consent to a Transfer (where consent is required hereunder), Tenant’s sole remedy against Landlord will be an action for specific performance or declaratory relief and Tenant waives any right it may have at law or in equity to terminate this Lease as a result of Landlord’s refusal to consent to a Transfer, even if such refusal is ultimately determined by a court of competent jurisdiction to be unreasonable, nor will it obligate Landlord to consent to any further Transfer.  In agreeing to act reasonably, Landlord is agreeing to act in a manner consistent with the standards followed by large institutional owners of commercial real estate and Landlord is permitted to consider the financial terms of the Transfer and the impact of the Transfer on the value of the Project.  Landlord may condition its consent to a Transfer (where consent is required hereunder) on an increase in the Security Deposit or receipt of a guaranty from a suitable party.  Any request by Tenant to pledge or encumber this Lease or any interest therein shall be in Landlord’s sole discretion.

(b)                              Notwithstanding any law or custom to the contrary, Landlord’s refusal to consent to any Transfer shall be deemed reasonable (and Landlord may refuse such consent in its sole discretion) if:

(1)                              The Transferee (defined below) is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

(2)                              The Transferee intends to use the space being transferred for purposes which are not permitted under this Lease;

(3)                              The Transfer Space (defined below) is not suitable for the uses permitted under this Lease in conformity with all applicable building and safety codes;

(4)                              The Transferee will use the Premises or the Building in a manner that would adversely affect the mechanical systems or structural components of the Building;

(5)                              The Transferee is a government (or subdivision or agency thereat) or any other entity entitled to the defense of sovereign immunity; or

(6)                              The Transferee or any affiliate of Transferee is currently or has in the past been involved in litigation with Landlord or any of its Affiliates.

Additionally, Landlord may withhold its consent in its sole discretion to any proposed Transfer if any Event of Default by Tenant then exists.

15.2                    Notice of Intent to Assign or Sublet.  If Tenant desires at any time to make a Transfer, it shall first give Landlord a notice (the “Transfer Notice”) that includes the following:

(a)                               the size and location of the space Tenant proposes to Transfer (the “Transfer Space”); (b) the terms of the proposed Transfer and a copy of the instrument by which the Transfer will be made in the form that will be executed by the parties thereto; (c) the date on which Tenant proposes that the Transfer be effective, which shall be at least ten (10) business-days after the Transfer Notice; (d) the name and address of the proposed assignee, subtenant, transferee or occupant (“Transferee”); and (e) reasonably satisfactory information about the proposed Transferee’s business, business history and proposed business to be carried on in the Transfer Space.

15.3                    Landlord’s Consent.

(a)                               If the Transfer is not completed within one hundred twenty (120) days of Landlord’s consent thereto, Tenant shall once again comply with all of the provisions of this Section 15, including, without limitation, the obligation to give Landlord the Transfer Notice.

(b)                              Any Sublease shall provide that it is subject and subordinate to this Lease and to any Mortgages; that Landlord may enforce the provisions of the Sublease, including collection of Rent; that the cost of any modification to the Premises, Building and/or Project arising from or as a result of the Sublease, including any modifications to convert a single tenant floor to a multi tenant floor, shall be the sole responsibility of Tenant (and subject to Landlord’s approval, not to be unreasonably withheld, conditioned, or delayed); that in the event of termination of this Lease for any reason, including, without limitation, a voluntary surrender by Tenant, or i n the event of any reentry or repossession of the Premises by Landlord, Landlord may, in its sole discretion, either terminate the Sublease or take over all of the right, title and interest of Tenant, as sublessor, under such Sublease, in which case the Transferee shall attorn to Landlord, but that nevertheless Landlord shall not (i) be liable for any previous act or omission of Tenant under such Sublease, (ii) be subject to any counterclaim, defense or offset previously accrued in favor of the Transferee against Tenant, (iii) be bound by any previous modification of any Sublease made without Landlord’s written consent, or by any previous prepayment by the Transferee of more than one month’s Rent, (iv) be bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement, or (v) be obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment.  Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 15.3(b).  The provisions of this Section 15.3(b) shall be self-operative, and no further instrument shall be required to give effect to this provision.

(c)                               Each Transferee by assignment shall assume all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the Rent, and for the performance of all of the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed for the Term of this Lease.  No Assignment shall be binding on Landlord unless the Transferee and Tenant shall deliver to Landlord a counterpart of the Assignment and which contains a covenant of assumption by the Transferee satisfactory in substance and form to Landlord consistent with the requirements of this Section.  Failure or refusal of the Transferee to execute such instrument of assumption shall not release or discharge the Transferee from its liability as set forth above.

15.4                    Profits.  If there are any Profits (as defined in the following paragraph) from any Transfer, Tenant shall pay fifty percent (50%) of such Profits to Landlord as additional Rent.  Landlord’s share of Profits shall be paid to Landlord within thirty (30) days after receipt thereof by Tenant.  The payments of Profits to Landlord shall be made on a monthly basis as additional Rent with respect to each Transfer separately, subject to an annual reconciliation on each anniversary date of the Transfer.  If the payments to Landlord under this paragraph during the twelve (12) months preceding each annual reconciliation exceed the amount of Profits determined on an annual basis, then Landlord shall refund to Tenant the amount of such overpayment or credit the overpayment against Tenant’s future obligations under this paragraph, at Landlord’s option.  If Tenant has underpaid its obligations hereunder during the preceding twelve (12) months, Tenant shall immediately pay to Landlord the amount owing after the annual reconciliation.

For purposes of this Section, “Profits” are defined as all cash or cash equivalent amounts and sums which Tenant (including any affiliate or successor of Tenant or other entity related to Tenant) receives on an annual basis from any Transferee, directly or indirectly, attributable to the Premises or any portion thereof, less the sum of the following:  (1) the amortized amount for each such annual period of (i) any additional tenant improvement costs paid to Tenant’s Transferee by Tenant; (ii) reasonable leasing commissions paid by Tenant in connection with the Transfer; (iii) other economic concessions (planning allowance, lease takeover payments, moving expenses, etc.) paid by Tenant to or on behalf of the Transferee in connection with the Transfer; and (iv) Tenant’s reasonable attorneys’ fees paid by Tenant in connection with the Transfer (such amounts to be amortized over the term of the Transfer), and (2) the Rent paid during each such annual period by Tenant attributable to the Transfer Space (pro rata based on Rentable Square Feet).  Any lump sum payment received by Tenant from a Transferee shall be treated like any other amount so received by Tenant for the applicable annual period and shall be utilized in computing Profits in accordance with the foregoing.  All Profits and the components thereof shall be subject to audit by Landlord or its representatives at reasonable times.  Tenant shall deliver to Landlord, upon request, any information required by Landlord to calculate and/or substantiate the amount of Profits hereunder.  If Landlord’s audit reveals that Tenant has underpaid Landlord Profits by more than five percent (5%), Tenant shall reimburse Landlord the cost Landlord incurs in conducting such audit as additional Rent upon demand therefor.

15.5                    Costs.  In connection with any Transfer requiring Landlord’s consent, Tenant agrees to pay Landlord’s reasonable costs and attorneys’ fees incurred in connection with considering any request for a consent to a Transfer as well as the processing and documentation of any requested Transfer, whether or not Landlord consents to the Transfer or the same is finally consummated.

15.6                    Permitted Transfers.  Notwithstanding Section 15.1, Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord:

(a)                               Any person or entity owned or controlled by or under common control of Yeti Coolers, LLC (an “Affiliate”), but only so long as such transferee remains an Affiliate of Tenant;

(b)                              any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (a) Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (b) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Tenant as of the date hereof; or

(c)                               any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s assets, so long as (a) Tenant’s obligations hereunder are assumed by the entity acquiring such assets; and (b) such entity’s Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant as of the date hereof; or

(d)                             For sublease Transfers only, and provided that (l) Tenant has a Tangible Net Worth of at least $35,000,000, and (2) the proposed subtenant has a Tangible Net Worth of at least $1,000,000, any subtenant using the Premises solely for general office purposes, not for any of the Prohibited Uses, and only so long as such subtenant does not meet any of the criteria set forth in Section 15.1(b)(1)-(6) hereinabove.

Tenant shall promptly notify Landlord of any such Permitted Transfer.  Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder.  Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises or the Building, Landlord or other tenants of the Building.  No later than ten days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (1) copies of the instrument effecting any of the foregoing Transfers, (2) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Transfer, and (3) evidence of insurance as required under this Lease with respect to the Permitted Transferee.  The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers.  The right to Transfer to an Affiliate pursuant to Section 15.6(a) shall be subject to the condition that such Permitted Transferee remains an Affiliate of Tenant and that on or before such Transfer being effected both Tenant and such Permitted Transferee must enter into an agreement with Landlord, in a form satisfactory to Landlord, Tenant and such Permitted Transferee, each acting reasonably, that if such Permitted Transferee ceases to be an Affiliate of Tenant, it shall so notify Landlord in writing within ten days after such event and, upon the written request of Landlord, transfer, assign, set over and/or re-assign this Lease and its interest in the Premises, as applicable, to Tenant or, subject to complying with this condition, another Affiliate of Tenant.  “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.  Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 15.

16.                            Landlord’s Reserved Rights.

16.1                    Right of Entry.  Landlord and its agents and representatives shall have the right, at all reasonable times, to enter the Premises for the following purposes:  (a) inspecting the physical condition of the Premises; (b) performing all obligations of Landlord under this Lease or Applicable Law; (c) showing the Premises to prospective purchasers, mortgagees and tenants (provided Landlord shall show the Premises to prospective tenants only during the last nine (9)

months of the Term); (d) maintaining, repairing, replacing, extending or otherwise modifying the Building or Building Systems; and (e) accessing telephone closets, electrical panels, and similar installations that may serve areas of the Building.  Except for (i) emergencies and (ii) entry to furnish janitorial or other services to be provided by Landlord hereunder, Landlord will give Tenant reasonable notice (which may be oral) prior to any entry, and Tenant shall have the right to have one of its employees accompany Landlord or its agent or representative, as the case may be.  No such entry shall be construed under any circumstances as a forcible or unlawful entry into the Premises, or an eviction of Tenant or result in an abatement of Rent.  In exercising Landlord’s rights in Sections 16.1, 16.2 or 16.3 of this Lease, Landlord shall use commercially reasonable efforts to notify Tenant at least 48 hours in advance (excluding emergencies, routine janitorial, and routine maintenance where no such notice shall be required) and to minimize any interference with Tenant’s occupancy of the Premises.  Tenant hereby waives any claim against Landlord or its agents or representatives for damages for any injury or inconvenience to or interference with, Tenant’s business or quiet enjoyment of the Premises.

Tenant may designate a reasonable portion of the Premises as secure areas in a written notice to Landlord.  Except in cases of real or apparent emergency, in which case no approval shall be required, Landlord, prospective purchasers and lenders and prospective tenants shall be entitled to inspect or access such secured areas only with Tenant’s prior approval (not to be unreasonably withheld, conditioned or delayed), and provided no Event of Default exists under this Lease, Tenant shall be permitted to provide an employee of Tenant to accompany Landlord and/or such third parties.  To be considered a secured area, Tenant shall clearly label and install conspicuous signage on such area clearly designating such area as being a secure area.  To the extent that Landlord or its contractors are prevented from entering any such secure areas, Landlord shall have no obligation to provide services to such areas, including janitorial services.  In the event of an emergency, Landlord may acquire access to the Premises by any means necessary, including the immediate destruction of the locks and/or doors.  Tenant reserves the right to require Landlord, Landlord’s agents and contractors, and any other third parties to sign a commercially reasonable nondisclosure agreement in the form attached hereto as Exhibit J prior to Landlord entering such secure area (except in case of a real or apparent emergency).

16.2                    Building and Common Areas.  Without limitation of the preceding paragraph, Landlord may:  (a) install, repair, replace or relocate pipes, ducts, conduits, wires and appurtenant meters and equipment for service to the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Premises or the rest of the Building; (b) repair, renovate, alter, expand or improve the Project; (c) close temporarily any of the Common Areas for maintenance purposes as long as reasonable access to the Premises remains available; (d) designate other land outside the boundaries of the Building to be a part of the Common Area; (e) use the Common Area while engaged in making additional improvements, repairs or alterations to the Building, or any portion thereof; (f) take such reasonable measures as Landlord deems advisable for the access control of the Building and its occupants; (g) evacuate the Building for cause, suspected cause, or for drill purposes; (h) temporarily deny access to the Building; and (i) do and perform such other acts and make such other changes in, to or with respect to the Common Area and Building and other portions of the Project as Landlord may deem appropriate

16.3                    Name.  Subject to Landlord’s approval (not to be unreasonably withheld, conditioned or delayed) and so long as Tenant leases the entire Premises, Tenant may adopt any name for the Building or the Project and Tenant reserves the right to change the address of the Building or the Project and/or any part thereof at any time.

17.                            Indemnification and Waiver.

17.1                    Indemnity.  SUBJECT TO SECTION 12.6 AND SECTION 17.2, TENANT SHALL DEFEND, INDEMNIFY, AND HOLD HARMLESS THE INDEMNIFIED PARTIES FROM AND AGAINST ALL CLAIMS, DEMANDS, LIABILITIES, CAUSES OF ACTION, SUITS, JUDGMENTS, DAMAGES, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) ARISING FROM ANY INJURY TO OR DEATH OF ANY PERSON OR THE DAMAGE TO OR THEFT, DESTRUCTION, LOSS, OR LOSS OF USE OF, ANY PROPERTY OR INCONVENIENCE (A “LOSS”), (A) OCCURRING IN OR ON THE PROJECT (OTHER THAN WITHIN THE PREMISES) TO THE EXTENT CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY TENANT PARTY, (B) OCCURRING IN THE PREMISES, OR (C) ARISING OUT OF THE INSTALLATION, OPERATION, MAINTENANCE, REPAIR OR REMOVAL OF ANY PROPERTY OF ANY TENANT PARTY LOCATED IN OR ABOUT THE PROJECT, INCLUDING TENANT’S OFF PREMISES EQUIPMENT.  IT BEING AGREED THAT CLAUSES (B) AND (C) OF THIS INDEMNITY ARE INTENDED TO INDEMNIFY LANDLORD AND ITS AGENTS AGAINST THE CONSEQUENCES OF THEIR OWN NEGLIGENCE OR FAULT, EVEN WHEN LANDLORD OR ITS AGENTS ARE JOINTLY, COMPARATIVELY, CONTRIBUTIVELY, OR CONCURRENTLY NEGLIGENT WITH TENANT, AND EVEN THOUGH ANY SUCH CLAIM, CAUSE OF ACTION OR SUIT IS BASED UPON OR ALLEGED TO BE BASED UPON THE STRICT LIABILITY OF LANDLORD OR ITS AGENTS.  HOWEVER, SUCH INDEMNITY SHALL NOT APPLY TO THE SOLE OR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD AND ITS AGENTS.  HOWEVER, IF LANDLORD IS FOUND TO BE PARTIALLY NEGLIGENT BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NON-APPEALABLE JUDGMENT, LANDLORD SHALL BE RESPONSIBLE FOR PAYING ITS PROPORTION OF THE APPLICABLE DAMAGE AWARD, CALCULATED USING THE PERCENTAGE OF LANDLORD’ S NEGLIGENCE AS DETERMINED BY SUCH COURT.

SUBJECT TO SECTION 12.6, LANDLORD SHALL DEFEND, INDEMNIFY, AND HOLD HARMLESS TENANT AND ITS AGENTS FROM AND AGAINST ALL CLAIMS, DEMANDS, LIABILITIES, CAUSES OF ACTION, SUITS, JUDGMENTS, DAMAGES, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) FOR ANY LOSS ARISING FROM ANY OCCURRENCE (A) IN OR ON THE BUILDING’ S COMMON AREAS TO THE EXTENT CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ITS AGENTS, AND (B) IN THE PREMISES TO THE EXTENT EXCLUSIVELY CAUSED BY THE SOLE NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ITS AGENTS.

THE INDEMNITIES SET FORTH IN THIS LEASE SHALL SURVIVE TERMINATION OR EXPIRATION OF THIS LEASE AND SHALL NOT TERMINATE OR BE WAIVED, DIMINISHED OR AFFECTED IN ANY MANNER BY ANY ABATEMENT

OR APPORTIONMENT OF RENT UNDER ANY PROVISION OF THIS LEASE.  IF ANY PROCEEDING IS FILED FOR WHICH INDEMNITY IS REQUIRED HEREUNDER, THE INDEMNIFYING PARTY AGREES, UPON REQUEST THEREFOR, TO DEFEND THE INDEMNIFIED PARTY IN SUCH PROCEEDING AT ITS SOLE COST UTILIZING COUNSEL SATISFACTORY TO THE INDEMNIFIED PARTY.

17.2                    Waiver.  SUBJECT TO THE PROVISIONS OF SECTION 12.6, AS A MATERIAL PART OF THE CONSIDERATION TO LANDLORD FOR ENTERING INTO THIS LEASE, TENANT HEREBY ASSUMES ALL RISK OF AND RELEASES, DISCHARGES AND HOLDS HARMLESS LANDLORD FROM AND AGAINST ANY AND ALL LIABILITY TO TENANT FOR DAMAGE TO PROPERTY OR INJURY TO PERSONS IN, UPON OR ABOUT THE PREMISES FROM ANY CAUSE WHATSOEVER EXCEPT AS SET FORTH IN SECTION 17.1 ABOVE.  IN NO EVENT SHALL LANDLORD BE LIABLE TO TENANT FOR ANY INJURY TO ANY PERSON IN THE PREMISES OR DAMAGE TO THE PREMISES OR FOR ANY LOSS, DAMAGE OR INJURY TO ANY PROPERTY OF TENANT THEREIN OR BY ANY MALFUNCTION OF ANY UTILITY OR OTHER EQUIPMENT, INSTALLATION OR SYSTEM, OR BY THE RUPTURE, LEAKAGE OR OVERFLOW OF ANY PLUMBING OR OTHER PIPES, INCLUDING, WITHOUT LIMITATION, WATER, STEAM AND REFRIGERATION LINES, SPRINKLERS, TANKS, DRAINS, DRINKING FOUNTAINS OR SIMILAR CAUSE IN, ABOUT OR UPON THE PREMISES, THE BUILDING OR ANY OTHER PORTION OF THE PROJECT, UNLESS SUCH LOSS, DAMAGE OR INJURY IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD.  TENANT ACKNOWLEDGES AND AGREES THAT PURSUANT TO THE PROVISIONS OF THIS SECTION 17.2 TENANT AGREES TO RELEASE LANDLORD FOR CLAIMS EVEN IF LANDLORD IS NEGLIGENT WHEN SUCH NEGLIGENCE IS OTHER THAN GROSS NEGLIGENCE AND WILLFUL MISCONDUCT AS MORE PARTICULARLY PROVIDED ABOVE.

18.                            Definition of Landlord.

The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title of the Building or the lessees underground leases of the land or master leases of the Building, if any.  In the event of any transfer, assignment or other conveyance of any such title, upon written assumption by such transferee of Landlord’s obligations contained herein, Landlord herein named (and in case of any subsequent transfer or conveyance, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability for the performance of any covenant or obligation on the part of Landlord contained in this Lease thereafter to be performed.  Without further agreement, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder during its ownership of the Premises.  Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any term or condition of this Lease.  Notwithstanding the foregoing, Landlord shall not transfer, assign, or convey its interest in the Premises prior to Landlord’s Work being completed and Project Completion being achieved by Landlord, except to the extent such transfer, assignment or conveyance is to an entity owned or controlled by, or under common control of, either Landlord or Lincoln Property Company Commercial, Inc.

19.                            Subordination.

19.1                    Subordination.  This Lease shall be subordinate to any existing and future deed of trust, mortgage, and/or other security instrument (each, a “Mortgage”) and any ground lease, master lease, or primary lease (each, a “Primary Lease”), that may now or hereafter encumber all or any portion of the Project, the Building and/or the Premises, and all renewals, modifications, consolidations, replacements and extensions thereof.  The mortgagee under any Mortgage or the lessor under any Primary Lease (herein referred to as a “Landlord’s Mortgagee”) may elect, at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing.  Notwithstanding the foregoing, with respect to any existing mortgage, Landlord agrees to obtain within sixty (60) days from the date of this Lease a non-disturbance agreement in substantially the same form as attached hereto as Exhibit H.  With respect to any future mortgage, Tenant’s subordination shall be conditioned upon Tenant’s receipt from such new mortgagee of a non disturbance agreement meeting the above description.

19.2                    Attornment.  Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.

19.3                    Notice to Landlord’s Mortgagee.  Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to cure any of Landlord’s defaults hereunder.  Tenant further agrees that if Landlord shall have failed to cure any default within the time period provided for in this Lease, then Landlord’s Mortgagee shall have an additional thirty (30} days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days such Landlord’s Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

19.4                    Landlord’s Mortgagee’s Protection Provisions.  If Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall not be:  (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord’s Mortgagee’s consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord’s Mortgagee’s consent pursuant to the terms of the applicable documents between Landlord and Landlord’s Mortgagee; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); (6) subject to any offsets, abatement or reductions in Rent which Tenant might have against any prior lessor (including Landlord) except for those offset, abatement or reduction rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord’s Mortgagee, and (C) Tenant has provided written notice to Landlord’s Mortgagee and provided Landlord’s Mortgagee a reasonable opportunity to cure the event giving rise to such offset, abatement or reduction event; (7) obligated to construct or complete the construction of any improvements for Tenant’s occupancy, or to reimburse Tenant for the costs of any such initial construction; however.  Tenant shall retain all termination rights with respect thereto and otherwise under the Lease; and (8) be liable to Tenant for any other payments due from Landlord to Tenant.  Nothing in this Lease shall be construed to require Landlord’s Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.  Landlord’s Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own fee simple title to the Project.  To the extent of a conflict between this Section 19 of the Lease and any subordination, non-disturbance and attornment agreement, the terms of such subordination, non-disturbance and attornment agreement shall control over any such conflict.

20.                            Intentionally Deleted.

21.                            Surrender of Premises and Removal of Property.

21.1                    No Merger.  There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

21.2                    Surrender of Premises.  No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord.  At the expiration or termination of this Lease or Tenant’s right to possess the Premises for any reason, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises by Tenant or any Tenant Party during the Term, broom-clean, reasonable wear and tear (and condemnation and casualty damage not caused by Tenant, as to which Sections 13 and 14 shall control) excepted, in accordance with the removal obligations, if any, described in Section 10.2 and shall deliver to Landlord all keys to the Premises.  Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all of Tenant’s Property placed in the Premises or elsewhere in the Project by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord unless Landlord requires such removal).  Tenant shall, at Tenant’s sole cost and expense, repair all damage caused by such removal.  All items not so removed shall, at Landlord’s option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored (at Tenant’s sole cost and expense), destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items.  The provisions of this Section 21.2 shall survive the expiration or earlier termination of the Term.

21.3                    Disposal of Property.  In the event of the expiration of this Lease or other re entry of the Premises by Landlord as provided in this Lease, any of Tenant’s Property which is not removed by Tenant upon the expiration of the Term of this Lease, or within 48 hours after a termination or termination of possession by reason of Tenant’s Default, shall be considered abandoned and Landlord may remove any or all of such property and dispose of the same in any manner or store the same in a public warehouse or elsewhere for the account of, and at the expense and risk of, Tenant.  If Tenant shall fail to pay the costs of storing any such property after it has been stored for a period of 30 days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such places as Landlord, in its sole discretion, may deem proper, without notice to or demand upon Tenant.  In the event of such sale, Landlord shall apply the proceeds thereof, first, to the cost and expense of sale, including reasonable attorneys’ fees; second, to the repayment of the cost of removal and storage; third, to the repayment of any other sums which may then or thereafter be due to Landlord from Tenant under any of the terms of this Lease; and fourth, the balance, if any, to Tenant.

22.                            Holding Over.

If Tenant fails to vacate the Premises at expiration or earlier termination of the Term, then Tenant shall be a tenant at sufferance as to such space and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, (a) Tenant shall pay, in addition to the other Rent, holdover rent (on a per diem basis) for the Premises equal to 125% of each of the Base Rent and Tenant’s Pro Rata Share of Operating Expenses payable during the last month of the Term for the first thirty (30) days of any such holdover and, if such holdover continues for more than 30 days, then such holdover rent (on a per diem basis) after the initial 30 days shall be equal to 150% of each of the Base Rent and Tenant’s Pro Rata Share of Operating Expenses payable during the last month of the Term, and (b) Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease.  The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law or a consent by Landlord to any holding over by Tenant and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises upon the expiration of the Term or upon the earlier termination hereof and to assert any remedy in law or equity to evict Tenant and/or collect damages (direct, indirect and/or consequential) in connection with such holding over.  If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold the Indemnified Parties harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including any claims made by any succeeding lessees founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

23.                            Defaults and Remedies.

23.1                    Defaults by Tenant.  The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant (each, a “Default” or an “Event of Default”):

(a)                               if Tenant fails to pay Rent or make any other payment required to be made by Tenant under this Lease and such failure continues for three (3) business days after delivery of notice to Tenant;

(b)                              if Tenant makes a Transfer in violation of the terms of this Lease and such Transfer is not terminated within five (5) business days after delivery of notice to Tenant;

(c)                               if Tenant fails to observe or perform the provisions of Sections 3, 10, 12 and 24 of this Lease and such failure continues for five (5) business days after notice thereof from Landlord to Tenant;

(d)                             if Tenant fails to provide estoppel certificates, or other certificates as herein provided, and such failure continues for three (3) business days after delivery of notice to Tenant following expiration of the ten (10) business day period provided herein for the delivery of such certificates;

(e)                               except as otherwise provided in this Section 23.1 or elsewhere in this Lease, if Tenant fails to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and such failure continues for a period of more than thirty (30) days after Landlord has delivered to Tenant written notice thereof (or so long as Tenant commenced to cure such default promptly following delivery of such notice to Tenant, but the default is not curable within thirty (30) days despite undertaking all reasonable efforts, then such period shall be extended, but in no event more than an additional thirty (30) days);

(f)                                if any action is taken by or against Tenant (or any guarantor of Tenant) pursuant to any statute pertaining to bankruptcy or insolvency or the reorganization of Tenant (unless, in the case of a petition filed against Tenant, the same is dismissed within ninety (90) days); if Tenant makes any general assignment for the benefit of creditors; if a trustee or receiver is appointed to take possession of all or any portion of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or if all or any portion of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease is attached, executed upon, or otherwise judicially seized and such seizure is not discharged within thirty (30) days;

(g)                              if Tenant fails to vacate and surrender the Premises as required by this Lease upon the expiration of the Term or sooner termination of this Lease;

(h)                              if Tenant submits to Landlord any materially false information on any document required to be given by Tenant to Landlord; and/or

(i)                                  if any surety or guarantor of this Lease fails to comply with all the provisions of the suretyship or guaranty agreement.

Any notice of a Tenant default shall be sent to all Tenant addresses set forth in the Lease Summary (or such other addresses as Tenant may provide to Landlord in the manner set forth herein) by certified U.S. mail, return receipt requested.

23.2                    Landlord’s Remedies.  If there shall occur an Event of Default, Landlord shall have and may exercise all remedies available to Landlord at law or in equity or under any statute or ordinance.  In the event Landlord obtains an enforceable judgment against Tenant from a court with jurisdiction of Tenant or Tenant’s Property, Landlord shall thereafter have such lien rights at law and in equity to enforce and collect such judgment and Tenant’s obligations under this Lease.  Without limitation of the foregoing, Landlord may at its option:

(a)                               Performance of Obligations:  Make any such payment or perform any other act which Tenant should have performed (and enter upon the Premises in connection therewith if necessary) in Tenant’s name and on Tenant’s behalf, without liability therefor.  All sums so paid by Landlord and all costs incurred by Landlord in making such payment or performing such other act or obligation and/or in enforcing this Lease, including attorneys’ fees, together with interest thereon at the Default Rate, shall be payable to Landlord on demand and Tenant agrees to pay any such sums, and Landlord shall have (in addition to any other right or remedy hereunder) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of Default by Tenant in the payment of Rent.

(b)                              Termination:  Terminate this Lease by giving written notice thereof and, upon the giving of such notice, this Lease and the estate hereby granted shall expire and terminate with the same force and effect as though the date of such notice were the date fixed for the expiration of the Term, and all rights of Tenant hereunder shall expire and terminate, but Tenant shall remain liable as provided in Section 23.2(d) below and as otherwise hereinafter provided; and/or

(c)                               Recovery of Possession; Reletting:  Whether or not this Lease has been terminated as herein provided, terminate Tenant’s right of possession and re-enter and repossess the Premises or any part thereof by summary proceedings, ejectment, forcible entry and detainer, forcible detainer or otherwise, and Landlord shall have the right to remove all persons and property therefrom and change the locks, without judicial process.  Landlord shall be under no liability for or by reason of any such entry, repossession or removal.  No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease or to accept a surrender thereof unless a written notice of such intention is given by Landlord to Tenant or unless the termination of this Lease is decreed by a court of competent jurisdiction .  If (and only to the extent) required by Applicable Law, Landlord shall use reasonable efforts to relet the Premises on market terms and may satisfy said obligation by complying with the provisions of Section 23.2(f) below; however, Landlord may at its option re let all or any part of the Premises for the account of Tenant for such term or terms (which may be greater or Jess than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions or free Rent) and for such uses as Landlord, in its sole discretion, may determine, and Landlord may collect and receive any Rents payable by reason of such re letting; and apply the same on account of Rent due and to become due hereunder.  Landlord shall not be required to accept any tenant offered by Tenant or observe any instruction given by Tenant about such reletting, or do any act or exercise any care or diligence with respect to such reletting, unless required by Applicable Law.  For the purpose of such reletting, Landlord may decorate or make repairs, changes, alterations or additions in or to the Premises or any part thereof to the extent deemed by Landlord desirable or convenient, and the reasonable cost of such decoration, repairs, changes, alterations or additions shall be charged to and be payable by Tenant as Rent hereunder, as well as any reasonable brokerage and legal fees expended by Landlord.  Landlord reserves the right to terminate this Lease at any time after taking possession of the Premises as aforesaid.  Neither termination nor repossession and reletting shall relieve Tenant of its obligations hereunder, all of which shall survive such termination, repossession or reletting.  Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Section 23 from time to time and that no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.  If Landlord terminates Tenant’s possession of the Premises under this Section 23, Landlord shall have no obligation to post any notice and Landlord shall have no obligation whatsoever to tender to Tenant a key for new locks installed in the Premises; and/or

(d)                             Damages:  Terminate this Lease and recover from Tenant upon demand therefor, as damages for Tenant’s default, an amount equal to the sum of the following:  (1) the cost of recovering the Premises, including, without limitation, reasonable attorneys’ fees; (2) the unpaid Rent earned at the time of termination, plus interest thereon at the Default Rate; (3) the difference, if any, between (i) Rent and other sums which would be payable under this Lease for the remainder of the Term, discounted to present worth at the rate of five percent (5%) per annum, and (ii) the then fair market rental value of the Premises as reasonably determined by Landlord for the same period, discounted to present worth at the same rate; (4) costs of reletting and refurbishing the Premises, including, without limitation, reasonable legal fees, brokerage commissions, the costs of alterations and the value of other concessions or allowances granted to a new tenant, and (5) any other sum of money and damages owed by Tenant to Landlord.

(e)                               Calculation of Rent:  In calculating future Rent for purposes of subparagraphs (b) and (d) above, Landlord’s reasonable and good faith estimate of future Operating Expenses shall be based on historical escalations and the then current market conditions.  In addition, Landlord may include as an item of Rent its reasonable attorneys’ fees and costs in enforcing its rights hereunder, together with each of the other expenses related thereto as described in subparagraph (b) above.

(f)                                Mitigation:  Notwithstanding the foregoing, upon the occurrence of an Event of Default, Landlord and Tenant agree that if Landlord sues Tenant to enforce the Lease and collect Rent that has accrued and Landlord has a duty to mitigate under Applicable Law, unless contrary to Applicable Law, Landlord will have satisfied the duty to mitigate and will have used objectively reasonable efforts to relet the Premises if Landlord does the following within ninety (90) days after Landlord regains possession of the Premises:  (1) place the Premises on Landlord’s inventory of available space; (2) make Landlord’s inventory available to area brokers; and (3) show the Premises to prospective tenants who request to see it.

(g)                              Reimbursement:  Landlord and Tenant further acknowledge that, to induce Tenant to enter into this Lease, and in consideration of Tenant’s agreement to perform all of the terms, covenants and conditions to be performed by Tenant under this Lease, as and when performance is due during the Term, Landlord may have agreed to (i) waive reimbursement from, or pay to, Tenant the amount of the Landlord’s Contribution and/or (ii)) abate the payment by Tenant of Rent or portions thereof during the period(s) specified herein, and/or (iii) other allowances paid to or on behalf of Tenant for moving expenses, lease buyouts, lease termination fees and similar inducements to lease the Premises (“Other Allowances”).  Landlord has or will pay substantial real estate brokerage commissions relating to this Lease (the “Commissions”).  Upon the occurrence of an Event of Default under this Lease for which Landlord terminates the Lease, any abatement of Rent or portions thereof is of no further force and effect as to any subsequent payments of Rent otherwise due under this Lease, each of the foregoing agreements is deemed revoked retroactively and Tenant shall immediately pay to Landlord without notice or demand by Landlord (all of which shall be amortized over the Term of this Lease):  (A) the unamortized cost of any and all payments of Rent which have theretofore been abated, (B) the unamortized cost of any Landlord’s Contribution expenses incurred by Landlord, (C) the unamortized cost of the Commissions and (D) the unamortized cost of any Other Allowance provided to Tenant as an inducement to lease the Premises.  The unamortized cost is calculated by amortizing the aggregate cost incurred or paid by Landlord for the abated Rent, Landlord’s Contribution, Commissions and Other Allowances over the number of months of the Term during which Tenant is required to pay Base Rent on a monthly basis and multi plying the monthly amortized cost by the number of months remaining in the Term after an Event of Default.  Landlord may, or, at Tenant’s request, shall, after the occurrence of an Event of Default, forward a statement to Tenant setting forth the unamortized cost of the abated Rent, Landlord’s Contribution, Other Allowances and Commissions incurred by Landlord payable in accordance with this Section 23.2(g), but the failure to deliver the statement shall not be deemed to be a waiver of the right to collect such amounts.  Notwithstanding the foregoing, Landlord and Tenant agree that the payment of Rent for the entire Term by Tenant would reimburse Landlord completely for the Other Allowances and Commissions as anticipated by this Lease, therefore Landlord agrees that Landlord will not collect or be entitled to collect any reimbursements hereunder in an amount which is in excess of one hundred percent (100%) of the Rent due from Tenant to Landlord under this Lease.

23.3                    Waivers by Tenant.  In the event of a termination of this Lease as a result of an Event of Default, Tenant hereby waives all right to recover or regain possession of the Premises, to save forfeiture by payment of Rent due or by other performance of the conditions, terms or provisions hereof, and without limitation of or by the foregoing, Tenant waives all right to reinstate or redeem this Lease notwithstanding any provisions of any statute, law or decision now or hereafter in force or effect and Tenant waives all right to any second or further trial in summary proceedings, ejectment, forcible entry and detainer, forcible detainer or in any other action provided by any statute or decision now or hereafter in force or effect.  Landlord shall not be required to serve Tenant with any notices or demands as a prerequisite to its exercise of any of its rights or remedies under this Lease, other than those notices and demands specifically required under this Lease.  Tenant expressly waives the service of any statutory demand or notice that is a prerequisite to Landlord’s commencement of eviction proceedings against Tenant.  including, without limitation.  the demands and notices specified in the Texas Property Code.

23.4                    Repossession.  If Landlord exercises either of the remedies provided in Sections 23.2(b) or 23.2(c), Tenant shall surrender possession and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, with or without process of law, full and complete license to do so being hereby granted to Landlord, and Landlord may remove all occupants and property therefrom, using such force as may be necessary to the extent allowed by Applicable Law, without being deemed guilty in any manner of trespass, eviction or forcible entry and detainer and without relinquishing Landlord’s right to Rent or any other right given to Landlord hereunder or by operation of law.  In order to exercise its remedies hereunder and to regain possession of the Premises and to deny Tenant access thereto, Landlord or its agent may, at the expense and liability of the Tenant, alter or change any or all locks or other security devices controlling access to the Premises without posting or giving notice of any kind to Tenant, and Tenant hereby waives all of such notices or demands to the fullest extent allowed by Applicable Law.  Unless contrary to Applicable Law (after giving full force and effect to Tenant’s waivers in this Lease), Landlord shall have no obligation to provide Tenant a key or grant Tenant access to the Premises so long as Tenant is in Default under this Lease.  Unless contrary to Applicable Law (after giving full force and effect to Tenant’s waivers in this Lease), Tenant shall not be entitled to recover possession of the Premises, terminate this Lease, or recover any actual, incidental, consequential, punitive, statutory or other damages or award of attorneys’ fees, by reason of Landlord’s alteration or change of any lock or other security device and the resulting exclusion from the Premises of Tenant or Tenant’s agents, servants, employees, customers, licensees, invitees or any other persons from the Premises in accordance with the terms of this paragraph.  TENANT ACKNOWLEDGES THAT THE PROVISIONS OF THIS SUBPARAGRAPH OF THIS LEASE SUPERSEDE THE LOCKOUT PROVISIONS OF THE TEXAS PROPERTY CODE AND TENANT FURTHER WARRANTS AND REPRESENTS THAT IT HEREBY KNOWINGLY WAIVES ANY RIGHTS IT MAY HAVE THEREUNDER TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

23.5                    Methodology of Calculating Charges.  Landlord and Tenant are knowledgeable and experienced in commercial leasing transactions and agree that the provisions of this Lease for determining all Rent and other charges and amounts payable by Tenant are commercially reasonable and valid, and as to each such charge or amount, constitutes a “method by which the charge is to be computed” for purposes of Section 93.012 of the Texas Property Code, even though such methods may not state a precise mathematical formula for determining such charges.  ACCORDINGLY, TENANT VOLUNTARILY AND KNOWINGLY WAIVES ALL RIGHTS AND BENEFITS, IF ANY, OF A TENANT UNDER SECTION 93.012 OF THE TEXAS PROPERTY CODE, AS SUCH SECTION NOW EXISTS OR AS IT MAY BE HEREAFTER AMENDED OR SUCCEEDED.

23.6                    Right of Landlord to Injunction; Remedies Cumulative.  Upon any actual or threatened Event of Default, Landlord shall have the right of injunction to restrain the same.  The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others.

23.7                    Waiver of Landlord’s Lien.  Landlord waives all contractual, statutory and constitutional liens held by Landlord on Tenant’s personal property, goods, equipment, inventory, furnishings, chattels, accounts and assets, including the Tenant’s Property, to secure the obligations of Tenant under this Lease.

23.8                    Waiver of Jury Trial.  TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS

WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE, OR FOR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, ORDINANCE OR OTHERWISE.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, TENANT WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LAWSUIT BROUGHT BY LANDLORD TO RECOVER POSSESSION OF THE PREMISES FOLLOWING LANDLORD’S TERMINATION OF THIS LEASE PURSUANT TO SECTION 23.2(B) OR THE RIGHT OF TENANT TO POSSESSION OF THE PREMISES PURSUANT TO SECTION 23.2(B) AND ON ANY CLAIM FOR DELINQUENT RENT WHICH LANDLORD MAY JOIN IN ITS LAWSUIT TO RECOVER POSSESSION.

23.9                    Definition of Tenant.  The term “Tenant” shall be deemed to include all persons or entities named as Tenant under this Lease, or each and every one of them.  If any of the obligations of Tenant hereunder is guaranteed by another person or entity, the term “Tenant” shall be deemed to include all of such guarantors and any one or more of such guarantors.  If this Lease has been assigned, the term “Tenant” shall be deemed to include both the assignee and the assignor.

23.10            Tenant’s Obligation Not Dependent.  TENANT’ S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND TENANT SHALL CONTINUE TO PAY RENT HEREUNDER WITHOUT ABATEMENT, SETOFF, OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, EXPRESS OR IMPLIED.

24.                            Covenant Against Liens.

All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic’s liens to be filed against the Premises or the Project in connection therewith.  Upon completion of any such work, Tenant shall deliver to Landlord final unconditional lien waivers from all contractors, subcontractors and materialmen who performed such work.  If such a lien is filed, then Tenant shall, within ten (10) days after Tenant obtains knowledge thereof (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, the Project or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either (i) pay the amount of the lien and cause the lien to be released of record, or (ii) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord.  If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including reasonable expenses and interest, shall be paid by Tenant to Landlord within ten (10) days after Landlord has invoiced Tenant therefore together with interest at the Default Rate.  Tenant shall defend, indemnify and hold harmless the Indemnified Parties from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including attorneys’ fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party.  This indemnity provision shall survive termination or expiration of this Lease.  Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of “landlord-tenant” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships).  Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same.  Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, the Project or Landlord’s interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work.

25.                            Interest on Tenant’s Obligations; Late Charges.

25.1                    Interest.  Any amount due from Tenant to Landlord which is not paid when due shall bear interest at the lesser of fifteen percent (15%) per annum or the maximum lawful rate of interest (said lesser rate is herein referred to as the “Default Rate”), from the date such payment is due until paid, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.

25.2                    Late Charge.  In the event Tenant is late in paying any amount of Rent due under this Lease, Tenant shall pay Landlord a late charge equal to five percent (5%) of each delinquent amount of Rent and any subsequent delinquent amount of Rent.  The parties agree that the amount of such late charge represents a reasonable estimate of the cost and expense that would be incurred by Landlord in processing each delinquent payment of Rent by Tenant and that such late charge shall be paid to Landlord as liquidated damages for each delinquent payment, but the payment of such late charge shall not excuse or cure any default by Tenant under this Lease.  The parties further agree that the payment of late charges and the payment of interest provided for in the preceding paragraph are distinct and separate from one another in that the payment of interest is to compensate Landlord for the use of Landlord ‘s money by Tenant, while the payment of a late charge is to compensate Landlord for the additional administrative expense incurred by Landlord in handling and processing delinquent payments, but excluding attorneys’ fees and costs incurred with respect to such delinquent payments.

26.                            Quiet Enjoyment.

Tenant, upon the paying of all Rent hereunder and performing each of the covenants, agreements and conditions of this Lease required to be performed by Tenant, shall lawfully and quietly hold, occupy and enjoy the Premises during the Term without hindrance or molestation of anyone lawfully claiming by, through or under Landlord, subject, however, to the terms and conditions of this Lease.  This covenant of quiet enjoyment is in lieu of any implied covenant of quiet enjoyment under Texas law.

27.                            Parking Facilities; Amenities.

27.1                    Parking.  Tenant and its employees, invitees and Transferees (if any) shall have the right to park, at any given time, in the Parking Facility, subject to such reasonable rules and regulations as Landlord may establish.  Such parking rights shall be exclusive to Tenant (subject to Landlord’ s and its representatives right to park in the Parking Facility during any entry to the Project permitted herein) for so long as Tenant is the sole occupant and no Event of Default has occurred.  The Project will include 177 covered parking spaces and 630 surface parking spaces.  Tenant shall have the right, at Tenant’s sole cost and expense, and subject to Landlord’s reasonable approval and all Applicable Laws, to create the maximum number of parking spaces permitted by Applicable Law, including the current zoning ordinance pertaining to the Project.  Subject to Applicable Laws and so long as Tenant is leasing the entire Premises, Tenant (but no Transferees) shall have the ability to park in unpaved areas of the Project for temporary overflow parking of Tenant’s employees and guests without being held in default of this Lease; provided that (i) Tenant shall be responsible for promptly repairing any damage to such unpaved areas caused by such use and restoring the same to the condition prior to such use (or, at Landlord’s election reimbursing Landlord for the costs incurred by Landlord to repair and restore same); and (ii) neither Landlord nor Manager shall be in default or held liable for failing to maintain landscaping in accordance with Comparable Buildings in any unpaved areas where Tenant’s employees or guests are parking.  Landlord shall have no liability for any damage to persons or property which may occur in, on, or about the Parking Facility.  Tenant shall have the right, in its sole discretion, to designate certain parking spaces as reserved spaces for use by visitors or occupants of the Building; and Tenant reserves the right to relocate such reserved spaces to another location within the Parking Facility from time to time and at any time.  Subject to and in compliance with all Applicable Laws, Tenant reserves the right to use the Parking Facility for other purposes than parking (games, events, etc.) and also reserves the right to install security access gates throughout certain section of the Parking Facility restricting such areas from visitors (provided that emergency access will be available to emergency vehicles.

27.2                    Project Amenities.  Tenant shall have the right, at Tenant’s sole cost and expense (subject to reimbursement from the Amenity Allowance, as defined in Exhibit D), to construct and install any or all of the following amenities for the Project:  (i) jogging trail, (ii) sports court, (iii) covered terrace, (iv) casting pond, (v) archery range, (vi) outdoor exercise facility, (vii) outdoor all-hands assembly area, (viii) barbeque pits, (ix) basketball courts, and (x) exterior Wi-Fi (each a “Project Amenity”).  Any such Project Amenity shall be subject to all Applicable Laws and Landlord’s reasonable approval.   Tenant acknowledges that the conceptual renderings of the foregoing potential Project Amenities provided by Landlord are for conceptual purposes only and are not part of the current design or Landlord’s Work and Landlord shall have no liability therefore.  To the extent Tenant constructs any such Project Amenity, Tenant, at Tenant’s expense, shall be responsible for obtaining and maintaining all necessary permits and approvals related to the construction and use of such Project Amenity and for maintaining, operating, repairing and replacing such Project Amenity.  If Tenant fails to maintain any such Project Amenity, after written notice to Tenant and a reasonable amount of time to cure, Landlord shall have the right (but not the obligation) to maintain any Project Amenity, at Tenant’s expense, and the right to remove such Project Amenity at Tenant’s expense.  Tenant shall have no obligation to remove any jogging trail, sports court, covered terrace, or basketball courts constructed by Tenant on the Project in accordance with the terms of this Lease at the expiration or earlier termination of this Lease.  In the event any Project

Amenity is removed by Tenant, then Tenant shall make such repairs and restoration as necessary to return the Project to its condition prior to such Project Amenity being constructed.  Landlord shall have the right to reasonably impose rules and regulations regarding the use of any such Project Amenity and Tenant’s use thereof shall be governed by Landlord’s rules and regulations that are then in effect.  Tenant acknowledges and agrees that any Tenant Party’s use of the Project Amenities is voluntary and, in consideration of the use of the Project Amenities, shall be undertaken by such Tenant Party at its sole risk.  For all purposes under this Lease, the Project Amenities shall be deemed to be included within the definition of Tenant’s Off Premises Equipment.  Neither Landlord nor Landlord’ s agents, employees or representatives shall be liable for any claims, demands, injuries, damages, actions or causes of action whatsoever arising out of or connected with any Tenant Party’s use of the Project Amenities and their facilities and services.  TENANT DOES HEREBY EXPRESSLY FOREVER WAIVE, RELEASE AND DISCHARGE LANDLORD AND ITS AGENTS, EMPLOYEES AND REPRESENTATIVES FROM ANY AND ALL LIABILITY ARISING FROM ALL SUCH CLAIMS, DEMANDS, INJURIES, DAMAGES, ACTIONS AND/OR CAUSES OF ACTION EVEN IF CAUSED BY THE NEGLIGENCE OF LANDLORD OR ITS AGENTS, EMPLOYEES OR REPRESENTATIVES (BUT NOT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PARTIES).  The waivers contained in this Section 27.2 shall survive the expiration or earlier termination of this Lease.

28.                            Brokers.

Landlord and Tenant each warrants to the other that it has not had any contact or dealings with any real estate broker or other intermediary other than CBRE, Inc. (“Tenant’s Broker”) and Lincoln Property Company (“Landlord’s Broker,” collectively with Tenant’s Broker, the “Brokers”) which would give rise to the payment of any fee or brokerage commission in connection with this Lease.  Landlord and Tenant shall each indemnify the other from and against any loss, liability or damage (including reasonable and actual counsel fees and costs) with respect to any fee or brokerage commission (except to Brokers) arising out of any act or omission of the indemnifying party.  Landlord agrees to pay brokerage commissions due in connection with this Lease to Brokers in accordance with separate commission agreements executed by Landlord and Brokers.

29.                            Rules and Regulations.

The “Rules and Regulations” attached hereto as Exhibit E are hereby incorporated herein and made a part of this Lease.  Tenant agrees to abide by and comply with each and every one of said Rules and Regulations and any amendments, modifications and/or additions thereto as may hereafter be adopted by Landlord for the safety, care, security, good order and cleanliness of the Premises, the Building, the Parking Facility or any other portion of the Project.  Landlord shall have the right to amend, modify or add to the Rules and Regulations in its reasonable discretion provided that Landlord adopts such amendments in good faith, that such amendments do not alter any other terms of this Lease, that the rules and regulations are uniformly enforced against all tenants of Landlord, and that Tenant continues to be able to conduct the uses permitted by this Lease in a commercially reasonable manner.  Landlord agrees that the Rules and Regulations shall not be enforced so as to discriminate against Tenant.  Tenant shall not be obligated to comply with any future Rules and Regulations or amendments thereto until Landlord has delivered a written copy of such Rules and Regulations to Tenant.  In the event of a conflict between this Lease and the Rules and Regulations, the terms and conditions of the Lease shall prevail.

30.                            Signage.

30.1                    Directory.  If Tenant is not the sole occupant of the Building, Landlord shall have the right to maintain a directory at the Building to accommodate the names of tenants of the Building.

30.2                    Directional Signs.  Tenant shall have the right to place up to two (2) directional signs on the Project directing visitors in the Project.  Any such signs will be designed and constructed in a manner compatible with Project standard signs and graphics criteria and shall be subject to Applicable Laws and Landlord’s prior written approval of the signs and cost thereof (which approval shall not be unreasonably withheld, conditioned or delayed and any response shall be received within five (5) business days after submittal to Landlord).  Tenant shall submit its proposed design (including without limit the installation method, size, materials, and finishes) to Landlord, along with the estimated costs of constructing and installing such directional signs.  Tenant shall promptly notify Landlord of any changes in the directional signs, including the estimated costs thereof, and such changes shall be subject to Landlord’s approval.  Within thirty (30) days following installation of the directional signs and submission of an invoice evidencing the cost of constructing and installing such directional signs (and proof that such invoices have been paid), Landlord shall reimburse Tenant for the costs thereof (such reimbursement not to exceed the amount approved by Landlord as set forth herein).  During the Term of this Lease, Tenant, at Tenant’s sole cost and expense, shall maintain, repair and restore the directional signs.  Upon expiration of the Term, Tenant shall promptly remove all of its directional signs and repair and restore the surfaces on which such signs were attached to their prior condition, at Tenant’s expense.

30.3                    Monument Signage.  So long as this Lease is in full force and effect, no Event of Default has occurred, and the named Tenant as set forth in this Lease shall occupy at least ten percent (10%) of the Premises for the operation of its business for the Permitted Use hereunder (collectively, the “Sign Conditions”), Tenant shall have the right to construct a monument sign at each entrance to the Project with each monument sign (including without limit the size, location, design, materials, lighting, construction, cost, and panels or other identifying information) to be subject to Applicable Laws and Landlord’s approval (which approval shall not be unreasonably withheld, conditioned or delayed and any response shall be received within five (5) business days after submittal to Landlord).  Tenant shall submit its proposed design of such monument signs (including without limit the installation method, size, materials, and finishes) to Landlord , along with the estimated costs of constructing and installing such monument signs.  Tenant shall promptly notify Landlord of any proposed changes in the monument signs, including the addition of signage for any Transferee, and any estimated costs thereof, and such changes shall be subject to Landlord’s approval, such approval not to be unreasonably withheld, conditioned or delayed.  Within thirty (30) days following installation of the monument signs and submission of an invoice evidencing the cost of constructing and installing such monument signs (and proof that such invoices have been paid), Landlord shall reimburse Tenant for the costs thereof (such reimbursement not to exceed the amount approved by Landlord as set forth herein).  Any changes to the monument sign after the initial construction thereof shall be at Tenant’s sole cost and expense.  During the Term of this Lease, Tenant, at Tenant’s sole cost and expense, shall maintain, repair and restore the monument signs.  Upon the expiration or earlier termination of the Term of this Lease, and upon any event pursuant to which the Sign Conditions cease to prevail, Tenant, at Tenant’s sole cost and expense, shall remove any panels or other information that identifies the Project as being occupied by Tenant (or any Transferee) and repair and restore the surfaces on which such signs were attached to their prior condition, at Tenant’s expense.  Any such monument sign shall be subject to the applicable provisions of this Lease, Applicable Law, and Landlord’s other reasonable requirements.

30.4                    Building Signage.  So long as the Sign Conditions continue to prevail, Tenant shall have the exclusive right, at Tenant’s sole cost and expense, subject to Applicable Law, the terms of this Lease and Landlord’s approval rights, to install and maintain two (2) exterior signs on each Building (each hereinafter, “Building Sign”).  The location, size, construction, mounting and design of each Building Sign shall be subject to Landlord’s approval (which approval shall not be unreasonably withheld or delayed).  Tenant shall obtain, at its expense, all permits and approvals required for the installation of each Building Sign prior to the installation thereof (but shall not be permitted to seek any zoning or similar relief for Building’s Sign without Landlord’s consent, which may be withheld in Landlord’s sole discretion), and shall keep all such perm its and approvals in full force and effect throughout the Term.  Tenant acknowledges that each such Building Sign shall be at Tenant’s risk and Tenant shall perform all maintenance and repairs to each Building Sign required to keep it in good condition.  The installation, repair, maintenance and removal of any Building Sign shall be subject to the applicable provisions of the Lease and Landlord’s other reasonable requirements.  Tenant shall promptly notify Landlord any proposed changes in the Building Sign, including the addition of signage for any Transferee permitted hereunder, and any estimated costs thereof, and such changes shall be subject to Landlord’s approval, such approval not to be unreasonably withheld, conditioned or delayed.  Any changes to the Building Sign shall be at Tenant’s sole cost and expense.  Upon the expiration or earlier termination of the Term of this Lease, and upon any event pursuant to which the Sign Conditions cease to prevail, Tenant shall remove each Building Sign (and all associated hardware) from the applicable Building and shall fill all holes and repair all damage caused by such removal and restore the affected area to a condition and appearance which is consistent with the finishes (e.g. paint) in close proximity to such area.

30.5                    Transferee Rights to Signage.  In the event of a Transfer in accordance with Section 15 hereinabove, Tenant shall have the right to add such Transferee’s signage to the Building Sign, monument signs, directional signs, and directory contemplated in this Section 30, all subject to Landlord’s approval, such approval not to be unreasonably withheld , conditioned or delayed.

31.                            Personal Property Taxes.

Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises or in or on the Project.  If any taxes for which

Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’ s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within thirty (30) days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with Applicable Laws and if the non-payment thereof does not pose a threat of loss or seizure of the Building or the Project or interest of Landlord therein or impose any fee or penalty against Landlord.

32.                            General Provisions.

32.1                    No Waiver.  The waiver by Landlord or Tenant of any breach of any provision contained in this Lease, which waiver shall only be effective if the same is in writing, or the failure of Landlord or Tenant to insist on strict performance by Tenant or Landlord, shall not be deemed to be a waiver of such provision as to any subsequent breach thereof or of any other provision contained in this Lease.  The acceptance of Rents hereunder by Landlord shall not be deemed to be a waiver of any breach or default by Tenant regardless of Landlord’s knowledge of such breach or default at the time of acceptance of Rent.

32.2                    Terms; Headings.  The words “Landlord” and “Tenant” as used herein shall include the plural, as well as the singular.  The words used in neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter.  If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.  The headings or titles of this Lease shall have no effect upon the construction or interpretation of any part hereof.  Any reference to a period of time measured in days refers to calendar days unless otherwise specifically indicated.

32.3                    Entire Agreement; Electronic Records.  This instrument along with any exhibits and attachments or other documents attached hereto constitutes the entire and exclusive agreement between Landlord and Tenant with respect to the Premises.  The exhibits attached hereto are incorporated herein by this reference for all purposes.  This instrument and said exhibits and attachments and other documents may be altered, amended, modified or revoked only by an instrument in writing signed by both Landlord and Tenant.  Landlord and Tenant hereby agree that all prior or contemporaneous oral and written understandings, agreements or negotiations relative to the leasing of the Premises are merged into and superseded by this instrument.  Landlord and Tenant hereby agree not to conduct the transactions or communications contemplated by this Lease by electronic means, except as specifically set forth in Section 35; nor shall the use of the phrase “in writing” or the word “written” be construed to include electronic communications except as specifically set forth in Section 35.

32.4                    Successors and Assigns.  Subject to the provisions of Section 15 relating to Assignment and Sublease, this Lease is intended to and does bind the heirs, executors, administrators, successors and assigns of any and all of the parties hereto.

32.5                    Notices.  All notices, consents, approvals, requests, demands and other communications (collectively “notices”) which Landlord or Tenant are required or desire to serve upon, or deliver to, the other shall be in writing and shall be sent by certified U.S.  mail, return receipt requested, or by personal delivery, or by a reputable commercial overnight courier service (such as, but not limited to, Federal Express), to the appropriate address indicated in the Lease Summary, or at such other place or places as either Landlord or Tenant may, from time to time, designate in a written notice given to the other.  If the term “Tenant” in this Lease refers to more than one person or entity, Landlord shall be required to make service or delivery, as aforesaid, to any one of said persons or entities only.  Notices shall be deemed sufficiently served or given at the earlier of (i) time of receipt, (ii) three (3) days after it was sent by U.S. mail, (iii) the date of hand delivery, or (iv) one (1) day after it was sent by overnight courier.  Any notice, request, communication or demand by Tenant or Landlord to the other party hereto shall be addressed in accordance with the addresses set forth in the Lease Summary.  Rejection or other refusal to accept a notice or the inability to deliver the same because of a changed address of which no notice was given, shall be deemed to be receipt of the notice on the date delivery was first attempted.  Any notice of a Tenant default shall be sent to all Tenant addresses set forth in the Lease Summary (or such other addresses as Tenant may provide to Landlord in the manner set forth herein) by certified U.S. mail, return receipt requested.

32.6                    Severability.  If any provision of this Lease shall be held invalid or unenforceable to any extent, the remaining provisions of this Lease shall not be affected thereby and each of said provisions shall be valid and enforceable to the fullest extent permitted by law.

32.7                    Time of Essence.  Time is of the essence of this Lease and each provision hereof in which time of performance is established.

32.8                    Governing Law.  This Lease shall be governed by, interpreted and construed in accordance with the laws of the State of Texas applicable to contracts executed and performed entirely within the State of Texas.  Any party bringing a legal action or proceeding against any other party arising out of or relating to this Lease must bring such legal action or proceeding in the applicable court(s) of Travis County, Texas having jurisdiction over the subject matter of such action or proceeding, and each party submits to the jurisdiction of such court(s).

32.9                    Attorneys’ Fees.  In the event of any dispute, whether in litigation or in an alternative dispute resolution proceeding, between the parties, the prevailing party shall be entitled to obtain, as part of the resolution thereof, all reasonable attorneys’ fees, costs and expenses incurred in connection with such dispute, except as may be limited by Applicable Law.

32.10            Light and Air.  Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building or any other portion of the Project shall in no manner affect this Lease or impose any liability whatsoever on Landlord or Tenant.

32.11            Bankruptcy Prior to Commencement.  If, at any time prior to the Commencement Date, any action is taken by or against Tenant in any court pursuant to any statute pertaining to bankruptcy or insolvency or the reorganization of Tenant, Tenant makes any general assignment for the benefit of creditors, a trustee or receiver is appointed to take possession of substantially all of Tenant’s assets or of Tenant’s interest in this Lease, or there is an attachment, execution or other judicial seizure of substantially all of Tenant’s assets or of Tenant’s interest in this Lease, then (to the extent permitted by law) this Lease shall ipso facto be canceled and terminated and of no further force or effect.  In such event, neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of any order of any court shall be entitled to possession of the Premises or any interest in this Lease and Landlord shall, in addition to any other rights and remedies under this Lease, be entitled to retain any Rent, security deposit or other monies received by Landlord from Tenant as liquidated damages.

32.12            Force Majeure.  Neither Landlord nor Tenant shall be liable for any failure to comply or delay in complying with its obligations hereunder if such failure or delay is due to Force Majeure Events, except for the payment of Rent by Tenant.  Neither Landlord nor Tenant shall be obliged to settle any strike to avoid a Force Majeure Event from continuing.

32.13            Applicable Laws.  At its sole cost and expense, Tenant shall promptly comply with all requirements of Applicable Laws relating to or arising out of the use, occupancy, repair or alteration of the Premises, other than making any changes to the structure of the Building.  Tenant, at its sole cost and expense, shall obtain and maintain throughout the Term, any business licenses or permits required by any governmental body for the conduct of its business within the Premises.  Landlord shall promptly remedy any latent defects in Landlord’s Work following notification from Tenant in writing within the first Lease Year.

32.14            Estoppel Certificate.  From time to time, Tenant shall furnish to any party designated by Landlord, within ten (10) business days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request.  Unless otherwise required by Landlord’s Mortgagee or a prospective purchaser or mortgagee of the Project, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit I.  If Tenant does not deliver to Landlord the certificate signed by Tenant within such required time period, Landlord, Landlord’s Mortgagee and any prospective purchaser or mortgagee, may conclusively presume and rely upon the following facts:  (a) this Lease is in full force and effect; (b) the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (c) not more than one monthly installment of Base Rent and other charges have been paid in advance; (d) there are no claims against Landlord nor any defenses or rights of offset against collection of Rent or other charges; and (e) Landlord is not in default under this Lease.  In such event, Tenant shall be estopped from denying the truth of the presumed facts.

32.15            Examination of Lease.  The submission of this instrument for examination or signature by Tenant, Tenant’s agents or attorneys, does not constitute a reservation of, or an option to lease, and this instrument shall not be effective or binding as a lease or otherwise until its execution and delivery by both Landlord and Tenant.

32.16            Limitation on Liability.  NOTWITHSTANDING ANYTHING IN THIS LEASE OR ANY APPLICABLE LAW TO THE CONTRARY, THE LIABILITY OF LANDLORD HEREUNDER (INCLUDING ANY SUCCESSOR LANDLORD HEREUNDER) AND ANY RECOURSE BY TENANT AGAINST LANDLORD SHALL BE LIMITED SOLELY TO THE INTEREST OF LANDLORD IN THE PROJECT, AND

NEITHER LANDLORD, NOR ANY OF ITS CONSTITUENT MEMBERS, NOR ANY OF THEIR RESPECTIVE AFFILIATES, PARTNERS, MANAGERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SHAREHOLDERS SHALL HAVE ANY PERSONAL LIABILITY THEREFOR, AND TENANT, FOR ITSELF AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER TENANT, EXPRESSLY WAIVES AND RELEASES LANDLORD AND SUCH RELATED PERSONS AND ENTITIES FROM ANY AND ALL PERSONAL LIABILITY.  IN NO EVENT SHALL LANDLORD BE LIABLE FOR CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES.  TENANT HEREBY WAIVES ITS STATUTORY LIEN UNDER SECTION 91.004 OF THE TEXAS PROPERTY CODE.  NEITHER TENANT, NOR ANY OF ITS CONSTITUENT MEMBERS, NOR ANY OF THEIR RESPECTIVE AFFILIATES, PARTNERS, MANAGERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SHAREHOLDERS SHALL HAVE ANY PERSONAL LIABILITY RELATED TO THIS LEASE.

32.17            Representations.

(a)                               Representations by Tenant.  Tenant represents and warrants to Landlord that, on the date hereof and throughout the Term, the following:

(1)                              Tenant is a limited liability company, duly organized and validly existing in good standing under the laws of Delaware, has qualified to do business in the State of Texas and has all requisite power and authority to enter into and perform its obligation under this Lease;

(2)                              no governmental action is required to be taken, given or obtained, as the case may be, by or from any governmental authority and no filing.  recording, publication or registration in any public office or any other place, is necessary to authorize the execution, delivery and performance by Tenant of this Lease or for the legality, validity, binding effect or enforceability hereof;

(3)                              the execution and delivery of this Lease by Tenant and the performance of its obligation hereunder will not contravene any Applicable Laws, or any judgment or order applicable to or binding on it, or contravene or result in any breach of, or constitute any default under, its articles of organization, operating agreement or any indenture, mortgage, contract, agreement or instrument to which the Tenant is a party or by which any of its properties may be bound; and

(4)                              the execution, delivery and performance of this Lease by Tenant has been duly authorized by all necessary action;

(5)                              this Lease has been duly executed and delivered by Tenant and constitutes the legal, valid and binding obligation of Tenant enforceable against Tenant in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, liquidation or similar laws affecting creditors’ rights generally and by general principles of equity; and

(6)                              Tenant is in compliance and will continue to comply with all applicable anti-money laundering laws, including, without limitation, the USA Patriot Act, and the laws administered by the United States Treasury Department’s Office of Foreign Assets Control, including, without limitation, Executive Order 13224 (the “Executive Order”).  Tenant further represents (such representation to be true throughout the Term) (i) that it is not, and it is not owned or controlled directly or indirectly by any person or entity, on the SDN List published by the United States Treasury Department’s Office of Foreign Assets Control and (ii) that it is not a person otherwise identified by government or legal authority as a person with whom a U.S.  person is prohibited from transacting business.  As of the date hereof, a list of such designations and the text for the Executive Order are published under the internet website address www.ustreas.gov/offices/enforcement/ofac.

(b)                              Representations by Landlord.  Landlord represents and warrants to Tenant that, on the date hereof and throughout the Term, the following:

(1)                              Landlord is a limited liability company, duly organized and validly existing in good standing under the laws of Delaware, has qualified to do business in the State of Texas and has all requisite power and authority to enter into and perform its obligation under this Lease.  Landlord discloses to Tenant that it is affiliated with Lincoln Property Company, and the Landlord’s Broker;

(2)                              no governmental action is required to be taken, given or obtained, as the case may be, by or from any governmental authority and no filing, recording, publication or registration in any public office or any other place, is necessary to authorize the execution, delivery and performance by Landlord of this Lease or for the legality, validity, binding effect or enforceability hereof;

(3)                              the execution and delivery of this Lease by Landlord and the performance of its obligation hereunder will not contravene any Applicable Laws, or any judgment or order applicable to or binding on it, or contravene or result in any breach of, or constitute any default under, its articles of organization, operating agreement or any indenture, mortgage, contract, agreement or instrument to which the Landlord is a party or by which any of its properties may be bound; and

(4)                              the execution, delivery and performance of this Lease by Landlord has been duly authorized by all necessary action;

(5)                              this Lease has been duly executed and delivered by Landlord and constitutes the legal, valid and binding obligation of Landlord enforceable against Landlord in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, liquidation or similar laws affecting creditors’ rights generally and by general principles of equity; and

(6)                              Landlord is in compliance and will continue to comply with all applicable anti-money laundering laws, including, without limitation.  the USA Patriot Act, and the laws administered by the United States Treasury Department’s Office of Foreign Assets Control, including, without limitation, the Executive Order.  Landlord further represents (such representation to be true throughout the Term) (i) that it is not, and it is not owned or controlled directly or indirectly by any person or entity, on the SON List published by the United States Treasury Department’s Office of Foreign Assets Control and (ii) that it is not a person otherwise identified by government or legal authority as a person with whom a U.S.  person is prohibited from transacting business.

32.18            Memorandum of Lease.  Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a Default under this Lease.

32.19            Landlord’s Fees.  Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including, without limitation, reasonable fees of attorneys, engineers and architects, within thirty (30) days after Landlord’s delivery to Tenant of a statement of such costs.  Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

32.20            Landlord’s Knowledge.  Landlord and Tenant each specifically acknowledge and agree that all references in this Lease to the phrase “to Landlord’s knowledge” (or other similar phrase) (a) shall mean the actual (not constructive) personal knowledge of Mike Crockett (“Landlord’s Manager”); (b) shall in no case mean or refer to the actual or constructive knowledge of any other employee, trustee, partner, agent or partner of a partner, officer, director or other representative of Landlord or any investment advisor, attorney, contractor or representative of Landlord (together with Landlord’s Manager, “Landlord’s Representatives”); and (c) shall in no event or circumstance impose upon Landlord or any of Landlord’s Representatives any duty or obligation to verify, inquire or make any independent inquiry or investigation of any such representation, warranty or statement, or to otherwise investigate the facts or circumstances relating or otherwise pertinent thereto.  Tenant further acknowledges and agrees that none of Landlord’s Representatives shall be personally liable, or otherwise have any personal liability, under or in connection with this Lease, including without limitation, in connection with any of the representations, warranties or statements made in connection with, or pursuant to, this Lease.

33.                            DTPA WAIVER.

PURSUANT TO SECTION 17.42 OF THE TEXAS BUSINESS AND COMMERCE CODE, TENANT WAIVES ALL PROVISIONS OF SUBCHAPTER E OF CHAPTER 17 OF SUCH CODE (OTHER THAN SECTION 17.555) (THE “DTPA”) WITH RESPECT TO THIS LEASE.  TO INDUCE LANDLORD TO ENTER INTO THIS LEASE, TENANT REPRESENTS AN D WARRANTS:  (A) TENANT IS REPRESENTED BY LEGAL COUNSEL OF ITS OWN CHOICE AND DESIGNATION IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS LEASE; (B) TENANT’S COUNSEL WAS NOT DIRECTLY OR INDIRECTLY IDENTIFIED, SUGGESTED OR SELECTED BY LANDLORD OR AN AGENT OF LANDLORD; (C) TENANT IS LEASING THE PREMISES FOR BUSINESS OR COMMERCIAL PURPOSES, NOT FOR USE AS TENANT’S

RESIDENCE; (D) TENANT HAS SUFFICIENT KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS AND IT CAN EVALUATE THE MERITS AND RISKS OF THIS LEASE; (E) TENANT IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION RELATIVE TO LANDLORD WITH RESPECT TO THIS LEASE; (F) TENANT HAS A CHOICE OTHER THAN TO ENTER INTO THIS LEASE WITH THIS DTPA WAIVER PROVISION, IN THAT IT CAN ENTER INTO A LEASE AGREEMENT WITH ANOTHER LANDLORD OR PAY MORE CONSIDERATION TO ENTER INTO THIS LEASE WITHOUT THIS DTPA WAIVER PROVISION; (G) TENANT IS KNOWINGLY AND VOLUNTARILY AGREEING TO THIS DTPA WAIVER PROVISION AND CONSIDERS IT BINDING AND ENFORCEABLE; AND (H) TENANT ACKNOWLEDGES THAT LANDLORD WOULD NOT ENTER INTO THIS LEASE FOR THE SAME CONSIDERATION OR UPON THE SAME TERMS BUT FOR THE INCLUSION OF THIS DTPA WAIVER PROVISION IN THIS LEASE.

34.                            Hazardous Materials.

The term “Hazardous Materials” means any substance, material, or waste which is now or hereafter classified or considered to be hazardous, toxic, or dangerous under any Applicable Laws relating to pollution or the protection or regulation of human health, natural resources or the environment, or poses or threatens to pose a hazard to the health or safety of persons on the Premises or the Project.  Tenant shall not use, generate, store, or dispose of, or permit the use, generation, storage or disposal of Hazardous Materials on or about the Premises or the Project except in a manner and quantity necessary for the ordinary performance of Tenant’s business, and then in compliance with all Applicable Laws.  If Tenant breaches its obligations under this Section, Landlord may immediately take any and all action reasonably appropriate to remedy the same, including taking all appropriate action to clean up or remediate any contamination resulting from Tenant’s use, generation, storage or disposal of Hazardous Materials.  Tenant shall defend, indemnify, and hold harmless the Indemnified Parties from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys’ fees and cost of cleanup and remediation) arising from Tenant’s failure to comply with the provisions of this Section.  This indemnity provision shall survive termination or expiration of this Lease.  Landlord shall not (and shall not permit its agents or employees to) use, generate, store or dispose of Hazardous Materials at the Building, except in a manner and quantity necessary for the operation of the Building and then in compliance with all Applicable Laws.  To Landlord’ s knowledge no Hazardous Materials exist, or will exist, at the Premises, the Building or the Project as of the Commencement Date.  Tenant shall have no obligations as to Hazardous Materials existing at the Project as of the date of this Lease.  Landlord agrees to comply with all applicable laws related to Hazardous Materials.  Nothing herein shall subject Tenant to liability for Hazardous Materials existing on the Project as of the Delivery Date, seeping onto the Project from adjoining properties, brought onto the Project by Landlord, or subsequently found on the Project unless such Hazardous Materials are placed on the Project by Tenant or any Tenant Party.

35.                            Counterparts.

This Lease may be executed in multiple counterparts, including by fax, electronic mail and other electronic means, each of which shall be deemed an original and all of which together shall constitute a single instrument.

36.                            Relation of Parties.

It is the intention of this Lease to create the relationship between the parties hereto of landlord and tenant and no other relationship whatsoever, and nothing contained in this Lease (including, without limitation, the method of determining Rent) shall be construed to make the parties hereto partners or joint venturers or to render either party hereto liable for any of the debts or obligations of the other party.

37.                            Joint and Several Liability.

If Tenant is comprised of more than one party (or if Tenant permits any other party to occupy the Premises), each such party shall be jointly and severally liable for Tenant’s obligations under this Lease.  If Landlord is comprised of more than one party, each such party shall be jointly and severally liable for Landlord’s obligations under this Lease.  Notices, payments and agreements given or made by, with or to any one person or entity shall be deemed to have been given or made by, with and to all of them.  All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.

38.                            Appraisal of the Project.

TENANT HEREBY WAIVES ALL RIGHTS TO PROTEST THE APPRAISED VALUE OF THE PROJECT OR TO APPEAL THE SAME AND ALL RIGHTS TO RECEIVE NOTICES OF REAPPRAISALS AS SET FORTH IN SECTIONS 41.413 AND 42.015 OF THE TEXAS TAX CODE.

39.                            Financial Reports.

Within 15 days after Landlord’s request, Tenant will furnish Tenant’s most recent audited annual financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements for the most recently published quarter.  Tenant will discuss its financial statements with Landlord.  Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except (a) to Landlord’s Mortgagee or prospective mortgagees or purchasers of the Building, (b) in litigation between Landlord and Tenant, and/or (c) if required by Applicable Law or court order.  Tenant shall not be required to deliver the financial statements required under this Section more than once in any 12-month period unless requested by Landlord’ s Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.

40.                            Confidentiality.

Both Landlord and Tenant acknowledge that the terms and conditions of this Lease (other than the existence of this Lease and the location of the Premises) are to remain confidential for both parties’ benefit, and may not be disclosed by either party to anyone, by any manner or means, directly or indirectly, without the other party’s prior written consent; however, Landlord or Tenant may disclose the terms and conditions of this Lease to its respective attorneys, accountants, brokers, employees and existing or prospective financial partners and, as to Landlord, any potential purchasers, or any other party assisting Landlord in the sale or valuation of the Project, or if required by Applicable Laws or court order, provided all parties to whom Landlord or Tenant is permitted hereunder to disclose such terms and conditions are advised by Landlord or Tenant (as the case may be} of the confidential nature of such terms and conditions and agree to maintain the confidentiality thereof (in each case, prior to disclosure).  The disclosing party shall be liable for any disclosures made in violation of this Section by the disclosing party or by any entity or individual to whom the terms of and conditions of this Lease were disclosed or made available by the disclosing party.  The consent by either party to any disclosures shall not be deemed to be a waiver on the part of such party of any prohibition against any future disclosure.  Notwithstanding anything to the contrary herein, Landlord and Tenant shall each have the right to make disclosures of the terms of this Lease (a) to the extent required by legal requirements, (b) to the extent reasonably required to enforce such party’s rights hereunder, (c) to the extent reasonably necessary in connection with such party’s financing, selling, leasing, or otherwise transferring or capitalizing its assets or its business (or any such transaction consummated by such party’s affiliate) (including, without limitation, disclosures that are reasonably necessary to comply with rules of the Securities and Exchange Commission or any stock exchange), (d) to the extent reasonably required in connection with such party’s books and records being audited, (e) to the extent reasonably required in constructing, operating, maintaining, repairing or restoring the Premises or the other portions of the Project, and (f) pursuant to a press release which has been approved by both parties.

41.                            No Construction Contract.

Landlord and Tenant acknowledge and agree that this Lease, including all exhibits a part hereof, is not a construction contract or an agreement collateral to or affecting a construction contract.

42.                            Abated Rent Buy-Out.

If this Lease or any amendment hereto contains any provision for the abatement of Rent granted by Landlord as an inducement or concession to secure this Lease or amendment hereto (other than as a result of casualty, condemnation, or interruption of services), then in connection with any sale, financing or refinancing of the Building or Project, Landlord shall have the right to buy out all or any portion of the abated Rent at any time prior to the expiration of the abatement period by (a) providing written notice thereof to Tenant and (b) paying to Tenant the amount of abated Rent then remaining due remaining discounted to present value at a per annum rate equal to the “Prime Rate” as published on the date this Lease is terminated by The Wall Street Journal in its listing of “Money Rates” minus one percent.  If Landlord elects to buy out all or a portion of the abated Rent, Landlord and Tenant shall, at Landlord’s option, enter into an amendment to the Lease.  In no event shall Landlord be obligated to pay a commission with respect to the abated Rent and Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed with respect to the abated Rent by any broker or agent claiming the same by, through or under the indemnifying party.

43.                            Usury.

All agreements between Landlord and Tenant, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever shall the amount contracted for, charged or received by Landlord for the use, forbearance or retention of money hereunder or otherwise exceed the maximum amount which Landlord is legally entitled to contract for, charge or collect under the applicable state or federal law.  If, from any circumstance whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall be automatically reduced to the limit of such validity, and if from any such circumstance Landlord shall ever receive as interest or otherwise an amount in excess of the maximum that can be legally collected, then such amount which would be excessive interest shall be applied to the reduction of rent hereunder, and if such amount which would be excessive interest exceeds such rent, then such additional amount shall be refunded to Tenant.

44.                            Special Provisions.

44.1                    Renewal Option.  Provided no Event of Default exists at the time of such election or the commencement of the applicable Renewal Term, Tenant may renew this Lease for the entire Premises for two (2) additional periods of five (5) years each (each a “Renewal Term”) on the same terms provided in this Lease (except as set forth below), by delivering written notice (“Tenant’s Notice”) of the exercise thereof to Landlord at least two hundred seventy (270) but not more than three hundred sixty five (365) days, prior to the last day of the initial Term or Renewal Term then in effect.  If Tenant fails to timely deliver such notice, Tenant’s renewal option shall terminate and be of no further force or effect.  On or before the commencement date of the applicable Renewal Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows.

(a)                               The Base Rent for the applicable Renewal Term (the “Market Base Rent”) shall be one hundred percent (100%) of the “market base rent” for the Premises during such Renewal Term including escalations from year to year, which “market base rent” shall be the base rental rates for new leases or renewals of direct leases (not subleases) for similar space (taking into account the age of building, quality, size, location, floor(s), views, concessions, and expenses) by no-equity tenants of comparable credit-worthiness in Comparable Buildings in the area of the Building then available for lease.

(b)                              At least 240 days prior to the expiration of the Lease Term or Renewal Term then in effect, Landlord shall give Tenant written notice (“Landlord’s Determination Notice”) of Landlord’s determination of the Market Base Rent for the applicable Renewal Term for the Premises, including any annual escalations.  If Tenant agrees with Landlord’s determination for the Premises, Tenant shall so notify Landlord within ten (10) business days after delivery of Landlord’s Determination Notice to Tenant, and the Market Base Rent for such Renewal Term for the Premises shall be as stated therein.  In the event that Tenant does not agree with Landlord’s determination for the Premises, Tenant shall so notify Landlord within ten (10) business days after delivery of Landlord’s Determination Notice to Tenant (“Tenant’s Objection Notice”), which objection notice must propose an alternative Market Base Rent for the applicable Renewal Term as determined in good faith by Tenant, and Landlord and Tenant shall have twenty (20) days from the date Tenant’s Objection Notice is delivered to Landlord to agree upon the Market Base Rent for the Premises.  If Landlord and Tenant fail to agree upon the Market Base Rent for such Renewal Term within such 20-day period, then the Market Base Rent for the Premises shall be determined by Baseball Arbitration, as set forth in subsection (c) below.

(c)                               If Landlord and Tenant shall fail to agree upon a final and binding Market Base Rent for the applicable Renewal Term as set forth above, then within fifteen (15) days after the end of such 20-day negotiation period, Landlord and Tenant shall each designate an arbitrator; and within twenty (20) days of Landlord and Tenant each designating an arbitrator, Landlord’s arbitrator and Tenant’s arbitrator shall mutually designate a third arbitrator (collectively referred to herein as the “Arbitrators” and individually as an “Arbitrator”) .  If Landlord and Tenant shall fail to timely designate an arbitrator, or if the two Arbitrators shall fail to timely agree upon the choice of such third Arbitrator, then either party may apply to the American Arbitration Association or any successor thereto having jurisdiction to designate an arbitrator.  The Arbitrators shall each be a real estate broker or consultant that (i) is familiar with recent direct leases (not subleases) of Comparable Buildings, and (ii) has no direct or indirect financial or other business interest in any party hereto or the Building, and is not affiliated with any party hereto.  The Arbitrators shall conduct such hearings and investigations as they may deem appropriate and shall, within thirty (30) days after the designation of the third Arbitrator, determine which of the two (2) proposals shall be the Market Base Rent for the Premises (which shall be either the Market Base Rent proposed by Landlord in the Landlord’ s Determination Notice or the Market Base Rent proposed by Tenant in Tenant’s Objection Notice for such Premises, but no other amount), such determination to be made by majority vote of the Arbitrators and which vote shall be final and binding upon Landlord and Tenant, provided that the Arbitrators shall not have the power to add to, modify, or change any of the provisions of this Lease.  Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Clause, and the parties shall share equally all other expenses and fees of any such Arbitration.

(d)                             Tenant shall have no further renewal options unless expressly granted by Landlord in writing; and

(e)                               Landlord shall lease to Tenant the Premises in their then-current condition, without any allowances or concessions or abatements.

Tenant’s rights under this Section 44.1 shall terminate if (1) this Lease or Tenant’s right to possession of the Premises is terminated, (2) Tenant’s Tangible Net Worth at the time of such election or the commencement of the Renewal Term is materially less than Tenant’s Tangible Net Worth as of the date of this Lease, or (3) Tenant fails to timely exercise its option under this Section 44.1, time being of the essence with respect to Tenant’s exercise thereof.

44.2                    Roof; Additional Equipment.  Except for Tenant’s (and its employees and invitees) use of, and access to, the Rooftop Terrace being constructed by Landlord on Building J in accordance with Section 44.2(a) below, and except as set forth in Section 44.2(b) below, Tenant shall have no right to use the roof of either Building.

(a)                               Rooftop Terrace.  Tenant’s use of and access to the Rooftop Terrace shall be subject to Landlord’s reasonable rules and regulations promulgated by Landlord from time to time and all Applicable Laws.  The Rooftop Terrace shall remain in place as of the expiration or earlier termination of this Lease and Tenant shall have no obligation to remove same.  Subject to the mutual waiver of subrogation set forth in Section 12.6, Tenant shall protect, defend, indemnify and hold harmless Landlord from and against claims, damages, liabilities, costs and expenses of every kind and nature, including attorneys’ fees, incurred by or asserted against Landlord arising out of Tenant’s (or its employees or invitees) use of or access to the Rooftop Terrace, provided that in no event shall the Tenant’s indemnification or hold harmless obligations be construed as requiring Tenant to indemnify or hold harmless the Landlord or any other third party for any damages or injuries to the extent caused by the gross negligence or willful misconduct of Landlord or such third party or their respective employees, contractors or agents.  The foregoing indemnification shall survive the expiration or earlier termination of this Lease.  Landlord shall maintain and repair the Rooftop Terrace and such costs to maintain and repair same shall be included in Operating Expenses.  Tenant shall promptly notify Landlord of any required repair or maintenance items related to the Rooftop Terrace.  The square footage of the Rooftop Terrace shall not be included in the calculation of the rentable square footage of the Premises.

(b)                              Additional Equipment.

(1)                              Right to Install Generator and Rooftop Equipment.  Provided Tenant complies with the terms of this Section 44.2(b), Tenant may, at its risk and expense, install, operate and maintain (a) one generator and an associated uninterruptible power source system for emergency back-up purposes (collectively, the “Generator”, which defined term shall also refer to any associated fuel tank and all related equipment) at a mutually agreeable location, and (b) a satellite dish/microwave antenna and related equipment and wiring and/or one or more supplemental HVAC systems reasonably necessary for Tenant’s business operations at locations approved by Landlord (which shall not be unreasonably withheld, conditioned or delayed, subject to the terms of this Section 44.2(b)) (collectively, the “Rooftop Equipment”).  The Rooftop Equipment and the Generator may be collectively referred to as the “Additional Equipment.”  Any fuel tank associated with the Generator, together with such Generator, shall be a single, self-contained, double-wall, above-ground fuel tank unit and equipped with a critical silence muffler.  No underground storage tanks may be installed or used in connection with the Generator.

(2)                              Delivery of Plan, Specifications and Permits.  Before installing the Additional Equipment, Tenant shall submit to Landlord for its reasonable approval of the size, location and screening thereof (a) construction ready plans and specifications prepared by a registered professional engineer in the State in which the Premises are located reasonably approved by Landlord which (1) specify in detail the design, location, size, model, weight, method of installation (including separation walls, sound proofing and ventilation system), method of screening, and frequency of the Additional Equipment, and (2) are sufficiently detailed to allow for the installation of the Additional Equipment in a good and workmanlike manner and in accordance with all Applicable Laws and (b) all necessary consents, approvals, perm its or registrations, including architectural guidelines in effect for the area in which the Building is located as they may be amended from time to time, required for the installation, maintenance, use or operation of the Additional Equipment.  Landlord may, as a condition to approving installation of the Additional Equipment, require that Tenant screen the Additional Equipment with a parapet wall or other screening device acceptable to Landlord, in its reasonable discretion as long as they are consistent with Landlord’s other screening materials and parameters.  If the Additional Equipment uses any electricity (including for any back-up batteries or power sources) and is not otherwise connected to Tenant’s existing electricity system, Tenant shall pay for the cost to purchase and install electrical connection equipment and wiring.  Landlord’s approval of any such plans and specifications shall not constitute a representation or warranty by Landlord that such plans and specifications comply with sound architectural guidelines and/or engineering practices or will comply with all Applicable Laws; such compliance shall be the sole responsibility of Tenant.  Tenant shall maintain all permits necessary for the maintenance and operation of the Additional Equipment while it is on the Building, and all such permits shall be in Tenant’s name.

(3)                              Tenant ‘s Installation of Additional Equipment.  Tenant shall install (in a good and workmanlike manner) the Additional Equipment in accordance with the approved plans and specifications therefor and all Applicable Laws (including all applicable permits and consents issued with respect to the Additional Equipment) in a manner so as not to damage the Building.

(4)                              Tenant’s Operation and Maintenance of Additional Equipment.  Tenant shall operate and maintain the Additional Equipment and the screening therefor in good repair and condition, in accordance with all Applicable Laws, all manufacturer’s suggested maintenance programs, and the approved plans and specifications therefor, all at Tenant’s sole cost and expense.  All work relating to the Rooftop Equipment shall, at Tenant’s expense, be coordinated with Landlord ‘s roofing contractor so as not to affect any warranty for the Building’s roof, and Tenant shall not walk on or damage the roof membrane or reinforcing wire.  Tenant shall (a) properly fuel and immediately remove from the area surrounding the Generator any spills or other leaks of fluid from the Generator, (b) ensure that the Generator is properly exhausted at all times so as to minimize odors emanating therefrom, and (c) if Tenant is not leasing all of the office portion of the Building, ensure that all testing of the Generator is performed after normal business hours, and Landlord and Tenant shall cooperate in good faith to ensure no testing is disruptive to other Project tenants.

(5)                              Relocation of Additional Equipment.  Tenant may not relocate any of the Additional Equipment without the prior written consent of Landlord (which shall be governed by Section 44.2(b)(2) above).  Tenant agrees that, upon at least 60 days’ prior written notice to Tenant from Landlord that Landlord reasonably requires Tenant to relocate any Rooftop Equipment in order to accommodate roof repair or replacement (which notice may be given at any time and from time to time during the Term), Tenant shall relocate such Rooftop Equipment from the then existing location to any substitute location reasonably designated by Landlord on the Building.  Tenant shall complete (at Tenant’s sole cost and expense if the relocation is due to Landlord’s maintenance obligations under this Lease or required by Applicable Law, but otherwise at Landlord’s expense) such relocation prior to the expiration of such 60-day period and upon the expiration of such 60-day period Tenant shall have no further right to use or occupy the prior location until the completion of such roof repair or replacement, at which time Landlord may notify Tenant to relocate back to the original location and Tenant will perform such relocation as soon as reasonably practicable after such notice.  If Landlord exercises its right to cause Tenant to relocate all or a portion of the Rooftop Equipment pursuant to this Section 44.2(b)(5), Landlord shall use its commercially reasonable efforts to minimize any disruption to Tenant’s operations as a result thereof.  Tenant shall, at Tenant’s expense, repair all damage to the Building caused by the installation, maintenance or removal of the Rooftop Equipment at any such prior rooftop locations.

(6)                              Additional Equipment Removal Obligations; Landlord’s Rights.  Within 10 days after (a) the termination of Tenant’s right to possess the Premises, (b) the termination of this Lease, or (c) the expiration of the Term, Tenant shall, at its risk and expense, remove the Additional Equipment.  If Tenant fails to do so after five (5) business days written notice and opportunity to cure, Landlord may remove the Additional Equipment and store or dispose of it in any manner Landlord deems appropriate without liability to Tenant; Tenant shall reimburse Landlord for all costs incurred by Landlord in connection therewith, plus an administrative fee of 10% of such costs, within 30 days after Landlord’s delivery of an invoice therefor.  Alternatively, at Landlord’s election, Tenant shall deliver to Landlord all or such portion of the Additional Equipment as Landlord may require, in good repair and condition, normal wear and tear excepted (damages from casualty and condemnation excepted), and deliver to Landlord a bill of sale for such Additional Equipment and all operating manuals, keys and similar items with respect to the Additional Equipment, and thereafter the Additional Equipment shall be Landlord’s property.  Tenant shall repair any damage to the Building caused by or relating to the Additional Equipment, including that which is caused by its installation, maintenance, use, or removal, and Tenant shall restore the area of the roof on which Tenant’s Rooftop Equipment was located to its condition as of the installation date.  If Tenant fails to do so within 30 days after Landlord’s written request, Landlord may perform such work and Tenant shall pay to Landlord all reasonable costs incurred in connection therewith, plus an administrative fee of 10% of such costs, within 30 days after Landlord’s written request therefor.

(7)                              Disclaimer.  For all purposes under this Lease, the Additional Equipment shall be deemed to be included within the definition of Tenant’s Off-Premises Equipment.  LANDLORD SHALL HAVE NO RESPONSIBILITY OR LIABILITY TO TENANT, ITS AGENTS, EMPLOYEES, CONTRACTORS, VISITORS OR INVITEES FOR, LOSSES, DAMAGES OR INJURY TO PERSONS OR PROPERTY CAUSED BY, RELATED TO, OR ARISING OUT OF OR IN CONNECTION WITH, ANY SUCH CONNECTION TO, USE OF, OR FAILURE, NON-PERFORMANCE OR INADEQUATE PERFORMANCE OF, THE ADDITIONAL EQUIPMENT, AND TENANT HEREBY RELEASES LANDLORD FROM ANY AND ALL LIABILITY FOR SUCH LOSSES, DAMAGES OR INJURY, EVEN IF CAUSED BY THE NEGLIGENCE OF LANDLORD OR ITS EMPLOYEES AND/OR AGENTS (EXCEPT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ITS EMPLOYEES, CONTRACTORS AND/OR AGENTS).

(8)                              Personal Right.  The Additional Equipment may only be used in connection with Tenant’s business performed at the Project.  The rights granted to Tenant under this Section 44.2(b) are personal to Yeti Coolers, LLC, but may be assigned to any Permitted Transferee or any other assignee of Tenant’s interest in this Lease approved in writing by Landlord.  Tenant shall not allow any third party to use such equipment, whether by sublease, license, occupancy agreement or otherwise, except in connection with Permitted Transfers.

44.3                    Security Access.  Landlord, as part of Landlord’s Work, shall install a card-key access system or keypad system or other type of security system for entrance to the Building 24 hours a day, 7 days per week.  Landlord shall provide to Tenant up to 750 access cards or equivalent for use by Tenant’s employees; any additional cards shall be provided by Landlord at Tenant’s expense.  For so long as Tenant occupies the Premises and conducts business therein, Tenant may install, at Tenant’s expense, a supplemental card-key access system or keypad system or other type of security system within the Premises or portions thereof as well as security cameras in the elevator lobbies and stairwells, subject to Landlord’s prior approval of such system (such approval not to be unreasonably withheld, conditioned or delayed), provided that (i) Tenant shall provide Landlord with three (3) master keys (not to be duplicated) which shall be held by named individuals with contact information provided to Tenant, and (ii) Tenant shall be responsible for all costs related to the installation, maintenance, and repair of such supplemental system, and (iii) Tenant, at Tenant’s expense, shall remove such supplemental system on or before the expiration or earlier termination of the Lease, repair any damage caused by such removal, and restore the Building and Premises to good condition (including filling any holes and replacing any damaged paneling or other materials caused by such system or the removal thereof).  Landlord and Tenant shall cooperate in good faith to ensure that Landlord’s security access system for the entrance to the Buildings is compatible with Tenant’s supplemental security system.

44.4                    Right to Go Dark.  The parties acknowledge that Tenant has no obligation to continuously operate at the Premises.  In the event Tenant elects to cease operations at the Premises, Tenant shall deliver to Landlord written notice of Tenant’s decision to close.  All other obligations of this Lease, including without limitation Tenant’s payment of Rent as and when due under this Lease, shall continue in full force and effect.

44.5                    Traffic Light.  Landlord represents and warrants to Tenant that Landlord has (i) delivered to the City of Austin the costs associated with the installation of a traffic signal at the eastern most entrance to the Project (the “Signal”); and (ii) secured the necessary approval from the City of Austin and applicable jurisdictions for the installation of such Signal.  Landlord is not responsible for the installation of such Signal and, except as set forth below, shall have no liability to Tenant if the City of Austin fails to install same.  In the event the Signal is not installed by the City of Austin (or applicable governmental agency) and operational within one (1) year following the Commencement Date, then Landlord shall provide Tenant with a rental abatement in the amount of One Hundred Thousand & No/100 Dollars ($100,000.00), which abatement shall be applied against the Base Rent payment next due under the Lease.

44.6                    Management.  In the event of gross negligence or willful misconduct by Manager in its obligations set forth in this Lease or if Manager does not deliver first-class service and responsiveness similar to Comparable Buildings, or in the event such Manager is operating materially worse than those managers of Comparable Buildings, which failure and/or gross negligence or willful misconduct remains uncured for a period of thirty (30) days (or such longer period of time as may reasonably be required if such cannot reasonably be cured within such initial 30-day period), following Landlord’s receipt of written notice from Tenant, then from and after the expiration of such cure period and until the time such obligation is cured, Tenant shall have the right to require that Landlord replace the then-current Manager with a new management company reasonably acceptable to both Landlord and Tenant.

44.7                    Termination Right.  Tenant shall have a one-time right (“Termination Right”) to terminate this Lease in its entirety on the last day of the eighty-fourth (84th) full calendar month following the Commencement Date (“Termination Date”) by providing Landlord at least twelve (12) months prior written notice of Tenant’s exercise of such Termination Right (the “Termination Notice”).  Tenant shall have no obligation to pay any penalty or fee for its exercise of the Termination Right.  The failure of Tenant to timely give the Termination Notice shall be deemed a waiver by Tenant of the Termination Right.  Neither party shall have any further obligations to the other party in the event of Tenant’s termination under this Section, except for those obligations that expressly survive Lease termination.

44.8                    Serving of Alcohol in Premises.  So long as Tenant maintains liquor liability insurance as required in Section 12.1 and provides evidence thereof to Landlord, Tenant may, at Tenant’s sole risk, serve liquor and alcoholic beverages in the Premises to Tenant’s employees, clients and business invitees.  Notwithstanding Landlord’s indemnification contained in Section 17.1 , it is the intention of the parties that Tenant bear all risks relating to the serving of liquor by any Tenant Party; therefore, Tenant shall defend, indemnify and hold harmless Landlord, its agents and their respective affiliates from all losses, claims, costs and liabilities arising in connection with or relating to the serving of liquor or alcoholic beverages by a Tenant Party, including, without limitation, those arising from Landlord’s negligence (except to the extent caused by Landlord’s gross negligence or willful misconduct).

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the dates set forth below to be effective as of the Effective Date.

This Lease is executed as of the Lease Date (as defined in the Lease Summary).

LANDLORD:	LANTANA RIDGE JV LLC, a Delaware limited liability company

	By:	/s/ Michael D. Crockett
	Name:	Michael D. Crockett
	Title:	VP

TENANT:	YETI COOLERS, LLC, a Delaware limited liability company

	By:	/s/ Mathew Reintjes
	Name:	Matthew Reintjes
	Title:	Chief Executive Officer

EXHIBIT A

FLOOR PLAN

BUILDING ONE
BUILDING TWO
PLAZA
SOUTHWEST PKWY
ARCHITECTURAL SITE PLAN
LANTANA RIDGE
AUSTIN, TEXAS
DESIGN DEVELOPMENT PACKAGE
LINCOLN PROPERTY COMPANY
gff ARCHITECTS
SITE PLAN

FLOOR PLAN - LEVEL ONE

LANTANA RIDGE

AUSTIN, TEXAS

DESIGN DEVELOPMENT PACKAGE

LINCOLN PROPERTY COMPANY

gff ARCHITECTS

FLOOR PLAN - LEVEL ONE - BUILDING ONE

A1.01A

LANTANA RIDGE

AUSTIN, TEXAS

DESIGN DEVELOPMENT PACKAGE

LINCOLN PROPERTY COMPANY

gff ARCHITECTS

FLOOR PLAN - LEVEL TWO - BUILDING ONE

A1.02A

FLOOR PLAN - LEVEL THREE

LANTANA RIDGE

AUSTIN, TEXAS

DESIGN DEVELOPMENT PACKAGE

LINCOLN PROPERTY COMPANY

gff ARCHITECTS

FLOOR PLAN
LEVEL THREE
BUILDING ONE

A1.03A

1 FLOOR PLAN - LEVEL ONE

gff ARCHITECTS

LINCOLN PROPERTY COMPANY

DESIGN DEVELOPMENT PACKAGE

LANTANA RIDGE

AUSTIN, TEXAS

FLOOR PLAN - LEVEL ONE - BUILDING TWO

A1.01B

1 FLOOR PLAN - LEVEL TWO

gff ARCHITECTS

LINCOLN PROPERTY COMPANY

DESIGN DEVELOPMENT PACKAGE

LANTANA RIDGE

AUSTIN, TEXAS

FLOOR PLAN - LEVEL TWO BUILDING TWO

A1.02B

FLOOR PLAN - LEVEL THREE - BUILDING TWO
A1.00B
LANTANA RIDGE
AUSTIN, TEXAS
DESIGN DEVELOPMENT PACKAGE
LINCOLN PROPERTY COMPANY
gff
ARCHITECTS

EXHIBIT B

GLOSSARY OF DEFINED TERMS

Applicable Laws.  All laws, statutes, codes, ordinances and other governmental rules, regulations and requirements, and all restrictive covenants, now or hereafter in effect, which apply to the Project, the Building and/or the Premises and/or Tenant’s operations within the Premises, including, without limitation, the Hill Country Roadway Ordinance and those pertaining to environmental protection.

Building Systems.  The plumbing, electrical, mechanical, vertical transportation, sprinkler, fire and life safety, structural, security, heating, ventilation and air conditioning systems serving the Building, including pipes, wiring, cabling, ducts and conduits forming an integral part of such systems.

Common Area.  Means the Parking Facility, common area lighting, landscaping and driveways on the Project and the common areas of the Building, including, without limitation, the elevators and hallways to the extent Tenant is not leasing the entire Building and designated by Landlord from time to time for the common use of all tenants of the Project.

Comparable Buildings.  Means the following office buildings in the Austin, Texas area, including the landscaping and grounds associated with such buildings (whether with the names below or new names):  (i) Encino Trace located at 5707 Southwest Parkway; (ii) Rialto I & II located at 7500 Rialto Boulevard; (iii) 5301 Southwest Parkway; (iv) 7000 Lantana, Buildings I and II; (v) The Overlook; (vi) Travis Oaks; and (vii) such additional or replacement office buildings agreed upon by Landlord and Tenant.

Construction Permit Receipt.  For purposes of the Construction Permit Receipt Milestone, Construction Permit Receipt shall mean that Landlord has obtained all permits, contracts, plans and specifications necessary to commence construction of the Shell Improvements.

Delivery Date.  For purposes of the Delivery Date Milestone, Delivery Date shall mean that Landlord has substantially completed construction of the slab of each floor of the Buildings in accordance with the structural plans and as set forth in Exhibit E such that Tenant can obtain permits necessary for construction of its Tenant Improvements and can commence construction of its Tenant Improvements.

Force Majeure Events.  Means acts of God, inability to obtain labor, strikes, lockouts, lack of materials (where alternative materials of substantially similar quality and utility are not available), governmental restrictions, enemy actions, civil commotion, riots, insurrection, war, fire, earthquake, hurricane, unavoidable casualty or any other causes beyond a party’s reasonable control.

Gross Project Income.  All Revenue and other income actually collected from operations during each year, except interest income derived from funds on deposit in financial institutions.  “Revenue” shall mean all rent and other amounts collected from tenants in the Project other than (i) security and other tenant deposits (other than as applied to pay rent); and

(ii) rents paid in advance by tenants, except the portion of any such advance payment applied to the rent due for the current month.  Gross Project Income shall include all income from the Project whether or not characterized as rent, including parking charges, operating expense reimbursements and fees, amounts paid for after-hours or excess utilities, air conditioning service or other services, amounts paid for special services rendered to tenants of the Building, and vending machine rental charges, but Gross Project Income shall not include any amounts received in settlement of insurance claims by Landlord, as awards in litigation or other proceedings (other than such amounts which compensate Landlord for income which Landlord otherwise would have received from the Project), as costs and fees recovered in litigation, or from refund or return of taxes paid or amounts paid under construction or service contracts.

Holidays.  New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving Day, Christmas Day (on the days such holidays are generally observed).

Indemnified Parties.  Shall mean any and all of the following:  Landlord; any Mortgagee, whether now or hereafter existing; Manager; and their respective members, managers, partners, officers, directors, agents and employees.

Manager.  Lincoln Property Company Commercial, Inc. or any successor manager of the Building.

Operating Expenses.  The total of all actual costs and expenses incurred by Landlord and except to the extent expressly provided below, calculated in accordance with generally accepted accounting principles, in connection with the management, operation, ownership, maintenance, cleaning, protecting, servicing and repair of the Project and performing Landlord’s obligations under this Lease (but not related to the acquisition or initial construction of Landlord’s Work).  Operating Expenses shall include, without limitation, (i) the cost of providing, owning, managing, operating, maintaining and repairing air conditioning, sprinkler, fire and life safety, electricity, plumbing, steam, heating, mechanical, ventilation, Common Area lighting, escalator and elevator systems and all other utilities and the cost of supplies, including, without limitation, replacement lamps and ballasts, and equipment and maintenance and service contracts in connection therewith and including any costs related to maintaining and managing the Building with green building standards (e.g., costs related to maintaining and managing LEED and/or AEGB certification, but not costs to obtain such certification); (ii) the cost of repairs, replacements, general maintenance and cleaning, trash removal, telephone service, janitorial service, and supplies, security, indoor and outdoor landscaping, and other Project services, if any; (iii) the cost (including deductibles) of fire, extended coverage, boiler, sprinkler, apparatus, commercial general liability, property damage, rent, earthquake, hurricane and other insurance; (iv) market based wages, salaries and other labor costs including taxes, insurance, retirement, medical and other employee benefits for all staff performing services related to the Building, including without limitation, Project accounting and accounts receivable and payable personnel; (v) fees, charges and other costs, including management fees, consulting fees, legal fees and accounting fees, of all independent contractors engaged by Landlord or reasonably charged by Landlord if Landlord performs any such services in connection with the Project (Landlord and Tenant agree the management shall not exceed three percent (3.0%) of Gross Project Income, calculated prior to the inclusion of said management fee in Gross Project

Income); (vi) the fair market rental value of the Project manager’s offices and storage areas in the Building, provided said offices and storage areas are devoted to the management, operation, maintenance or repair of the Project (or to the extent such areas are devoted to other properties, then pro rata to the Project and such other properties); (vii) the cost of business taxes and licenses; (viii) fees, charges, assessments and other amounts imposed by any property owners association, condominium association or federal, state or local government for fire and police protection, trash removal, maintenance or other services which do not constitute Real Property Taxes as defined below; (ix) any charges which are payable by Landlord to a special assessment district or imposed upon Landlord pursuant to any lawful means; (x) the costs of contesting the validity or applicability of any governmental enactment which would increase Operating Expenses; (xi) capital costs incurred in connection with improvements to the Building or Project, to Building Systems or Service Facilities, or to equipment or personal property used in the maintenance, operation or repair of the Building or Project, which are reasonably anticipated to achieve economies or to reduce costs in the operation, maintenance or repair of the Project or portion thereof, to upgrade Building security, or to comply with Applicable Laws; provided, however, the same shall be amortized (including interest on the unamortized cost) over the cost recovery period (i.e., the anticipated period to recover the full cost of such capital item), of the relevant capital item as reasonably determined by Landlord; (xii) depreciation of the cost of acquiring, or the rental expense of, personal property used in the maintenance, operation and repair of the Building or Project; and (xiii) Real Property Taxes.

Operating Expenses that vary according to the occupancy of the Building shall be adjusted to reflect one hundred percent (100%) occupancy of the Building for any period in which the Building is not one hundred percent (100%) occupied or if Landlord is not providing a comparable level of service to one hundred percent (100%) of the Building.  Landlord shall use a consistent methodology from year to year when making any such adjustments.

Operating Expenses shall not include the following:

(a)                               capital improvements made to the Project except for capital improvements that are (i) required under laws first imposed after the Commencement Date of the Lease, (ii) are designed to reduce Operating Expenses provided that such expenses shall only be included to the extent of the actual reduction in Operating Expenses, (iii) the cost to replace components of Common Area capital improvements such as the parking lot, paving, elevators or fences to the extent reasonably required as a result of normal wear and tear, but not resulting from any defect in the design, engineering, construction or installation of such Common Area components or the use of outdated components (by way of example, (1) replacement of the entire elevator system would not be included but replacement of the interior of the elevator cab may be included if required as a result of ordinary wear and tear and (2) a complete re-build of the parking lot would not be included but reasonable re-striping of the parking lot may be included if required as a result of ordinary wear and tear).  In the event capital improvements are made pursuant to the provisions of this Section (a) the cost thereof shall be amortized on a straight line basis over the useful life of such capital improvement in accordance with GAAP accounting.

(b)                              repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Building other than Tenant;

(c)                               interest, amortization or other payments on loans to Landlord;

(d)                             depreciation of the Building and Landlord’s personal property;

(e)                               leasing commissions, marketing costs, lease takeover costs, moving costs and other costs incurred solely in order to lease space in the Building or Project;

(f)                                legal expenses, other than those incurred for the general benefit of the Building’s tenants (e.g., tax disputes);

(g)                              renovating or otherwise improving space for occupants of the Building or vacant space in the Building;

(h)                              federal income taxes imposed on or measured by the income of Landlord from the operation of the Building;

(i)                                  any ground leases affecting the Building;

(j)                                  services provided by Landlord’s affiliates to the extent in excess of that which would be incurred in an arms’ length transaction;

(k)                              Landlord’s costs of electricity and other services sold separately to tenants for which Landlord is entitled to be reimbursed by such tenants as an additional charge over and above and base rent and operating expense or other rental adjustments payable under the Lease with such tenant;

(l)                                  Expenses in connection with services or other benefits of a type which Tenant is not entitled to receive under the Lease but which are provided to another lessee or occupant;

(m)                          Any cost or expense incurred as a direct result of painting, decorating, carpet shampooing, drapery cleaning, and wall washing within any lessee spaces in the Building to the extent such are not Building standard services;

(n)                              Landlord’s corporate income, excise and franchise taxes;

(o)                              General corporate overhead and any and all costs associated with the operation of the business of the entity which constitutes Landlord; excluded items shall specifically include, but shall not be limited to formation of the entity, internal accounting and legal matters, including but not limited to preparation of tax returns and financial statements and gathering of data thereof (except to the extent related to Landlord’s performance under this Lease and other leases, for example, without limitation, matters relating to Operating Expenses);

(p)                              Costs of defending any lawsuits with any Lender (except as the actions of a lessee may be in issue), costs of selling, syndication, financing, mortgaging or hypothecating any of Landlord’s interest in the Project, costs of any disputes between Landlord and its employees (if any), and disputes between Landlord and managers of the Project, costs and expenses associated with management above the level of property manager (which property manager may be pro-rated with other buildings), and Landlord’s headquarters’ office costs and general overhead;

(q)                              any expense incurred as a direct result of the negligence of Landlord, its agents, servants, or employees or arising out of Landlord’s negligent failure to manage the Project to a standard consistent with other Comparable Buildings in Austin, Texas to the extent that such expense would not have been incurred in the absence of such negligence;

(r)                                 repair or other work occasioned by fire, windstorm, or other insurable casualties; and repairs or rebuilding necessitated by condemnation but the amount of the deductible under insurance policies may be included in Operating Expenses;

(s)                                services, items or improvements for a particular lessee;

(t)                                 any cost, fines, or penalties incurred due to violations by Landlord or any other lessee or occupant of the Project of any governmental rule or authority or under the terms and conditions of any lease;

(u)                              except as specifically set forth in the Lease, costs incurred by Landlord to comply with the ADA by reason of the Building, excluding the Premises, and Project not being in compliance therewith, including but not limited to, laws relating to the removal of chlorofluorocarbons (Freon) from the Building’s HVAC systems;

(v)                              Any costs relating to the presence of asbestos-containing materials located in the Building as of or prior to the date of the Lease, including, without limitation, costs of any encapsulation or removal thereof required by any laws or regulations, whether currently existing or hereafter enacted;

(w)                          Costs of structural repairs, correcting defects in the original design or any subsequent construction of the Building or the material used in the construction of the Project (including latent defects in the original or any subsequent construction of the Landlord’s Work or defects in the design of the Landlord’s Work) or in the equipment or appurtenances thereto, except that for the purposes of this subparagraph conditions (not occasioned by design or construction defects) resulting from ordinary wear and tear and use shall not be deemed defects;

(x)                              Any particular items and services for which Tenant otherwise reimburses Landlord by direct payment over and above base rent and operating expense adjustments; and

(y)                              Charitable donations attributable to the Building or Project and costs for sculpture, paintings and other objects of art.

Landlord agrees that Landlord will not collect or be entitled to collect (after any true-up following the end of the applicable calendar year and excluding administrative fees) Operating Expenses from all of its tenants in an amount which is in excess of one hundred percent (100%) of the Operating Expenses actually paid or incurred by Landlord in connection with the operation of the Project.  All assessments and premiums related to capital expenditures, taxes and insurance which are not specifically charged to Tenant because of what Tenant has done, and which can be paid by Landlord in installments for a period of more than one year, shall be paid by Landlord in the maximum number of installments permitted by law and not included as Operating Expenses except in the year in which the assessment or premium installment is actually paid.  In any event, Landlord shall use good faith efforts to minimize the amount of

Operating Expenses consistent with its obligation to maintain the Class A character and first class nature of the Project.

Parking Facility.  The garage and parking areas located at and serving the Building.

Prohibited Uses.  Shall mean the operations of any of the following entities or persons or for any of the following purposes:

(a)                               living quarters, sleeping apartments or lodging rooms;

(b)                              any foreign consulates or domestic or foreign government agencies;

(c)                               use by governmental agencies, or any subdivision or agency thereof or any other entity entitled to the defense of sovereign immunity;

(d)                             any use which would violate any Applicable Laws, including, without limitation, those with respect to hazardous or toxic materials, or the provisions of any governmental permit or document related to the Project;

(e)                               any use (or failure to occupy) which would adversely affect or render more expensive fire or other insurance maintained by Landlord for the Building or any of its contents;

(f)                                any use which would impair or interfere with the Building Systems or the Service Facilities;

(g)                              any use which would constitute waste, damage the Premises, would tend to create a nuisance or tend to injure, annoy, interfere with or disturb other tenants or occupants of the Project or overload the Building Systems; or

(h)                              any use which would impair the appearance of the Building or be prejudicial to the business or reputation of Landlord or the Project or confuse or mislead the public as to the relationship between Landlord and Tenant.

Project.  The Buildings, the Parking Facility, private access roads and building appurtenances, the land located at 7601 Southwest Parkway and more particularly described as Lot 6, Block P, LANTANA PHASE 1, SECTION 2, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 200000150 of the Official Public Records of Travis County, Texas, on which they have been (or will be) constructed, adjacent parcels of land that Landlord operates jointly with the Buildings and other buildings and improvements located on such adjacent parcels of land.

Project Commencement.  For purposes of the Project Commencement Milestone, Project Commencement shall mean that Landlord has closed on all equity and debt financing necessary for the construction of the Landlord’s Work and site work has commenced.

Project Completion.  For purposes of the Project Completion Milestone, Project Completion shall mean that construction of the Landlord’s Work is substantially complete such that a Shell Certificate of Compliance for the Shell Improvements for both Buildings has been issued for the Buildings.

Pro Rata Share.  A percentage calculated by dividing the Rentable Square Feet in the Premises by the total Rentable Square Feet in the Building.  For purposes of this Lease, Landlord and Tenant agree that at the inception of this Lease, Tenant’s Pro Rata Share will be 100% for all purposes.

Real Property Taxes.  All taxes, assessments (special or otherwise) and charges levied upon or with respect to the Project and any ad valorem taxes on personal property used in connection therewith.  Real Property Taxes shall include, without limitation, any tax, fee or excise on the act of entering into this Lease, on the occupancy of Tenant, the Rent hereunder or in connection with the business of owning and/or renting space in the Project which are now or hereafter levied or assessed against Landlord by the United States of America, the State of Texas, or any political subdivision, public corporation, district or other political or public entity, and shall also include any other tax, assessment, fee or excise, however described (whether general or special, ordinary or extraordinary, foreseen or unforeseen), which may be levied or assessed in lieu of, or as a substitute for, either in part or in whole, any Real Property Taxes.  Without limiting the generality of the foregoing and notwithstanding anything contained in this Lease to the contrary, Real Property Taxes shall include the tax (sometimes referred to as business, margin or franchise tax) enacted by House Bill 3 as passed during the 3rd called session of the Texas Legislature in 2006, which has been codified in Chapter 171, Texas Tax Code, and any supplements, replacements, additions or other modifications thereto.  Landlord may pay any such special assessments in installments when allowed by Applicable Law, in which case Real Property Taxes shall include any interest charged thereon.  Real Property Taxes shall also include any mandatory private assessments or the Building’s contribution towards a mandatory private or quasi-public cost-sharing agreement for the purpose of augmenting or improving the quality of service and amenities normally provided by governmental agencies, including without limit assessments related to the 10(a) permit applicable to the Project and any mandatory property owner association assessments.  Real Property Taxes shall also include reasonable legal fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Real Property Taxes.  Except as expressly provided herein, Real Property Taxes shall not include income, franchise, transfer, inheritance or capital stock taxes, unless, due to a change in the method of taxation, any of such taxes are levied or assessed against Landlord, in whole or in part, in lieu of, as a substitute for, any other tax which would otherwise constitute a Real Property Tax.  In the event that at any time during the Term of this Lease the assessment for the Project is reduced on appeal with a result that Landlord receives a refund of any real estate taxes, Landlord shall pay to, or credit against installments of Rent, at Landlord’s election, Tenant its Pro Rata Share of any such refund (net of Landlord’s out-of-pocket expenditures in connection with such appeal).

Rentable Area or Rentable Square Feet.  The actual, measurable area (square footage) within the Premises adjusted upward so as to allocate to the Premises a portion of the Common Area and non-usable areas of the Building.

Service Facilities.  The janitorial, security and building maintenance services used in the Building.

Tenant Improvements.  All improvements to be constructed in accordance with and as indicated on the Working Drawings (defined in Exhibit D), together with any work required by governmental authorities to be made to other areas of the Project as a result of the improvements indicated by the Working Drawings.

Tenant Party or Parties.  Means any of the following persons:  Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, licensees and invitees.

EXHIBIT C

MEMORANDUM OF LEASE COMMENCEMENT

THIS MEMORANDUM is made and entered into as of _______________, 20__ by and between Lantana Ridge JV LLC (“Landlord”), and Yeti Coolers, LLC (“Tenant”), with respect to that certain Office Lease between Landlord and Tenant dated as of __________, 2016 (the “Lease”).  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Lease.

The Commencement Date of the Lease is __________, 20__, and the Expiration Date of the Lease is _______________, 20____, unless sooner terminated or extended pursuant to the terms of the Lease.

The Premises contain __________ rentable square feet (comprised of ___________ rentable square feet in Building I and __________ rentable square feet in Building II).

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum as of the date set forth in the first paragraph above.

LANDLORD:	LANTANA RIDGE JV LLC, a Delaware limited liability company

By:
Name:
Title:

TENANT:	YETI COOLERS, LLC, a Delaware limited liability company

By:
Name:
Title:

C-1

EXHIBIT D

WORK LETTER

(Tenant Performs the Tenant Improvements)

A.        Landlord’s Work; Acceptance of Premises

1.         Landlord’s Work.  Landlord shall complete the Shell Improvements and Site Improvements as further set forth in the Lease and in Exhibit E attached to the Lease.  Landlord shall also construct, in conjunction with the Shell Improvements and at Tenant’s option upon written notice from Tenant to Landlord, those certain improvements described on Exhibit E-1.Tenant shall notify Landlord as to whether it desires any or all of such improvements on Exhibit E-1 within five (5) business days after receipt of written request from Landlord.  Such improvements are not part of Landlord’s Work and shall be constructed at Tenant’s expense.  Tenant must timely respond, within five (5) business days, to requests for information related to Exhibit E-1.  To the extent Tenant’s election to have Landlord construct all or any improvements described in Exhibit E-1 cause a delay in Landlord’s Work, then such delays shall be considered a Tenant Delay.  Tenant may apply the Construction Allowance to all costs incurred in constructing the improvements set forth on Exhibit E-1.  Except as set forth in the Lease, Exhibit E, Exhibit E-1, and herein, Landlord shall have no other obligations to construct any improvements to the Premises or Project.  Tenant shall be responsible for the Tenant Improvements within the Premises.  The Shell Improvements and Site Improvements shall be constructed in a good and workmanlike manner and in accordance with all Applicable Laws.  Landlord shall be responsible for remedying any latent defects in the Shell Improvements or Site Improvements following notification from Tenant received in writing within one year following the Project Completion Milestone Date.

(a)        Lobby and Restroom Finishes.  As part of the Shell Improvements, Landlord shall design and construct the lobby and restrooms in the Building.  Landlord shall provide Tenant with options for finishes (with total associated costs on a line-item basis) for the lobby and restrooms (the “Finishes”), which Finishes shall be equivalent in quality to those recently completed in that certain project known as Research Park Plaza, Building V located at 12301 Research Blvd., Austin, Texas 78759 (“Quality Standard”).  Tenant shall have the right to either select the lobby and restroom Finishes from the options furnished by Landlord, or propose additional options for such Finishes for Landlord’s approval, not to be unreasonably withheld.  Tenant shall notify Landlord of its selected Finishes (whether from Landlord’s options or otherwise) within five (5) business days after Landlord delivers its options to Tenant.  If Tenant fails to timely respond, then Landlord shall have the right to select the Finishes.  If the final approved Finishes are of a quality or cost in excess of the Quality Standards, then Landlord shall notify Tenant of such cost increases within five (5) business days after Tenant proposes such alternative Finishes.  and if approved by Tenant, Tenant shall be responsible for the additional costs associated with such approved Finishes.  Tenant shall pay to Landlord its share of such costs within ten (10) business days of receipt of such notice from Landlord.  Any delay in responding or paying shall be considered a Tenant Delay.  If Tenant fails to timely approve the excess costs or to timely pay its share of the Finishes, Landlord shall have the right to select the Finishes from the Landlord’s proposed options that do not result in excess costs to Tenant.

(b)        Rooftop Terrace.  As part of the Landlord’s Work, Landlord shall design and construct a rooftop terrace containing approximately 7,200 square feet on the roof of Building I (the “Rooftop Terrace”).  Landlord shall provide Tenant with plans (“Rooftop Plans”) for the Rooftop Terrace (with total associated costs on a line-item basis).  Tenant shall have the right to either approve the Rooftop Plans, or propose additional options for such Rooftop Terrace for Landlord’s approval, not to be unreasonably withheld.  Tenant shall notify Landlord of its additional options for such Rooftop Terrace (whether from Landlord’s options or otherwise) within five (5) business days after Landlord delivers its Rooftop Plans to Tenant.  If Tenant fails to timely respond, then Tenant shall be deemed to have approved the Rooftop Plans submitted by Landlord.  Landlord shall notify Tenant of any cost increases related to Tenant’s proposed Rooftop Plans within five (5) business days after Tenant proposes such Rooftop Plans, and Tenant shall notify Landlord within five (5) business days of receipt of same as to whether Tenant approves such additional costs.  If Tenant fails to timely respond or timely rejects such costs, then Landlord may proceed with Landlord’s original Rooftop Plans.  Landlord shall be responsible for the costs associated with the design, permitting (including any necessary governmental approvals) and construction of the Rooftop Terrace (collectively, the “Terrace Costs”), up to a maximum amount of $350,000.  If the actual Terrace Costs exceed $350,000, then Tenant shall be responsible for all such Terrace Costs in excess of $350,000.  Landlord shall notify Tenant of the total estimated Terrace Costs prior to the Construction Permit Receipt Milestone Date and Tenant shall pay to Landlord its share of such costs within ten (10) business days of receipt of such notice from Landlord.  Any delay in paying such amount shall be considered a Tenant Delay.  Landlord shall have no obligation to construct the Rooftop Terrace unless and until such time as Tenant has paid its share of the Terrace Costs.  If the actual Terrace Costs differ from the estimated Terrace Costs, then Landlord shall deliver such overpayment to Tenant, or Tenant shall deliver such underpayment to Landlord, as applicable, within ten (10) business days of Landlord’s determination of the actual Terrace Costs.

2.         Acceptance of Premises.  Upon delivery of the Premises to Tenant, Tenant shall accept the Premises in their then-current “AS-IS” condition as further set forth in the Lease.

3.         Tenant Delay.  In the event Landlord shall be delayed in completing Landlord’s Work for any reason set forth in the following subparagraphs (a) through (h) (“Tenant Delay”), then the Milestone Dates shall be adjusted as set forth in the Lease; but neither the Commencement Date nor the payment of Rent under the Lease shall be affected or deferred on account of such Tenant Delay:

(a)        Tenant’s failure to timely approve any of Landlord’s plans or Finishes or failure to timely provide information when required hereby;

(b)        Tenant’s failure to promptly and timely approve any cost estimates or designs within the time period prescribed herein (or within three (3) business days following written notice from Landlord if no timeframe stated herein), or Tenant’s failure to approve any subsequent revisions to same;

(c)        Tenant’s request for or use of unique materials, finishes or installations or construction procedures which are substantially different from that which is standard or customary for the Landlord’s Work or from that shown in any plans, which result in the Landlord’s Work taking longer to complete under standard construction procedures (e.g., without use of overtime or additional shifts and without necessitating other measures to expedite long lead time items) than originally projected by Landlord at the execution of the Lease (i.e., as indicated by the Milestone Dates for each Milestone);

(d)       Tenant’s failure to pay for its share of any costs as and when payable by Tenant hereunder;

(e)        Tenant’s request for changes in the Landlord’s Work (notwithstanding Landlord’s approval of any such changes) which result in the Landlord’s Work taking longer to complete under standard construction procedures (e.g., without use of overtime or additional shifts and without necessitating other measures to expedite long lead time items) than originally projected by Landlord at the execution of the Lease (i.e., as indicated by the Milestone Dates for each Milestone);

(f)        Landlord’s determination that base building modifications are necessary in order to accommodate the Tenant Improvements which result in the Landlord’s Work taking longer to complete under standard construction procedures (e.g., without use of overtime or additional shifts and without necessitating other measures to expedite long lead time items) than originally projected by Landlord at the execution of the Lease (i.e., as indicated by the Milestone Dates for each Milestone);

(g)        The entry by Tenant or Tenant’s contractors in or about the Premises or Project that actually disrupts and delays the completion of the Landlord’s Work; or

(h)        any other act, omission or delay by Tenant, its agents or contractors or persons employed by any of such persons delaying the Shell Improvements or Site Improvements.

B.        Tenant Improvements

4.         Space Plans.

(a)        Preparation and Delivery.  On or before August 1, 2016 (the “Space Plans Delivery Deadline”), Tenant shall deliver to Landlord a space plan prepared by The Lauck Group or another design consultant reasonably acceptable to Landlord (the “Architect”) depicting improvements to be installed in the Premises (the “Space Plans”).  The Lauck Group is hereby approved by Landlord as the Architect.

(b)        Approval Process.  Landlord shall notify Tenant whether it approves of the submitted Space Plans within seven (7) business days after Tenant’s submission thereof.  If Landlord disapproves of such Space Plans, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within five (5) business days after such notice, revise such Space Plans in accordance with Landlord’s objections and submit to Landlord for its review and approval.  Landlord shall notify Tenant in writing whether it approves of the resubmitted Space Plans within five (5) business days after its receipt thereof.  This process shall be repeated until the Space Plans have been finally approved by Landlord and Tenant.  The Space Plans must be approved and final no later than August 20, 2016 (the “Space Plans Approval Deadline”).

5.         Working Drawings.

(a)        Preparation and Delivery.  On or before the 30th day following the date on which the Space Plans are approved (or deemed approved) by Landlord and Tenant (the “Working Drawings Delivery Deadline”), Tenant shall provide to Landlord for its approval final working drawings, prepared by the Architect, of all improvements that Tenant proposes to install in the Premises; such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical, electrical, life safety and plumbing and any other systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this Exhibit and Exhibit D-1 attached hereto, in accordance with all applicable Laws and suitable for permitting and construction.  Tenant acknowledges that Landlord is intending to be part of the Austin Green Building program, and Tenant agrees to perform its construction in the Premises in accordance with any required green-building initiatives, including the requirements of Exhibit D-1 attached hereto.

(b)        Approval Process.  Landlord shall notify Tenant whether it approves of the submitted working drawings within fifteen (15) business days after Tenant’s submission thereof.  If Landlord disapproves of such working drawings, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within five (5) business days after such notice, revise such working drawings in accordance with Landlord’s objections and submit the revised working drawings to Landlord for its review and approval.  Landlord shall notify Tenant in writing whether it approves of the resubmitted working drawings within seven (7) business days after its receipt thereof.  This process shall be repeated until the working drawings have been finally approved by Tenant and Landlord.  The Working Drawings must be approved and final no later than October 31, 2016.  At such time as Landlord approves the Working Drawings, Landlord shall also specify whether any of the Tenant Improvements set forth in such Working Drawings are required to be removed upon the expiration or earlier termination of the Lease.

(c)        Landlord’s Approval; Performance of Tenant’s Work.  If any of Tenant’s proposed construction work will affect the Building Systems or structure of the Building, then the working drawings pertaining thereto must be approved by the Project’s engineer of record.  Landlord’s approval of such working drawings shall not be unreasonably withheld, provided that (i) they comply with all Laws, (ii) the improvements depicted thereon do not (1) adversely affect (in the reasonable discretion of Landlord) the Building

Systems or structure of the Building (including the Project’s restrooms or mechanical rooms), or (2) affect (in the sole discretion of Landlord) the exterior appearance of the Buildings, (iii) such working drawings are sufficiently detailed to allow construction of the improvements and associated work in a good and workmanlike manner, and (iv) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements.  As used herein, “Working Drawings” means the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and “Tenant’s Work” or “Tenant Improvements” means all improvements to be constructed in accordance with and as indicated on the Working Drawings, together with any work required by governmental authorities to be made to other areas of the Project as a result of the improvements indicated by the Working Drawings.  Tenant’s Work may include, if desired by Tenant and subject to Landlord’s approval rights as set forth herein (not to be unreasonably withheld, conditioned or delayed) and subject to all Applicable Laws, grade-level roll up garage doors with accompanying curb cuts and ramps; painting, graphics and signage in the fire stairs; a rainwater collection system tied to the water quality ponds on the Project; and security access gates throughout certain sections of the Parking Facilities.  Tenant’s Work may also include a second fiber optic connection line, provided that Tenant coordinates the installation of such second line with the installation by Landlord of the first fiber optic line and such installation by Tenant of the second line does not delay Landlord’s Work.  Landlord’s approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto.  Landlord shall, at Tenant’s request, sign the Working Drawings to evidence its review and approval thereof.  After the Working Drawings have been approved, Tenant shall cause the Tenant’s Work to be performed in accordance with the Working Drawings.  Tenant, at Tenant’s cost, shall be responsible for obtaining any permits or other governmental approvals required to construct the Tenant Improvements.  Landlord agrees to provide Tenant with an asbestos letter as necessary to permit Tenant to obtain its construction permits.  LANDLORD MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE SPACE PLANS, THE WORKING DRAWINGS OR THE TENANT’S WORK (OR ANY OTHER SERVICES PROVIDED BY THE ARCHITECT, TENANT’S CONTRACTOR OR ANY OF THEIR SUBCONTRACTORS).  ALL IMPLIED WARRANTIES BY LANDLORD WITH RESPECT THERETO, INCLUDING BUT NOT LIMITED TO THOSE OF HABITABILITY, MERCHANTABILITY, MARKETABILITY, QUALITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY NEGATED AND WAIVED.  WITHOUT LIMITING THE FOREGOING, LANDLORD SHALL NOT BE RESPONSIBLE FOR ANY FAILURE OF THE TENANT’S WORK.  LANDLORD WILL NOT BE RESPONSIBLE FOR, OR HAVE CONTROL OR CHARGE OVER, THE ACTS OR OMISSIONS OF THE ARCHITECT OR ITS AGENTS OR EMPLOYEES.  LANDLORD IS NOT ACTING AS A CONTRACTOR AND IS NOT GUARANTEEING THE SPACE PLANS, THE WORKING DRAWINGS OR THE TENANT’S WORK, TENANT’S SOLE RECOURSE WITH RESPECT THERETO BEING THE PURSUIT OF TENANT’S REMEDIES UNDER THE WARRANTIES CONTAINED IN

TENANT’S CONSTRUCTION CONTRACT OR IN TENANT’S ARCHITECT’S AGREEMENT.

(d)       Contractors; Performance of Tenant’s Work.  The Tenant’s Work shall be performed only by licensed contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.  Sabre Commercial, Rand, Harvey Cleary, Balfour Beatty, and FlintCo Constructive Solutions are hereby preapproved by Landlord as contractors for the Tenant’s Work.  All contractors and subcontractors shall be required to procure and maintain insurance against such risks, in such amounts, and with such companies as Landlord may reasonably require.  Certificates of such insurance, with paid receipts therefor, must be received by Landlord before the Tenant’s Work is commenced.  The Tenant’s Work shall be performed in a good and workmanlike manner free of defects and shall conform strictly with the Working Drawings and the requirements of Exhibit D-1 attached hereto.  All contractors and subcontractors shall contact Landlord and schedule time periods during which they may use Project facilities in connection with the Tenant’s Work (e.g., elevators, excess electricity, etc.).  Landlord and Tenant acknowledge and agree that it would be most efficient for Tenant to use the contractor constructing the Landlord’s Work on behalf of Landlord for purposes of Landlord achieving its Milestones by the applicable Milestone Dates and thus permitting Tenant to commence its Tenant Improvements as soon as possible.  However, notwithstanding the foregoing, Tenant shall have the right to select a different contractor to perform the Tenant Improvements; provided that (i) Tenant’s selection of a different contractor shall not alter the Milestone Dates (unless there is a Tenant Delay resulting therefrom); (ii) Tenant requires its contractor to cooperate with Landlord’s contractor to avoid any Tenant Delays in the construction of the Landlord’s Work; and (iii) Tenant’s contractor satisfies Landlord’s reasonable contractor requirements.  Tenant’s contractors, sub-contractors, vendors, and consultants shall be permitted to park at the Project at no additional cost during the design and construction of the Tenant Improvements, furniture installation, and move-in.  Tenant and Tenant’s Contractors and their activities in the Premises and Building will not interfere with or delay the completion of the work to be done by Landlord and will not interfere with other construction by Landlord, its contractors and subcontractors and their agents and employees in or about the Premises or Building.  Landlord, its contractors and subcontractors and their agents and employees shall have priority over Tenant and Tenant’s contractors in performing work within the Premises or Building, including.  without limitation, the use of hoists and elevators and Landlord shall cause its contractor to reasonably cooperate with Tenant’s contractor regarding the use of same.  Tenant agrees that any such entry into the Premises shall be at Tenant’s own risk and Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of the Tenant’s property or installations made in the Premises during such early entry.

(e)        Additional Equipment; Project Amenities; Upgrades to Landlord’s Work.

(1)        To the extent Tenant notifies Landlord that Tenant intends to include a casting pond as a Project Amenity in conjunction with the construction of Tenant’s Work, Landlord agrees to cooperate with Tenant, at no additional cost to Landlord, to accommodate use of the water quality ponds being constructed by Landlord as part of Landlord’s Work, as a casting pond in accordance with all Applicable Laws.

(2)        In the event Tenant desires space on the roof for an RTU (which will be considered Additional Equipment), Tenant must submit to Landlord on or before five (5) business days after Landlord provides the specifications to Tenant the size and load date of such RTU, and Landlord shall provide such space in connection with Landlord’s Work at no additional cost to Landlord.

(3)        In the event Tenant desire that the elevators being installed by Landlord as part of Landlord’s Work be upgraded, Tenant shall notify Landlord of same prior to five (5) business days after Landlord provides the specifications to Tenant.  Any such upgrade shall be subject to Landlord’s approval, not to be unreasonably withheld, conditioned or delayed.  If Tenant timely notifies Landlord, in writing, of such desired upgrades, and Landlord consents to same, Landlord shall thereafter provide written notice to Tenant of the increased costs associated with such upgrade.  Within five (5) business days of receipt of such costs, Tenant shall notify Landlord as to whether Tenant desires to continue with the upgrades, at Tenant’s cost and expense, or whether Tenant objects to such additional costs.  If Tenant fails to timely respond, or timely objects to such costs, then Landlord shall have no obligation to upgrade such elevators.  Any additional costs incurred due to such upgrades shall be at Tenant’s sole costs and expense (provided Tenant may apply the Construction Allowance to such costs).

(4)        In the event Tenant desires any upgrades to the interior finishes of the Premises and/or the landscaping, each as specified in Exhibit E (for example, upgrades to doors, blinds, etc.), Tenant shall promptly notify Landlord of any such upgrades desires by Tenant (and in any event no later than five (5) business days after Landlord provides the specifications to Tenant.  Any such upgrade shall be subject to Landlord’s approval, not to be unreasonably withheld, conditioned or delayed.  If Tenant timely notifies Landlord, in writing, of such desired upgrades, and Landlord consents to same, Landlord shall thereafter provide written notice to Tenant of the increased costs associated with such upgrade.  Within five (5) business days of receipt of such costs, Tenant shall notify Landlord as to whether Tenant desires to continue with the upgrades, at Tenant’s cost and expense, or whether Tenant objects to such additional costs.  If Tenant fails to timely respond, or timely objects to such costs, then Landlord shall have no obligation to upgrade such interior finishes and/or landscaping, as applicable.  Any additional costs incurred due to such upgrades shall be at Tenant’s sole costs and expense (provided Tenant may apply the Construction Allowance to such costs).

6.         Construction Contracts.

(a)        Tenant’s General Contractor.  Tenant shall bid the construction of the Tenant’s Work to at least three (3) general contractors approved by Landlord, and Tenant shall enter into a construction contract with a general contractor selected by Tenant and approved by Landlord in a form acceptable to Tenant’s representative for the Tenant’s Work.  The construction contract shall comply with the provisions of this Section 6 and provide for, among other things, (i) a one-year warranty for all defective Tenant’s Work; (ii) a requirement that Tenant’s Contractor maintain commercial general liability insurance of not less than a combined single limit of $5,000,000, naming Landlord, Landlord’s property management company, Landlord’s asset management company, Landlord’s Mortgagee, Tenant, and each of their respective Affiliates as additional insureds; (iii) a requirement that the contractor perform the Tenant’s Work in substantial accordance with the Space Plans and the Working Drawings (and such plans and drawings are specifically referenced and/or itemized in the Contract) and in a good and workmanlike manner; (iv) a requirement that the contractor is responsible for daily cleanup work and final clean up (including removal of debris); and (v) those items described in Section 6(b) below (collectively, the “Approval Criteria”).  Landlord shall have three (3) business days to notify Tenant whether it approves the proposed construction agreements.  If Landlord disapproves of the proposed construction agreements, then it shall specify in reasonable detail the reasons for such disapproval, in which case Tenant shall revise the proposed construction agreements to correct the objections and resubmit them to Landlord within two (2) business days after Landlord notifies Tenant of its objections thereto, following which Landlord shall have two (2) business days to notify Tenant whether it approves the revised construction agreements.

(b)        All Construction Contracts.  Unless otherwise agreed in writing by Landlord and Tenant, each of Tenant’s construction contracts shall:  (i) provide a schedule and sequence of construction activities and completion reasonably acceptable to Landlord, (ii) be in a contract form that satisfies the Approval Criteria, (iii) require the contractor and each subcontractor to name Landlord, Landlord’s property management company, Landlord’s asset management company, and Tenant as additional insured on such contractor’s insurance maintained in connection with the construction of the Tenant’s Work, (iv) be assignable following an Event of Default by Tenant under the Lease to Landlord and Landlord’s Mortgagees, (v) contain at least a one-year warranty for all workmanship and materials, and (vi) provide payment and performance bonds for each contract in excess of $500,000.

(c)        Construction Manager.  Tenant shall have the right to engage a construction manager to manage the construction of the Tenant Improvements on behalf of Tenant.  The cost of such Tenant construction manager may be included as part of the Total Construction Costs and paid from the Construction Allowance.  Landlord (or Landlord’s designated representative) shall also be entitled to either (i) a 3% construction supervision fee, in the event Tenant does not engage its own construction manager or (ii) a $15,000 construction supervision fee, in the event Tenant does engage its own construction manager.

7.         Change Orders.  Tenant may initiate changes in the Tenant’s Work.  Each such change must receive the prior written approval of Landlord, such approval shall be granted or withheld in accordance with the standards set forth in Section 3(c) above.  Tenant shall, upon completion of the Tenant’s Work, furnish Landlord with accurate architectural, mechanical, electrical and plumbing “as built” plans of the Tenant’s Work as constructed in both blueprint and electronic CADD format, which plans shall be incorporated into this Exhibit D by this reference for all purposes.  If Tenant requests any changes to the Tenant’s Work described in the Space Plans or the Working Drawings, then such increased costs and any additional design costs incurred in connection therewith as the result of any such change shall be added to the Total Construction Costs.

8.         Definitions.  As used herein “Substantial Completion,” “Substantially Completed,” and any derivations thereof mean the Tenant’s Work in the Premises is substantially completed (as reasonably determined by Landlord) in accordance with the Working Drawings.  Substantial Completion shall have occurred even though minor details of construction, decoration, landscaping and mechanical adjustments remain to be completed.

9.         Walk-Through:  Punchlist.  When Tenant considers the Tenant’s Work in the Premises to be Substantially Completed, Tenant will notify Landlord and within three (3) business days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Tenant’s Work.  Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on punchlist items.  Tenant shall use reasonable efforts to cause the contractor performing the Tenant’s Work to complete all punchlist items within 30 days after agreement thereon.

10.       Excess Costs.  Tenant shall pay the entire amount by which the Total Construction Costs (hereinafter defined) exceed the Construction Allowance (hereinafter defined) (such excess amount being referred to herein as the “Excess Amount”).  Upon approval of the Working Drawings and selection of a contractor, Tenant shall promptly execute a work order agreement which identifies such drawings and itemizes the Total Construction Costs and sets forth the Construction Allowance and Excess Amount.  As used herein, “Total Construction Costs” means the entire cost of performing the Tenant’s Work, including design of and space planning for the Tenant’s Work and preparation of the Working Drawings and the final “as-built” plan of the Tenant’s Work, costs of construction labor and materials, electrical usage during construction, additional janitorial services, related taxes and insurance costs, licenses, permits, certifications, surveys and other approvals required by Law, phone and data cabling and equipment, security network, and construction management fees.

11.       Allowances.

(a)        Construction Allowance.  Landlord shall provide to Tenant a construction allowance not to exceed $45.00 per rentable square foot in the Premises (the “Construction Allowance”) to be applied toward the Total Construction Costs, as adjusted for any changes to the Tenant’s Work.  No advance of the Construction Allowance shall be made by Landlord until Tenant has first paid to the contractor from its own funds (and provided reasonable evidence thereof to Landlord) the anticipated Excess Amount.  Thereafter, Landlord shall pay to Tenant the Construction Allowance, to be applied solely toward the remaining Total Construction Costs and not in reimbursement of the Excess Amount paid by Tenant, in multiple disbursements (but not more than once in any calendar month) following the receipt by Landlord of the following items:  (i) a request for payment, (ii) final, unconditional or partial lien waivers, as the case may be, from all persons performing work or supplying or fabricating materials for the Tenant’s Work, fully executed, acknowledged and in recordable form, (iii) copies of all invoices and proof of payment of same, and (iv) the Architect’s certification that the Tenant’s Work for which reimbursement has been requested has been finally completed, including (with respect to the last application for payment only) any punch-list items, on the appropriate AIA form or another form approved by Landlord, and, with respect to the disbursement of the last 10% of the Construction Allowance:  (1) the permanent certificate of occupancy issued for the Premises, (2) Tenant’s occupancy of the Premises, (3) delivery of the “as-built” plans for the Tenant’s Work as constructed (and as set forth above) to Landlord’s construction representative (set forth below), and (4) an estoppel certificate confirming such factual matters as Landlord or Landlord’s Mortgagee may reasonably request (collectively, a “Completed Application for Payment”).  Landlord shall pay the amount requested in the applicable Completed Application for Payment to Tenant within 30 days following Tenant’s submission of the Completed Application for Payment.  If, however, the Completed Application for Payment is incomplete or incorrect, Landlord’s payment of such request shall be deferred until 30 days following Landlord’s receipt of the corrected Completed Application for Payment.  Notwithstanding anything to the contrary contained in this Exhibit, Landlord shall not be obligated to make any disbursement of the Construction Allowance during the pendency of any of the following:  (A) Landlord has received written notice of any unpaid claims relating to any portion of the Tenant’s Work or materials in connection therewith, other than claims which will be paid in full from such disbursement, (B) there is an unbonded lien outstanding against the Project or the Premises or Tenant’s interest therein by reason of work done, or claimed to have been done, or materials supplied or specifically fabricated, claimed to have been supplied or specifically fabricated, to or for Tenant or the Premises, (C) the conditions to the advance of the Construction Allowance are not satisfied, or (D) an Event of Default by Tenant exists.  If the Total Construction Costs for the Premises are less than the Construction Allowance, then Tenant shall not be entitled to receive payment or credit for such difference and Landlord shall retain the same.  The Construction Allowance must be used (that is, the Tenant’s Work must be fully complete and the Construction Allowance disbursed) within twenty-four (24) months following the Commencement Date or shall be deemed forfeited with no further obligation by Landlord with respect thereto, time being of the essence with respect thereto.  The Construction Allowance may be used in Tenant’s discretion for Tenant’s Work with no stipulation from Landlord as to how much of the Construction Allowance is allocated within the various spaces in the Premises.

(b)        Test-Fit Allowance.  Landlord shall provide Tenant with an allowance (the “Test-Fit Allowance”) in an amount not to exceed $0.10 per Rentable Square Foot for the Premises to be applied against the cost of Tenant’s test-fit and pricing plan for the Premises.  TENANT SHALL NOT BE ENTITLED TO ANY UNUSED PORTION OF

THE TEST-FIT ALLOWANCE FOR THE PREMISES.  NO PORTION OF ANY UNUSED TEST-FIT ALLOWANCE SHALL BE APPLIED TO RENT.  The Test-Fit Allowance shall be paid by Landlord to Tenant (or to the Architect preparing the test-fit) within thirty (30) days of delivery to Landlord of an invoice therefor.  Any costs of such test-fit for the Premises in excess of the Test-Fit Allowance shall be the responsibility of Tenant.

(c)        Amenity Allowance.  Landlord shall provide to Tenant an allowance not to exceed Three Hundred Thousand and No/100 Dollars ($300,000.00) (the “Amenity Allowance”) to be applied toward the costs incurred by Tenant in constructing one or more of the Project Amenities as set forth in the Lease. Upon construction by Tenant of any Project Amenity, Landlord shall pay to Tenant the actual costs incurred by Tenant in constructing the applicable Project Amenity (but in no event shall all such payments in the aggregate exceed the Amenity Allowance) following the receipt by Landlord of the following items: (i) a request for payment, (ii) final, unconditional lien waivers from all persons performing work or supplying or fabricating materials for the applicable Project Amenity, fully executed, acknowledged and in recordable form, (iii) copies of all invoices and proof of payment of same, (iv) the Architect’s certification (or verification by Landlord’s construction representative) that the Project Amenity for which reimbursement has been requested has been finally completed, including any punch-list items, on the appropriate AIA form or another form approved by Landlord, (v) delivery of the “as-built” plans for the applicable Project Amenity as constructed to Landlord’s construction representative (set forth below), and (vi) an estoppel certificate confirming such factual matters as Landlord or Landlord’s Mortgagee may reasonably request (collectively, a “Completed Amenity Application for Payment”). Landlord shall pay the lesser of (1) amount requested in the applicable Completed Amenity Application for Payment to Tenant and (2) the remaining balance of the Amenity Allowance within 30 days following Tenant’s submission of the Completed Amenity Application for Payment. If, however, the Completed Amenity Application for Payment is incomplete or incorrect, Landlord’s payment of such request shall be deferred until 30 days following Landlord’s receipt of the corrected Completed Amenity Application for Payment.  Notwithstanding anything to the contrary contained in this Exhibit, Landlord shall not be obligated to make any disbursement of the Amenity Allowance during the pendency of any of the following:  (A) Landlord has received written notice of any unpaid claims relating to any portion of the Project Amenity or materials in connection therewith, (B) there is an unbonded lien outstanding against the Project or the Premises or Tenant’s interest therein by reason of work done, or claimed to have been done, or materials supplied or specifically fabricated, claimed to have been supplied or specifically fabricated, to or for Tenant or the Premises, (C) the conditions to the payment of the Amenity Allowance are not satisfied, or (D) an Event of Default by Tenant exists. Any costs associated with the construction of Project Amenities in excess of the Amenity Allowance shall be Tenant’s responsibility. The Amenity Allowance must be used and fully disbursed within twenty-four (24) months following the Commencement Date or shall be deemed forfeited with no further obligation by Landlord with respect thereto, time being of the essence with respect thereto. The Amenity Allowance may be used by Tenant for Project Amenities in its sole discretion with no stipulation from Landlord as to how much of the Amenity Allowance is allocated between various Project Amenities. TENANT SHALL NOT BE

ENTITLED TO ANY UNUSED PORTION OF THE AMENITY ALLOWANCE.  NO PORTION OF ANY UNUSED AMENITY ALLOWANCE SHALL BE APPLIED TO RENT.

12.       Right of Inspection.  Landlord or its Affiliate or agent may inspect the Tenant’s Work and coordinate the relationship between the Tenant’s Work, the Landlord’s Work, and the Building’s Systems.  Any third party fees incurred by Landlord in conjunction with its construction supervision/coordination shall be paid from the Construction Allowance.

13.       Construction Representatives.  Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

Landlord’s Representative:	Lincoln Property Company
7500 Rialto Blvd., Bldg. I, Ste. 270
Austin, TX 78735
Attn: Mike Crockett
Telephone: 512-322-3203
Email: mcrockett@lpc.com

Tenant’s Representative:	Yeti Coolers, LLC
c/o David Bullock
5301 Southwest Parkway, Suite 200
Austin, TX 78735
Telephone: 512-394-9384
Email: david@yeticoolers.com

C.        Miscellaneous.

1.         To the extent not inconsistent with this Exhibit, Sections 10 and 21 of this Lease shall govern the performance of the Tenant’s Work and Landlord’s and Tenant’s respective rights and obligations regarding the improvements installed pursuant thereto.

2.         Time is of the essence of this Work Letter.

3.         This Work Letter shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the Premises or any additions thereto in the event of a renewal or extension of the original Term of the Lease or any Renewal Term, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

4.         Except to the extent resulting from Landlord’s gross negligence or willful misconduct, Tenant agrees to defend, indemnify and hold harmless Landlord and its officers, directors, partners, employees and agents from all liabilities, costs, damages, fees and expenses arising out of or connected with the activities of Tenant or Tenant’s contractors in or about the Premises or Project, including, without limitation, the cost of any repairs to the Premises or Project necessitated by activities of Tenant or Tenant’s contractors in performing the Tenant

Improvements pursuant to this Work letter.  Tenant acknowledges that the foregoing indemnity shall be in addition to the insurance requirements set forth herein and shall not be in discharge of or in substitution for same.

EXHIBIT D-1

AEGB REQUIREMENTS

Landlord (as Owner) intends to achieve a 1-Star Austin Energy Green Building (AEGB) Commercial Rating for the Building.  As such, Tenant is required to ensure the Premises are in conformance with the requirements of the 1-Star AEGB rating.  Useful information about the AEGB rating can be found at www.greenbuilding.austinenergy.com.  Below are general requirements that must be included in the Tenant’s Work.  Consult the AEGB Commercial Rating Guidebook for detailed requirements of each sustainability measure.

1.                                    Current Regulations:  Each tenant space must meet current City of Austin codes with local amendments (including but not limited to energy, building, mechanical, plumbing, and electrical).

2.                                    Building Systems Commissioning:  Each tenant must hire a commissioning authority with documented commissioning experience on at least two other building projects.  The commissioning authority will verify and ensure that mechanical, electrical and all other energy using systems are installed and calibrated to operate according to the Owner Project Requirements (OPR) and Basis of Design (BOD).  To fulfill the intent of this requirement:

a.             The Landlord must develop the Owner Project Requirements (OPR) document;

b.            The design team shall develop the Basis of Design (BOD);

c.             The project team shall include commissioning requirements in the construction documents;

d.           The project team and commissioning authority shall develop and utilize a commissioning plan;

e.             The commissioning authority shall verify installation, functional performance, and training of maintenance staff;

f.              The mechanical designer shall include control sequencing and set points for all design conditions in the construction documents;

g.            The project team shall provide O&M documentation; and

h.            The commissioning authority shall complete a commissioning report.

3.                                    Building Energy Use Efficiency:  Each tenant space must not exceed 0.9 w/sf for lighting power density.

4.                                    Building Water Use Reduction:  Each tenant must install water efficient fixtures that do not exceed the following flow rates or standards as set by the City of Austin:

a.             Waterclosets 1.28gpf

b.            Urinals = 0.125gpf

c.             Public Lavatory 0.5gpm

d.           Private Lavatory = 2.2gpm

e.             Kitchen Sink = 1.8gpm

f.              Showerheads = 2.0gpm

g.            Residential style dishwashers  = Energy Star or equivalent

h.            Ice-machines  = Energy Star or equivalent

D-1 - 1

i.                Pre-rinse style spray valves = less than or equal to 1.3gpm

5.                                    Low VOC Paints and Coatings:  All paints, primers, and anti-corrosive coatings applied on-site to the interior of the building must not exceed the VOC limit of Green Seal Environmental Standard GS-11, 2008, Section 4.4.  Coatings applied on-site to the interior of the building must not exceed the current VOC limit of SCAQMD Rule 1113 for clear wood finishes, floor coatings, stains, sealers and shellacs, and all other applicable coatings.

a.             Non-flat topcoat = 100 g/L

b.            Flat topcoat = 50 g/L

c.             Primer = 100 g/L

d.           Anti-Corrosive coating 250 g/L

6.                                    Storage and Collection of Recyclables:  Each tenant space must provide an easily-accessible, clearly marked area dedicated to the collection and separation (if needed) of materials for recycling.  At a minimum, the materials to be recycled are:

a.             Paper

b.            Cardboard

c.             Plastic

d.           Glass

e.             Metal

In addition, any commercial kitchen must provide separation, storage and collection of kitchen scraps and other compostable materials.

7.                                    Construction Waste Management:  Each tenant shall recycle and/or salvage at least 50% (by weight) of non-hazardous construction and demolition waste.

D-1 - 2

EXHIBIT E

BUILDING DATA (SHELL BUILDING)

SUMMARY

Overview

•                 The intent of these Preliminary Design Parameters is to describe the anticipated scope of work as an aid in establishing a common basis for cost comparison.  They are not all-inclusive or comprehensive.

•                 Site, Core and Shell Work shall consist of elements as defined herein and in the attached Exhibits.

•                 The scope of the Shell Work is generally intended to provide a warm dark shell, prepped to receive interior tenant improvements.  The Shell Work includes completion of the first floor lobbies, service corridors, exit passageways and all core and service rooms.

•                 This project includes the construction of (2) similar office buildings over basement parking.

Applicable Codes

•                 All applicable federal, state and local codes, and local amendments, Design Guidelines, etc. as adopted and/or enforced by the City.

•                 2012 International Building Code

•                 2009 City of Austin Energy Code

•                 2011 National Electric Code

•                 2009 International Fire Code

•                 2009 Uniform Mechanical Code

•                 2009 Uniform Plumbing Code

•                 Texas Accessibility Standards’ ADA.

•                 Others as may apply or be required.

Total Land Area	• 21.599 Acres.

Office Building Area	• Building One	=	87,152 RSF
	• Building Two	=	87,152 RSF
	• Total	=	174,304 RSF
• Note: All areas are approximate and for convenience purposes only. In the event of any conflict area indicated by plans controls.

Parking Garage Area (Basement)	• 64,194 SF. • Note: All areas are approximate and for convenience purposes only. In the event of any conflict area indicated by plans controls. • Basement Garage Deck/Underside of 1st Floor Slab to be insulated.

Office Building Height	• 3 stories, 46 feet

Basement Parking Garage Height	• 11’-6” below building, one level basement • Clearance height for garage entry – 8’ 4”

Permits and Fees	• All permits and fees for the Shell Improvements required by authorities having jurisdiction are to be included as part of the Shell Work.

Sustainability

•                 Landlord intends to use sustainable strategies that are practical to this building (such as listed below) and intends to achieve a 2-star rating with the Austin Energy Green Building.

o                Construction waste management.

o                Water use reduction.

o                Recycled content of materials.

o                Low-emitting materials.

o                Optimized energy performance.

o                Indoor Air Quality.

o                Commissioning.

SITE DEVELOPMENT

General

•                 The site shall be made development-ready as part of the Shell Work.  This shall include, but not be limited to all earthwork, including any required treatments, such as sub-soil prep. paving, hardscape, off-site utilities and improvements, on-site utilities, water quality related improvements.  All storm water flow to be in enclosed structures unless specifically shown otherwise on the plans that will be prepared by the Civil Engineer.

•                 The site will include (2) Water Quality Ponds.

•                 Site amenities include a ½ mile jogging trail and a paved 60’x100’ sport court.

•                 The plaza connecting the two buildings at grade will be bounded by a glass and stainless steel guard.

Parking	• 630 Surface parking spaces. • 177 Structured parking spaces. • Paving to be as required by City and per the best performing soils report recommendation, over treated subgrade per the soils report.

Loading	• (2) total 12’ x 40’ loading positions at grade.

Trash/Recycle

•                 (2) 8CY dumpsters within concrete panel enclosure on appropriate footings with louvered aluminum and steel manual gates, with protective bollards.

•                 Dumpster pads and approaches are to be as required by City, over treated sub-grade, with 7” thick (minimum) reinforced concrete.

Emergency Generator	• Provide conduit rough-in for future generators, and appropriate space in Main Electrical Rooms in each building for associated equipment.

Landscape

•                 Provide landscape and irrigation allowance, in keeping with requirements of the City, including Landscape Buffer and perimeter of building (such landscape to be comparable to the landscaping at Rialto I & II located at 7500 Rialto Boulevard).

Hardscape

•                 Provide hardscape allowance in keeping with requirements of the City, including Landscape Buffer and perimeter of building (such hardscape to be comparable to the hardscaping at Rialto I & II located at 7500 Rialto Boulevard).

•                 Include itemized allowance for enhanced hardscape at building entries.

Signage

•                 Provide allowance for (3) 5’x8’ stone veneer monument signs with appropriate footings and lighting for both sides of each sign.

•                 Provide street address signage as required by City.

•                 Provide code-required signage throughout the project.

OFFICE BUILDING ENVELOPE

Foundation

•                 Drilled concrete piers, grade beams etc., per best performing soils report recommendation, (other than a structural slab) and/or as indicated in future Structural documents.  Below grade walls to have granular backfill to prevent hydrostatic pressure and should gravity drain, or drain to a sump with multiple pumps.  Until such time as a site specific foundation design is available, foundation scope of work shall include an allowance for the following:

•                 Drilled piers founded into the gray limestone

(include 36 inch diameter straight sided drilled piers, 20 feet long, with 5 feet of penetration into the gray limestone.)

Basement Floor (parking level)	• Reinforced concrete slab on grade

Ground Floor

•                 Reinforced concrete girders, joists and slab supported by concrete columns, per best performing soils report recommendation.  Until such time as a site specific ground floor structure design is available, foundation scope of work shall include an allowance for each of the following:

•                 Rework existing soil with moisture and density control and cap with 1 to 2-1/2 feet of select fill.  Any additional fill required to achieve top of pad elevation should also be select fill.

•                 Provide temporary leave-outs and/or sleaves as Tenant may direct to facilitate installation of under floor plumbing and electrical and data installed as part of the Interiors Work, provided such information is submitted to Landlord in a timely manner (and if not timely submitted, then as directed by Landlord).

•                 Provide any necessary floor slab drops to accommodate tile and other thickened floor finishes.

•                 Sprayed on insulation similar to K13 for floor above the garage.

Perimeter Structure	• Concrete tilt panel construction with steel framing at top floor wall/parapet.

Basement Structure	• Cast in place, post-tensioned concrete (from basement floor to top of, and including, level one slab).

Upper Floor Structure (Levels 2 & 3)	• Composite steel system and concrete floors. Cementitious fireproofing if required by City code as part of the Terrace Costs.

Roof Structure	• Bar Joists and composite steel system / concrete deck at MEP equipment areas. Cementitious fireproofing if required by City code as part of the Terrace Costs.

Upper level Columns	• Steel encased with rated gyp. Cementitious fireproofing if required by City code as part of the Terrace Costs.

Lateral Bracing	• Moment connections only. “K” bracing or other structural

elements not allowed below the ceiling, except at core walls.

Structural Bays	• Perimeter Bays: Approximately 30’ x 45’. • Center Bay: Approximately 30’x30’.

Building Skin Materials

•                 Painted concrete tilt-wall in 2-color scheme, wall system including manufacturer’s sill extensions, accent areas of curtain wall, cut stone veneer (stacked and mechanically anchored, with relief angles as required), dimension stone cladding, and aluminum composite material wall panels.  Concrete panels shall have reveals, offsets form-liners and other treatments to create a sophisticated pattern of panel articulation.  Panel thickness shall be 9¼”, inclusive of ¾” thickness for reveals and offsets.

•                 Waterproofing, flashing, etc. as required throughout the project, including continuous waterproofing behind cut stone veneer.

Glazing	• Vision Glass: 1” low-e, insulated glass. • Spandrel Glass: 1” insulated spandrel unit, with opacifier to match vision glass.

Thermal Performance	• Walls: Insulated to R-19 or better. • Roof: Insulated to R-30 or better.

Vestibules and Canopies	• As shown on Shell Work plans.

Rooftop Screening	• Panels on galvanized steel posts at 10’ o.c. Screening to extend to mean sea level elevation of tallest piece of rooftop equipment.

Floor-to-Floor Heights

•                 Basement Floor:  11’-6”

•                 Level One:  15’-0”

•                 Upper Floors:  15’-0” (at low point of roof)

•                 Floor to Floor clearances will vary throughout the floors depending on the size and location of various structural members such as trusses and purlins.

Vertical Design Criteria	• Ceiling Height Allowance: 10’-0” (Except 12’-6” at one story Lobby space) • Interstitial Space Allowance
• Lights 7” min.
• Sprinkler 3” min.
• Cable Tray 3” min.
• Ductwork 20” min.

• Total 33” min. (from underside of ceiling to structure) • Structural Allowance 27” (to be verified)

Roof

•                 Roof Membrane:  60 mil TPO with surface finish having a minimum SRI of 78.

•                 Internally piped storm water drainage and overflow for roof drains.

•                 Minimum Roof Slope:  ¼” per foot.

•                 Other Design Criteria

•                 Wind Resistance:    90 MPH

•                 Exposure:                 B

•                 Insurance:                Factory Mutual, or other, insurance criteria as clarified by the Landlord.

•                 Warranty:  20 Year NDL.

Live Loads	• The following minimum live loads will be required, unless noted otherwise. • First Floor 100 lbs/sf (80+20) • Upper Floor 100 lbs/sf (80+20) • All Core bays 125 PSF • Roof Code + Equipment

Passenger Elevators

•                 Quantity:  (4)

•                 Type/Speed:  Machine Room-less traction.

•                 Capacity:  4,000 lbs.

•                 Door Size:  7’-0” high hoistway entrance.

•                 Ceiling Height:  8’-0” nominal w/ top hat.

•                 Protection:  Provide pads and hooks for both cabs.

•                 Cab Finish Allowance:  $25,000 per elevator over and above standard finish.

•                 Stops:  All Occupied floors (including basement).

•                 Access Control:  As mutually clarified by Landlord and Tenant.

INTERIOR FINISHES

Lobby

•                 Height:  Partial two story.

•                 Floor:  3 cm thick stone floor, 5’X5’ nominal panels, thick-set.

•                 Base:  Stone.

•                 Interior Walls:  Gypsum board, tape and bed only with Architectural Woodwork panels and cut stone veneer and 2cm thick dimensional stone veneer.

•                 Ceiling:  Articulated gypsum board; Tape, bed and paint.

• Monumental stair with glass and stainless steel guard and handrails.

Perimeter Walls	• 3 5/8” metal studs at 24”o.c., with continuous R-19 thermal insulation; include continuous gypsum board window shade/perimeter slot diffuser pocket. Tape and bed, typical.

Interior Walls	• 3 5/8” metal studs, gage and spacing per manufacturer’s requirements for span at L/240 with 5/8” gypsum board; Tape and bed, typical. • Sound attenuation batts at all interior walls.

Fire Exit Stairs

•                 Steel stringers with concrete-filled pans.

•                 Paint interior of stairwells.  Paint all exposed steel stair components and steel railing.

•                 Seal concrete floors and treads.

•                 Roof access as required by the city.

First Floor Corridors

•                 Gypsum board, tape, bed and paint.

•                 Building-Standard suspended acoustical ceiling (with rated ceiling assembly above as required at rated corridors).

•                 Johnsonite “Millwork” series base.

•                 26oz Broadloom carpet-direct glue.  10 yr commercial warranty.

Toilet Rooms

•                 Floor:  12” x 24” Porcelain tile.

•                 Base:  Porcelain tile to match floor, 6” min.

•                 Stall Enclosures:  full height painted gypsum toilet partitions with painted gypsum board style stall fronts.

•                 Wet Walls:  12” x 24” Porcelain tile to ceiling.

•                 Wet Wall Returns:  12” x 24” Porcelain tile to ceiling.

•                 Other Walls:  Premium Type II vinyl wall covering.

•                 Ceilings:  Painted gypsum board with light cove at wet wall and Counters.

•                 Counter Tops:  3 cm granite to be selected by Architect.

•                 Lavatory Skirt:  Wood veneer removable panel.

•                 Quiet Rock Gypsum (or equal) to achieve STC 45 or better around restrooms.

Electrical, Mechanical, Telephone, and Other Service Spaces	• Floor: Sealed Concrete • Base: 4” Vinyl. • Walls: Painted gypsum board. (Painted plywood over gypsum board at Telephone room). • Ceilings: Exposed to structure.

Floor – Lease Space (Bldg Standard)	• Exposed concrete.

Door – Core Areas (Bldg Standard)	• 9’-0” height x 1 ¾” solid core with wood veneer surface in aluminum frames at typical interior doors. Brushed stainless commercial grade hardware throughout. Mortise locksets.

Window Coverings	• 1” Horizontal louver blinds equal to Levelor at all locations, except none required at Lobbies.

Fire Extinguishers	• Quantity, type and location as required by code. Provide recessed brushed stainless steel cabinets.

HVAC SYSTEM

General Description

•                 The Shell Contract is to provide HVAC systems through and including the terminal boxes, with interior distribution and control elements to be handled in individual Tenant Finish-out Contracts.

•                 The Building will be served by Rooftop Package Units.  Rooftop Units will typically be VAV with return air fans, elevated height sound-attenuating curbs and of double wall construction.  The RTUs shall have economizer cycle, Variable Frequency Drive on supply fans, and powered exhaust.  Primary supply air will be routed to fan powered VAV terminals to serve the perimeter zones/upper floors and VAV cooling only terminals to serve the interior spaces.  Electric resistance heating will be provided in the fan powered VAV terminals.  Each wing shall have an RTU that will supply air down thru building shafts to the floor served.  Combination fire/smoke dampers shall be provided at supply air take-off on each floor and return air opening into shafts.  Provide return air ductwork to RTU RA opening.  Sound attenuators and vibration isolators will be provided on the ductwork to ensure compliance with maximum appropriate maximum noise levels for a Class “A” Office Building.  Rooftop Package Units shall be fan powered boxes with heat at exterior zones

•                 Exhaust will be served by a central exhaust system, exhausting air from toilet rooms and general exhaust from plenum space on each floor as required.  Exhaust duct will be routed through a central shaft with fire/smoke dampers at each penetration of the shaft.  Exhaust fans will be located on the roof.

Supplemental HVAC Systems

•                 The Elevator Control Room will be provided with an independent split system for 24 hour operation.

•                 The Main Telephone/Communications Room will be provided with an independent split system for 24 hour operation.

•                 The Electrical Rooms will be provided with an independent split system for 24 hour operation if required by the Landlord for proper operation.

•                 Provide thermostatically controlled electric heat unit heaters above ceiling of top floor.

Basic Design Criteria

•                 Design will be based on approximately 300sf per ton.  Systems will be designed to maintain 75 degrees/50% RH in the summertime and 70 degrees with no minimum relative humidity in the wintertime.  Minimum Heating Capacity will be 32 BTUH/sf by means of electric heating.

•                 Outside air to be supplied to each floor:  ASHRAE 62.1 levels for medium density occupancy (150 SF/person).  This results in 0.0933 CFM/SF outside air.

Energy Management System

•                 A Building DDC electronic temperature control system for HVAC systems and equipment including Variable Air Volume (VAV) and Fan Powered Terminal Boxes (FPB) shall be provided and tied to the Energy Management System (EMS).  The EMS shall be connected to central monitoring station at location to be mutually selected by Landlord and Tenant and accessible via the internet.

PLUMBING SYSTEM

Service

•                 Domestic City of Austin water, City of Austin sanitary sewer, storm sewer, fire loop, landscape irrigation and other services as required by code.  Toilets, sewer and other elements shall be situated in building core.

•                 Landlord will provide a connection point in the core of each Building for Tenant’s plumbing.

Storm Drainage

•                 Provide independent storm and storm over flow systems complying with rain fall rates required by code and insurance underwriter (whichever is more stringent).  Storm drains shall connect to site storm sewer and overflow drains shall discharge on site above grade.  Provide sub-soil drains at elevator pits and building perimeter.

Plumbing Fixtures	• Low-flow type in quantities as required by code.

Faucets/Flush Valves

•                 Lavatories - Automatic, with no requirement to reset at power loss.

•                 Urinals - Automatic, with manual flush button and with no requirement to reset at power loss.

•                 Water Closets - Automatic, with manual flush button and with no requirement to reset at power loss.

Equipment	• Water heaters; re-circ system. • Bi-level drinking fountains; electric water coolers.

ELECTRICAL SYSTEM

General Description

•                 Provide primary service, primary and secondary electrical panels for all spaces, with all applicable systems appropriate to a Class “A” office building, appropriate distribution to individual floor electrical rooms and all required power and fixtures throughout the site and in all core and lobby spaces.

Electrical Service

•                 3000A, 480/277V, 3-phase, 4-wire plus ground; Service shall be in one 3000 amp main switchboard in the Main Electrical Room from City of Austin Electric.  Main switchboard shall have 3000 amp main breaker.  Distribution shall be such that building management can separately disconnect service to each floor for future maintenance.  Each Building shall have such Electrical Service (i.e., 3000A, 480/277V, 3-phase per Building)

Telephone/Data

•                 Provide connection to adjacent infrastructure with all applicable systems appropriate to a Class “A” office building, including appropriate distribution to individual floor telephone rooms, and allowing for future connections by Tenants.

Back-up Power	• Life Safety power requirements shall be provided by battery packs, and other as may be required by code.

Lighting

•                 Parking Lot:  Metal Halide on 25’ poles with 1.5 fc minimum maintained at ground.

•                 Building Accent Lighting:  As required by the City.

•                 Building Entry Canopies:  Recessed fluorescent down lights.

•                 Lobbies:  Recessed fluorescent down lights and LED cove lights.

•                 Toilets:  Recessed fluorescent down lights and fluorescent cove lights.

•                 Service Areas:  2x4 lay-in parabolic fluorescent fixtures in service/equipment rooms with suspended acoustical ceilings; Fluorescent strip lights in stairwells and in service/equipment rooms with exposed structure.

•                 Emergency & Exit Lights:  As required by code and custom.

•                 All lighting within the Common Areas shall be LED Technology.

SPECIALTY SYSTEMS

Lightning Protection	• Lightning protection system with UL master label.

Fire Protection

•                 Fire service, fire riser in dedicated room, control valves, distribution piping and sprinkler heads in accordance with code requirements, NFPA Standards, and Landlord’s insurance underwriter requirements.  The system will be a wet pipe system throughout.  Piping shall be steel.  CPVC piping will not be accepted.  Heads in the Lobbies, Toilet Rooms and other areas with gypsum board ceilings are to be concealed and placed in a pattern to compliment the lighting layout.  Heads in all other areas are to be semi-recessed heads, centered in ceiling tiles.  Heads to be turned up in unfinished areas.

Fire Alarm

•                 The Fire Alarm system will be a microprocessor-based, comprehensive, performance-based, emergency voice/alarm communications system, designed per NFPA and ADA requirements.  The system will be intelligent, addressable and consist of the following components:

•                 Initiation devices – pull stations, smoke detectors, heat detectors, tamper flow switches.

•                 Annunciation devices – strobes, speakers, strobe / speaker combination.

Building Automation	• Provide System as directed by the Landlord.

Security/Access Control	• Coordinate with, and rough-in for, the work of the Tenant’s security/access control vendor. • Provide conduit and pathway to serve all exterior doors and all stairwell doors.

Fiber Optic Connection Line	• Provide 4” PVC pathway to demarcation point in Building Core of Building I, with fiber connection to Building II. Time Warner is provider.

Natural Gas	• N/A

EXHIBIT E-1

Scone of Work/Division of Work Narrative to Accommodate Product Dev. Lab on First Floor of Building II at Lantana Ridge

Foundation.  Cast-in-place, reinforced concrete foundation to the specification and criteria of the Structural Engineer of Record with sleaves in accordance with the Tenant’s provided dimension plan for Tenant’s future plumbing and electrical under slab rough-in work.

Mechanical.  Landlord to provide and install Base/Shell Building HVAC system that will accommodate approximately 100 tons +/- of H/AC to the first floor suite (assumes 21k SF Floorplate).  Extension of ductwork, downstream equipment, AHUs, FPB, VAV, t-stats, supplies/returns are provided and installed as part of the TI project.

Electrical.  480v, 3-phase power from Austin Energy to the building’s exterior pad mounted transformer, to the building’s main distribution panel.  Then Landlord is responsible for distributing to each floor’s electrical room, both high and low voltage with two 48 circuit panels (both high and low voltage) and necessary transformers (to convert from high to low) installed in each floor’s electrical room.

Plumbing.  Domestic water supply (probably 1.5”), metered, stubbed into the building vertically and then run overhead, vertically and horizontally to distribute water to the first floor suite per Tenant’s plans.

Fire Sprinkler/Fire Alarm.  As required by code/ordinances and the authority having jurisdiction for Base/Shell Building Condition.  Expanded and modified by Tenant to suit TI’s during Tenant’s interior construction.

Compressed Air.  External or internally installed compressed air storage container for distribution to various locations throughout the NPD Tenant Suite.

Dust Collection.  Exterior wall penetration in an approved location and size by the structural engineer to externally mounted/installed dust collection tank.  Screening, fencing, visibility of collection tank per mutually agreeable scope of work between Landlord and Tenant.

Overhead doors.  One glazed overhead door at grade level for material deliveries, pallet jack and fork-lift accessible.

END OF EXHIBIT E-1

E-1

EXHIBIT F

RULES AND REGULATIONS

1.         Except as otherwise provided in the Lease or any exhibits thereto, no sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building without the prior written consent of Landlord.  Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice, unless Landlord has given written consent, without notice to and at the expense of Tenant.  Landlord shall not be liable in damages for such removal unless the written consent of Landlord had been obtained.  All approved signs or lettering on doors and walls to the Premises shall be printed, painted, affixed or inscribed at the expense of Tenant by Landlord or by a person approved by Landlord in a manner and style acceptable to Landlord.  Tenant shall not use any blinds, shades, awnings, or screens in connection with any window or door of the Premises unless approved in writing by Landlord.  Tenant shall use the Building standard window covering specified by Landlord and Landlord reserves the right to disapprove interior improvements visible from the ground level outside the Building on wholly esthetic grounds.  Such improvements must be submitted for Landlord’s written approval prior to installation, or Landlord may remove or replace such items at Tenant’s expense.

2.         Tenant shall not permit any Tenant Party to smoke (including the use of any form of e-cigarette, electronic cigarette, personal vaporizer or electronic nicotine delivery system) in the Premises or anywhere else on the Project, except in designated smoking areas outside the Building approved by Landlord in its reasonable discretion.  Tenant shall cooperate with Landlord in enforcing this prohibition and use its best efforts in supervising each Tenant Party in this regard.

3.         Tenant shall not permit suppliers to deliver food, milk, soft drinks, bottled water, plant maintenance or any other services without such supplier first having delivered a valid certificate of insurance.

4.         No tenant and no employees or invitees of any tenant shall go upon the roof of the Building, except for Tenant’s use of the Rooftop Terrace and except as specifically permitted in the Lease.

5.         Tenant, upon the termination of its tenancy, shall deliver to Landlord the parking and security access cards issued to Tenant and all keys of offices, rooms and toilet rooms which shall have been furnished to Tenant or which Tenant shall have made, and in the event of loss of any access cards or keys so furnished, shall pay Landlord therefor.  Tenant shall not alter any lock or install any new or additional locks or any bolts on any door of the Premises without the written consent of Landlord.

6.         The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by Tenant who, or whose employees or invitees, shall have caused it.

7.         Tenant shall not use the Premises in any manner which exceeds the floor load capacity of the floor on which the Premises are located.

8.         Any hand trucks permitted in the Building must be equipped with soft rubber tires and side guards.

9.         Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building.  Safes or other heavy objects shall, if considered necessary by Landlord, stand on a platform of such thickness as is necessary to properly distribute the weight.  Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant.  Tenant’s business machines and mechanical equipment shall be installed, maintained and used so as to minimize vibration and noise that may be transmitted to the Building structure or beyond the Premises.

10.       Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to by Landlord.  Except with the written consent of Landlord no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same.  Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.  Landlord shall not be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of any tenant by the janitor or any other employee or other person.  Janitor service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include shampooing of carpets or rugs or moving of furniture or other special services.  Janitor service will not be furnished on nights when rooms are occupied after 6:00 p.m.  Window cleaning shall be done only by Landlord.

11.       Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in any manner offensive or reasonably objectionable to Landlord.

12.       Other than heating and reheating in areas designed for such use, no cooking shall be done or permitted by Tenant on the Premises, nor shall the Premises be used for washing clothes, for lodging, or for any improper, objectionable or immoral purpose.

13.       Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable, explosive or combustible fluid or material, or use any method of heating or air-conditioning other than that supplied by Landlord.

14.       Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced.  No boring or cutting for wires or stringing of wires will be allowed without written consent of Landlord.  The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

15.       Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by

Landlord.  The expenses of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

16.       Tenant shall use commercially reasonable efforts to see that the doors of the Premises are closed and securely locked before leaving the Building and that all water apparatus are entirely shut off before Tenant or Tenant’s employees leave the Building.

17.       Tenant shall not use the Premises in any manner which would increase the amount of water typically furnished for office use, nor connect any appliance directly to the water pipes without Landlord’s prior consent (not to be unreasonably withheld, conditioned, or delayed.

18.       The Premises shall not be used for manufacturing, sale, or the storage of narcotics, liquor, or tobacco in any form, or as a barber or manicure shop.  The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

19.       Tenant shall not conduct any auction, fire, bankruptcy, going out of business, liquidation or similar sales at the Project.

EXHIBIT G

JANITORIAL SPECIFICATIONS

OFFICE AREAS:

Daily:

Five (5) days each week, including Monday through Friday, and excluding Holidays:

1.         Empty and clean all waste receptacles and recycling bins; remove waste materials and flattened cardboard from the Premises.

2.         Dry-mop all uncarpeted areas.

3.         Vacuum all rugs and carpet areas in offices, lobbies and corridors.

4.         Hand-dust all office furniture, fixtures and all other horizontal surfaces (but only to the extent surfaces are cleared of all materials such as papers, documents and files).

5.         Sweep all private stairways, vacuum if carpeted.

6.         Police all stairwells throughout the entire Building and keep in clean condition.

7.         Spot-clean spill marks on resilient floor tile.

8.         Spot-clean all water coolers and fountains.

9.         It is understood that Landlord shall have no obligations to (a) wash or otherwise clean dishes, glasses and other utensils used for preparing food or beverages, or (b) to remove or store such dishes, glasses and other utensils in order to clean any area, fixture or surface of the Premises.

Weekly:

10.       Hand-dust all door louvers.

11.       Dust and/or wash directory boards and display glass.

12.       Wipe clean and polish all metal and bright work.

13.       Damp-mop and polish all resilient flooring in the Premises, public corridors and elevator lobbies.

14.       Wash, clean and polish all water coolers and fountains.

15.       Dust in place all picture frames, charts, graphs and similar wall hangings.

16.       Clean glass around tenant entrances, including conference rooms and other interior rooms.

17.       Remove all finger marks and smudges from doors, door frames, around light switches, private entrance glass and partitions.

Monthly:

18.       Dust all paneled walls, doors and other similar surfaces not reached in nightly or weekly cleaning.

19.       Vacuum high moldings and other areas not reached in nightly or weekly cleaning.

Quarterly:

20.       Vacuum all ventilating and air conditioning louvers.

21.       Dust exterior of lighting fixtures.

LAVATORIES:

Daily:

Five (5) days each week, including Monday through Friday, and excluding Holidays

22.       Clean and damp-mop floors.

23.       Wash and polish all mirrors, bright work and enameled surfaces.

24.       Wash and sanitize all basins, bowls and urinals.

25.       Wash and sanitize toilet seats.

26.       Dust, clean and wash, where necessary, all partitions, tile walls, dispensers and receptacles.

27.       Twice daily during normal business hours, and again in the evening, empty and sanitize all receptacles and sanitary disposals.

28.       Twice daily during normal business hours, and again in the evening, provide materials and fill towel, sanitary napkin and soap dispensers.

Monthly:

29.       Machine-scrub lavatory floors, apply floor finishing where applicable.

30.       Wash and polish all partitions, tile walls and enamel surfaces.

Quarterly:

31.       Dust light fixtures.

32.       Vacuum all louvers and ventilating grills.

MISCELLANEOUS SERVICES:

33.       Maintain building lobby, corridors and other public areas in a clean and orderly condition.

34.       Damp-mop spillage in office and public areas as required.

35.       Interior curtain-wall window washing once per year.

36.       For any locked areas in the Premises, Tenant will unlock such secured areas during normal business hours once per week for the janitorial services referenced herein.

These janitorial specifications may be changed or altered from time to time to facilitate the inclusion of the latest methods of maintenance and cleaning technology generally recognized as acceptable for a first-class office building.

EXHIBIT H

FORM OF SNDA

[See attached]

H-1

PLAINSCAPITAL BANK - LOAN NO. 3222593

AFTER RECORDING RETURN TO:

PLAINSCAPITAL BANK
2911 Turtle Creek Blvd, Suite 1300
Dallas, TX 75219
Attention:  Cole Dulaney

NOTICE OF CONFIDENTIALITY RIGHTS:  IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS:  YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

SUBORDINATION, NONDISTURBANCE AND
ATTORNMENT AGREEMENT
(this “Agreement”)

EFFECTIVE DATE:	January 29, 2016

LENDER:	PLAINSCAPITAL BANK 2911 Turtle Creek Blvd, Suite 1300 Dallas, TX 75219 Attention: Cole Dulaney

LANDLORD:	LANTANA RIDGE JV LLC c/o Lincoln Property Company 2000 McKinney Avenue, Suite 1000 Dallas, Texas 75201

TENANT:	YETI COOLERS, LLC

Prior to Lease Commencement Date (as defined in the Lease): 5301 Southwest Parkway, Suite 200 Austin, Texas 78735

After Lease Commencement Date (as defined in the Lease): 7601 Southwest Park, Building __ Austin, Texas 78735

RECITALS:

WHEREAS, it is contemplated that Lender will lend money to Landlord, and as security therefor, Landlord will grant Lender a first mortgage lien (the “Mortgage”) on the real property described on Exhibit A attached hereto and all of the buildings and improvements thereon (collectively, the “Property”), and

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT — PAGE 1
PLAINSCAPITAL BANK – LANTANA RIDGE JV LLC

WHEREAS, Tenant is a party to that certain Lantana Ridge Office Lease (as amended, modified and supplemented from time to time, the “Lease”) dated January 29, 2016, by and between the Landlord, as the landlord, and Tenant, as the tenant, covering that portion of the Property described in the Lease (hereinafter called the “Leased Premises”); and

WHEREAS, Landlord, Tenant and Lender desire to confirm and agree upon certain of their rights and obligations with respect to the Lease and the Mortgage;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Landlord, Tenant and Lender hereby agree and covenant as follows:

1.         Subordination.  The Lease shall at all times be subject and subordinate in each and every respect to the Mortgage and to any and all increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Mortgage.

2.         Nondisturbance.  So long as Tenant is not in default (beyond any period given Tenant in the Lease to cure such default) in the payment of rent or in the performance of any of the terms, covenants or conditions of the Lease on Tenant’s part to be performed, (i) Tenant’s possession of the Leased Premises and Tenant’s rights and privileges under the Lease, or any extensions or renewals thereof, or expansions into additional space within the Property which may be effected in accordance with the terms of the Lease, shall not be diminished or interfered with by Lender in the exercise of any of its rights under the Mortgage, (ii) Tenant’s occupancy of the Leased Premises or any such expansion space shall not be disturbed by Lender in the exercise of any of its rights under the Mortgage during the term of the Lease or any such extensions or renewals thereof, and (iii) Lender will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant’s interest and estate under the Lease because of any default under the Mortgage.

3.         Attornment.  In the event any proceedings are brought for the foreclosure of the Mortgage or if the Property is sold pursuant to a trustee’s sale under the Mortgage, or upon a transfer of the Property by conveyance in lieu of foreclosure, Tenant shall attorn to the purchaser upon any such foreclosure sale or trustee’s sale or transfer in lieu thereof and shall recognize such purchaser as the landlord under the Lease.  Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto.  Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of Lender, any instrument or certificate which, in the reasonable judgment of Lender, may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment.  Tenant hereby irrevocably appoints Lender and any other or future holders of the indebtedness or other obligations secured by the Mortgage or any such purchaser, jointly and severally, the agent and attorney in fact of Tenant to execute and deliver for and on behalf of Tenant any such instrument or certificate.  In the event of any such attornment, Tenant further waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect the Lease and the obligations of Tenant thereunder as a result of any such foreclosure proceeding, trustee’s sale or conveyance in lieu thereof.

4.         Foreclosure and Sale.  If Lender shall succeed to the interest of Landlord under the Lease in any manner, or if any purchaser acquires the Leased Premises upon any foreclosure of the Mortgage or any trustee’s sale under the Mortgage, Lender or such purchaser, as the case may be, shall have the same remedies by entry, action or otherwise in the event of any default by Tenant (beyond any period given to Tenant in the Lease to cure such default) in the payment of rent or additional rent or in the performance of any of the terms, covenants and conditions of the Lease on Tenant’s part to be performed that Landlord had or would have had if Lender or such purchaser had not succeeded to the interest of Landlord.  From and after attornment by Tenant, Lender or such purchaser shall be bound to Tenant under all of the terms, covenants, and conditions of the Lease, and Tenant shall, from and after the succession to the interest of Landlord under the Lease by Lender or such purchaser, have the same remedies against Lender or such purchaser for the breach of an agreement contained in the Lease that Tenant might have had under the Lease against Landlord if Lender or such purchaser had not succeeded to the interest of Landlord; provided further, however, that Lender or such purchaser shall not in any event be:

(a)        liable for any act or omission of any prior landlord (including Landlord); or

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT — PAGE 2
PLAINSCAPITAL BANK – LANTANA RIDGE JV LLC

(b)        subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or

(c)        bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord), or by any security deposit, cleaning deposit or other prepaid charge which Tenant might have paid in advance to any prior landlord (including Landlord), unless actually received by Lender or such purchaser; or

(d)       bound by or liable for any obligation of the landlord to pay any sums of money to or for the benefit of or on behalf of Tenant for concessions or inducements granted to Tenant by any prior landlord (including Landlord) except as expressly set forth in the Lease; provided, however, Tenant shall retain any rent abatement rights set forth in Section 2.4 of the Lease; or

(e)        bound by any amendment or modification of the Lease made without its consent; or

(f)        obligated to perform any construction obligations under the Lease; provided, however, Tenant shall retain all termination rights with respect thereto and otherwise under the Lease.

5.         Acknowledgment and Agreement by Tenant.  Tenant acknowledges and agrees that:

(a)        Lender, in making any disbursements to Landlord, is under no obligation or duty to oversee or direct the application of the proceeds of such disbursements, and such proceeds may be used by Landlord for purposes other than improvement of the Property.

(b)        From and after the date hereof, in the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of time, to cease paying rent or terminate the Lease or to claim a partial or total eviction, Tenant will not exercise any such right:

(i)         until it has given written notice of such act or omission to Lender; and

(ii)        if Landlord shall have failed to cure such default within the time provided for in the Lease, then the Lender shall have an additional THIRTY (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default shall be deemed granted to Lender if within such THIRTY (30) days Lender has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event the Lease shall not be terminated while such remedies are being so diligently pursued.

(c)        It has notice that the Lease and the rent and all other sums due thereunder are to be or have been assigned to Lender as security for the loan secured by the Mortgage.  In the event that Lender notifies Tenant of a default under the Mortgage and demands that Tenant pay its rent and all other sums due under the Lease to Lender, Tenant shall honor such demand and pay its rent and all other sums due under the Lease directly to Lender or as otherwise required pursuant to such notice.

(d)       It shall send a copy of any notice or statement claiming a default by Landlord under the Lease to Lender at the same time such notice or statement is sent to Landlord.

(e)        This Agreement satisfies any condition or requirements in the Lease relating to the granting of a non-disturbance agreement.

6.         Acknowledgment and Agreement by Landlord.  Landlord, as landlord under the Lease and mortgagor or grantor under the Mortgage, acknowledges and agrees for itself and its successors and assigns, that:

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT — PAGE 3
PLAINSCAPITAL BANK – LANTANA RIDGE JV LLC

(a)        This Agreement does not (i) constitute a waiver by Lender of any of its rights under the Mortgage; and or (ii) in any way release Landlord from its obligations to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Mortgage;

(b)        The provisions of the Mortgage remain in full force and effect and must be complied with by Landlord; and

(c)        In the event of a default under the Mortgage, Tenant may pay all rent and all other sums due under the Lease to Lender as provided in this Agreement.

7.         TARA.  Tenant unconditionally agrees, upon the receipt of written notice from Lender, whether prior to or after default in connection with the loan secured by the Mortgage, Tenant shall:  (i) notwithstanding Tex. Prop. Code § 64.055(d), immediately turn over to Lender all “Rents” and “Proceeds” (as such terms are defined in the Texas Assignment of Rents Act (“TARA”) to which Lender is entitled to collect under Tex. Prop Code § 64.054; (ii) not deduct any portion of the Rents for any purpose, notwithstanding any other provision of TARA, this Agreement, or any other encumbrance; and (iii) pay all Rents as they accrue to Lender, without any deduction, set-off, or other reduction of any kind. Tenant unconditionally:  (i) waives any right to delay payment of Rent as contemplated by Tex. Prop. Code § 64.056; and (ii) waives any right to continue paying Rents to any person other than Lender as contemplated by Texas Prop. Code § 64.056.

8.         Notice.  All notices to be delivered hereunder to Lender shall be deemed to have been duly given if mailed under United States registered or certified mail, with return receipt requested, postage prepaid to Lender at the address set forth above (or at such other address as shall be given in writing by Lender to Tenant) and shall be deemed complete upon any such mailing.

9.         Miscellaneous.

(a)        As between Landlord and Lender, the Mortgage, the other Loan Documents (as defined in the Mortgage) and this Agreement supersede any inconsistent provision of the Lease; provided, however, as between Landlord and Tenant, the Lease controls.

(b)        Lender shall have no obligations nor incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, Landlord’s title, Landlord’s authority, habitability, fitness for purpose or possession.  As between Lender and Tenant, this Agreement supersedes any inconsistent provisions of the Lease.

(c)        This Agreement shall inure to the benefit of the parties hereto, their respective successors and permitted assigns; provided, however, that in the event of the assignment or transfer of the interest of Lender, all obligations and liabilities of Lender under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Lender’s interest is assigned or transferred.

(d)       This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

10.       Condition Precedent to Effectiveness.  Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall be binding on the parties hereto only if Lender advances a loan to Landlord that is secured by the Mortgage.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT — PAGE 4
PLAINSCAPITAL BANK – LANTANA RIDGE JV LLC

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

LENDER:

PLAINSCAPITAL BANK

By:
Cole Dulaney, Executive Vice President

STATE OF TEXAS	§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on this _____ day of January, 2016, by Cole Dulaney, Executive Vice President of PLAINSCAPITAL BANK, on behalf of said bank.

[SEAL]
Notary Public, State of Texas

SIGNATURES CONTINUED ON THE FOLLOWING PAGE

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT — PAGE 1
PLAINSCAPITAL BANK – LANTANA RIDGE JV LLC

TENANT:

YETI COOLERS, LLC,
a Delaware limited liability company

By:
Name:
Title:

STATE OF ____________________	§
COUNTY OF _____________________	§

This instrument was acknowledged before me on this _____ day of _____________, 2016, by _____________________, ___________________________ of YETI COOLERS, LLC, on behalf of said entity.

[SEAL]
Notary Public, State of _______________

SIGNATURES CONTINUED ON THE FOLLOWING PAGE

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT — PAGE 1
PLAINSCAPITAL BANK – LANTANA RIDGE JV LLC

LANDLORD:

LANTANA RIDGE JV LLC,
a Delaware limited liability company

By:	LO LANTANA BTS LLC
a Delaware limited liability company
its operating member

By:	Non-Member Manager, Inc.,
a Texas corporation,
its manager

By:
Name:
Title:

STATE OF TEXAS	§
COUNTY OF ____________	§

This instrument was acknowledged before me on January ____, 2016, by ____________, the ___________________ of Non-Member Manager, Inc., a Texas corporation, the manager of LO LANTANA BTS LLC, a Delaware limited liability company, the operating member of LANTANA RIDGE JV LLC, a Delaware limited liability company, on behalf of said entity.

[SEAL]
Notary Public, State of Texas

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT — PAGE 2
PLAINSCAPITAL BANK – LANTANA RIDGE JV LLC

EXHIBIT A
DESCRIPTION OF REAL PROPERTY

[TO BE ATTACHED]

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT — PAGE 1
PLAINSCAPITAL BANK – LANTANA RIDGE JV LLC

EXHIBIT I

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned is the Tenant under the Lease (defined below) between ___________________, a __________________, as Landlord, and the undersigned as Tenant, for the Premises on the __________ floor(s) of the building located at ____________________, __________ and commonly known as ____________________, and hereby certifies as follows:

1.         The Lease consists of the original Lease Agreement dated as of __________, 20____, between Tenant and Landlord[‘s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state “none”):

The documents listed above are herein collectively referred to as the “Lease” and represent the entire agreement between the parties with respect to the Premises.  All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

2.         The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

3.         The Term commenced on __________, 20____ , and the Term expires, excluding any extension options, on __________, 20____, and Tenant has no option to purchase all or any part of the Premises or the Building.

4.         Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state “none”):

5.         All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through __________.  The current monthly installment of Base Rent is $__________.

6.         All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.  In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.

7.         As of the date hereof, there are no existing defenses or offsets, or, to Tenant’s knowledge, claims or any basis for a claim, that Tenant has against Landlord and no event has

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occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

8.         No rental has been paid more than 30 days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

9.         If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is and will remain during the Term a duly formed and existing entity qualified to do business in the state in which the Premises are located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

10.       There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

11.       Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, Tenant has not used or stored any hazardous substances in the Premises.

12.       All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by Tenant and all reimbursements and allowances due to Tenant under the Lease in connection with any tenant improvement work have been paid in full.

Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord’s Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord’s Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.

Executed as of ____________________, 20____.

TENANT:	_________________________________, a ________

By:
Name:
Title:

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EXHIBIT J

FORM OF NONDISCLOSURE AGREEMENT

YETI COOLERS, LLC

NON-DISCLOSURE AGREEMENT

This Non-Disclosure Agreement (the "*Agreement*") is made and entered into as of the date last signed (the "*Effective Date*") by and between YETI Coolers, LLC, a Delaware limited liability company (the "*Company*"), and the party set forth in the signature block ("*Recipient*").

1. Purpose. Recipient desires to have access to secured and confidential areas of the offices of the Company (the "*Purpose*") and in connection with the Purpose, the Company may disclose to Recipient certain confidential technical and business information which the Company desires Recipient to treat as confidential.

2. Confidential Information. "*Confidential Information*" means any information disclosed to Recipient by the Company, either directly or indirectly in writing, orally, or by Recipient's inspection of tangible objects, including, without limitation, business plans, customer data, customer lists, customer names, designs documents, drawings, engineering information, financial analysis, information, inventions, market information, marketing plans, processes, products, product plans, research, services, specifications or trade secrets. Confidential Information may also include information disclosed to the Company by third parties. Confidential Information shall not, however, include any information which Recipient can establish (i) was publicly known and made generally available in the public domain prior to the time of disclosure to Recipient by the Company; (ii) becomes publicly known and made generally available after disclosure to Recipient by the Company through no action or inaction of Recipient; or (iii) is in the possession of Recipient, without confidentiality restrictions, at the time of disclosure by the Company as shown by Recipient's files and records immediately prior to the time of disclosure.

3. Non-disclosure and Non-Use. Recipient agrees not to disclose any Confidential Information to third parties or to employees of Recipient, except to those employees who are required to have the information in order to evaluate or engage in discussions concerning the Purpose. Recipient agrees not to use any Confidential Information for any purpose except to evaluate and engage in discussions concerning the Purpose or to perform work for the Company. Recipient shall not reverse engineer, disassemble or decompile any prototypes, software or other tangible objects which embody the Company's Confidential Information and which are provided to Recipient hereunder.

4. Maintenance of Confidentiality. Recipient agrees that it shall take all reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of the Confidential Information. Without limiting the foregoing, Recipient shall take at least those measures that Recipient takes to protect its own most highly confidential information. Recipient shall not make any copies of Confidential Information unless the same are previously approved in writing by the Company. Recipient shall immediately notify the Company in the event of any unauthorized use or disclosure of the Confidential Information.

5. Ownership and No License. All Confidential Information and any derivatives thereof, whether created by the Company or Recipient, shall be and remain the sole property of the Company. Nothing in this Agreement is intended to grant any rights to Recipient under any patent, copyright, trademark or other intellectual property right of the Company, nor shall this Agreement grant Recipient any rights in or to Confidential Information except as expressly set forth herein.

6. No Warranty. ALL CONFIDENTIAL INFORMATION IS PROVIDED "AS IS." THE COMPANY MAKES NO WARRANTIES, EXPRESS, IMPLIED OR OTHERWISE, REGARDING ITS ACCURACY, COMPLETENESS OR PERFORMANCE.

7. Return of Materials. All documents and other tangible objects containing or representing Confidential Information and all copies thereof which are in the possession of Recipient shall be promptly returned to the Company upon the Company's request.

8. Remedies. Recipient agrees that any violation or threatened violation of this Agreement will cause irreparable injury to the Company, entitling the Company to obtain injunctive relief in addition to all legal remedies.

9. Recipient Information. The Company does not wish to receive any confidential information from Recipient, and the Company assumes no obligation, either express or implied, with respect to any information disclosed by Recipient.

10. Term. This Agreement shall be effective as of the Effective Date and shall remain in effect until either (i) no Confidential Information has been given to Recipient for a period of five (5) years, or (ii) the parties agree in writing to terminate it. Upon expiration or termination of this Agreement, all rights and obligations hereunder shall cease.

11. Miscellaneous. This Agreement shall bind and inure to the benefit of the parties hereto and their successors and assigns. This Agreement shall be governed by the laws of the State of Texas without reference to conflict of laws principles. Any suit to enforce this Agreement shall be brought exclusively in Travis County, Texas and the parties hereby submit to the personal jurisdiction of such courts and waive any venue objection. This document contains the entire agreement between the parties with respect to the subject matter hereof. Any failure to enforce any provision of this Agreement shall not constitute a waiver thereof or of any other provision hereof. This Agreement may not be amended, nor any obligation waived, except by a writing signed by both parties hereto. In the event any term of this Agreement is found by any court to be void or otherwise unenforceable, the remainder of this agreement shall remain valid and enforceable as though such term were absent upon the date of its execution.

YETI COOLERS, LLC

By:______________________________

Name:____________________________

Title:_____________________________

Date:_____________________________

RECIPIENT: ________________________

____

(Signature)

____

(Print Name)

____

(Print title if signing on behalf of an entity)

Date ______________________________

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